                                                                    EXHIBIT 99.2




                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

                                     Among

                    HEALTHCENTRAL.COM, HCC ACQUISITION CORP.

                             and VITAMINS.COM, INC.



                                 March 15, 2000

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 Article I DEFINITIONS....................................................    1
   1.1     Acquisition Proposal...........................................    1
   1.2     Affiliate Agreement............................................    1
   1.3     Affiliates.....................................................    1
   1.4     Cause..........................................................    1
   1.5     Certificates...................................................    1
   1.6     Closing........................................................    1
   1.7     Closing Date...................................................    1
   1.8     Code...........................................................    1
   1.9     Dissenting VCI Shares..........................................    2
   1.10    Effective Time.................................................    2
   1.11    Effectiveness Period...........................................    2
   1.12    Escrow Agreement...............................................    2
   1.13    Escrow Fund....................................................    2
   1.14    Escrow Holder..................................................    2
   1.15    Exchange Act...................................................    2
   1.16    Exchange Agent.................................................    2
   1.17    Exchange Ratio.................................................    2
   1.18    GAAP...........................................................    2
   1.19    Governmental Entity............................................    2
   1.20    Hazardous Material.............................................    2
   1.21    Hazardous Materials Activities.................................    2
   1.22    HCC Disclosure Schedule........................................    2
   1.23    HCC Employee Benefit Plans.....................................    2
   1.24    HCC ERISA Affiliate............................................    2
   1.25    HCC Parties....................................................    2
   1.26    HCC SEC Reports................................................    2
   1.27    Holders........................................................    2
   1.28    HSR Act........................................................    2
   1.29    Indemnified Party..............................................    3
   1.30    Indemnifying Party.............................................    3
   1.31    Intellectual Property..........................................    3
   1.32    Loss or Losses.................................................    3
   1.33    Material Adverse Effect........................................    3
   1.34    Merger.........................................................    3
   1.35    Merger Agreement...............................................    3
   1.36    Merger Shares..................................................    3
   1.37    Most Recent VCI Balance Sheet..................................    3
   1.38    Most Recent HCC Balance Sheet..................................    3
   1.39    1933 Act.......................................................    3
   1.40    Numerator......................................................    3
   1.41    Ordinary Course of Business....................................    3
   1.42    Permits........................................................    3
   1.43    Proxy Statement................................................    3
   1.44    Registrable Securities.........................................    3
   1.45    Registration Expenses..........................................    3
   1.46    Registration Statement.........................................    4
   1.47    Rule 145 Affiliate.............................................    4
   1.48    SEC............................................................    4

                                                                            Page
                                                                            ----
    1.49     Security Interest............................................    4
    1.50     Selling Expenses.............................................    4
    1.51     Stockholder Representative...................................    4
    1.52     Subsidiary...................................................    4
    1.53     Taxes........................................................    4
    1.54     Tax Returns..................................................    4
    1.55     Underwritten Offering........................................    4
    1.56     VCI Disclosure Schedule......................................    4
    1.57     VCI Employee Benefit Plans...................................    4
    1.58     VCI ERISA Affiliate..........................................    4
    1.59     VCI Parties..................................................    4
    1.60     Voting Agreement.............................................    4
    1.61     Written Consent and Agreement................................    4
 Article II  MERGER, CLOSING AND CONVERSION OF SHARES.....................    5
    2.1      Merger.......................................................    5
    2.2      Closing......................................................    5
    2.3      Conversion of Shares.........................................    6
    2.4      Escrow.......................................................    6
    2.5      VCI Options..................................................    7
    2.6      Exchange of Certificates.....................................    7
    2.7      Dissenting VCI Shares........................................    7
    2.8      Tax Free Reorganization......................................    7
    2.9      Voting Agreement.............................................    8
    2.10     Representation on HCC Board of Directors.....................    8
    2.11     Affiliate Agreements.........................................    8
    2.12     Escrow Agreement.............................................    8
    2.13     Securities Exemption; Stockholders Letter....................    8
    2.14     Employment and Noncompetition Agreement......................    8
 Article III REPRESENTATIONS OF VCI.......................................    8
    3.1      Organization.................................................    8
    3.2      Capitalization of VCI........................................    9
    3.3      Subsidiaries.................................................    9
    3.4      Authorization................................................    9
    3.5      Compliance with Laws and Other Instruments...................    9
    3.6      VCI Financial Statements.....................................   10
    3.7      No Undisclosed Liabilities...................................   10
    3.8      Absence of Certain Changes or Events.........................   10
    3.9      Tax Matters..................................................   11
    3.10     Assets.......................................................   12
    3.11     Intellectual Property........................................   12
    3.12     Contracts....................................................   13
    3.13     Accounts Receivable..........................................   14
    3.14     Insurance....................................................   14
    3.15     Litigation...................................................   14
    3.16     Employees and Consultants....................................   15
    3.17     Employee Benefits............................................   15
    3.18     Environmental and OSHA.......................................   16
    3.19     Permits......................................................   17
    3.20     Certain Business Relationships with Affiliates...............   17

                                                                            Page
                                                                            ----
    3.21    Brokers' Fees.................................................   17
    3.22    Minute Books..................................................   17
    3.23    Customers and Suppliers.......................................   17
    3.24    Year 2000.....................................................   17
    3.25    Disclosure....................................................   18
 Article IV REPRESENTATIONS OF HCC AND ACQUISITION CORP...................   18
    4.1     Organization..................................................   18
    4.2     HCC Capital Structure.........................................   18
    4.3     Subsidiaries..................................................   18
    4.4     HCC's Authorization...........................................   19
    4.5     SEC Filings; Financial Statements.............................   19
    4.6     No Undisclosed Liabilities....................................   19
    4.7     Tax Matters...................................................   20
    4.8     Assets........................................................   20
    4.9     Intellectual Property.........................................   20
    4.10    Contracts.....................................................   21
    4.11    Accounts Receivable...........................................   21
    4.12    Litigation....................................................   22
    4.13    Employee Benefits.............................................   22
    4.14    Environmental and OSHA........................................   23
    4.15    Brokers' Fees.................................................   23
    4.16    Customers and Suppliers.......................................   24
    4.17    Year 2000.....................................................   24
    4.18    Disclosure....................................................   24
 Article V  CERTAIN COVENANTS OF VCI......................................   24
    5.1     Conduct of Business and Certain Key Employees.................   24
    5.2     Absence of Material Changes...................................   24
    5.3     Reports, Taxes................................................   25
    5.4     Non-Solicitation..............................................   25
    5.5     Option Plans..................................................   25
 Article VI ADDITIONAL COVENANTS..........................................   25
    6.1     Proxy Statement...............................................   25
    6.2     Access to Information.........................................   26
    6.3     Stockholders Meetings.........................................   26
    6.4     Legal Conditions to Merger....................................   26
    6.5     Public Disclosure.............................................   26
    6.6     Tax-Free Reorganization.......................................   26
    6.7     Pooling Accounting............................................   26
    6.8     Nasdaq Quotation..............................................   26
    6.9     Consents......................................................   26
    6.10    FIRPTA........................................................   26
    6.11    Securities Laws...............................................   27
    6.12    Expenses......................................................   27
    6.13    Commercially Reasonable Efforts and Further Assurances........   27
    6.14    Registration of Shares issued to VCI Shareholders.............   27
    6.15    Tax Matters...................................................   34
    6.16    Interim Operations of VCI.....................................   35
    6.17    Issuance of Additional Shares by HCC..........................   35
    6.18    Payment of Dividends by HCC...................................   35

                                                                              Page
                                                                              ----
 Article VII  CONDITIONS TO THE MERGER.....................................    36
     7.1      Conditions to Obligations of Each Party to Effect the
              Merger.......................................................    36
     7.2      Additional Conditions to Obligations of HCC and Acqusition
              Corp. .......................................................    36
     7.3      Additional Conditions to Obligations of VCI..................    37
 Article VIII TERMINATION..................................................    37
     8.1      Termination..................................................    37
     8.2      Effect of Termination........................................    38
     8.3      HCC Obligation to Purchase VCI Shares........................    38
 Article IX   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION..    38
     9.1      Survival of Representations and Warranties...................    38
     9.2      Indemnification by Holders...................................    38
     9.3      Indemnification by HCC.......................................    39
     9.4      Limitation...................................................    39
     9.5      Claims for Indemnification...................................    39
     9.6      Defense by Indemnifying Party................................    40
     9.7      Arbitration..................................................    40
     9.8      Subrogation..................................................    41
     9.9      Section 6.14(f) Indemnification..............................    41
 Article X    MISCELLANEOUS................................................    41
    10.1      Amendment....................................................    41
    10.2      Entire Agreement.............................................    41
    10.3      Governing Law................................................    41
    10.4      Headings.....................................................    41
    10.5      Notices......................................................    41
    10.6      Severability.................................................    42
    10.7      Waiver.......................................................    42
    10.8      Assignment...................................................    42
    10.9      Counterparts.................................................    42
    10.10     Third Party Beneficiaries....................................    42
    10.11     Attorneys' Fees..............................................    42

                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
                AMONG HEALTHCENTRAL.COM, HCC ACQUISITION CORP.
                            AND VITAMINS.COM, INC.

   This Agreement and Plan of Reorganization and Merger ("Agreement") is made as of March 15, 2000 among HealthCentral.com, a Delaware corporation ("HCC"), HCC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of HCC ("Acquisition Corp."), and Vitamins.com, Inc., a Delaware corporation ("VCI").

                                   RECITAL:

   The parties hereto desire that Acquisition Corp. be merged with and into VCI; that VCI be the surviving corporation and become a wholly-owned subsidiary of HCC; and that the shares of capital stock of VCI outstanding immediately prior to the Effective Time of the merger, other than those shares subject to a demand for appraisal pursuant to Section 262 of the Delaware General Corporation Law (the "DCL"), be converted as set forth in this Agreement into shares of common stock of HCC ("HCC common stock").

   NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

   The terms defined in this Article I shall, for purposes of this Agreement, have the meanings specified in this Article I unless the context requires otherwise:

   1.1 Acquisition Proposal. "Acquisition Proposal" shall have the meaning set forth in Section 5.4(a) of this Agreement.

   1.2 Affiliate Agreement. "Affiliate Agreement" shall mean the Affiliate Agreement in the form of Exhibit F attached to this Agreement.

   1.3 Affiliates. "Affiliates" of any party to the Agreement shall be persons that directly or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, such party.

   1.4 Cause. "Cause" shall mean for purposes of Section 2.10, (i) intentional failure to perform duties as a director of HCC after written notice thereof from HCC to the director and the failure to cure within thirty (30) days of receipt of such notice; (ii) intentional misrepresentation or the commission of an act of fraud in the performance of duties as a director of HCC; (iii) breach of fiduciary duty involving personal profit including, without limitation, embezzlement, misrepresentation or conversion of assets or opportunities of HCC; (iv) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) in connection with the performance of duties as a director; or (v) a director, together with his or her Affiliates, owns less than fifty percent (50%) of the total number of shares of HCC Common Stock owned by them immediately following consummation of the Merger and the related transactions contemplated under this Agreement.

   1.5 Certificates. "Certificates" shall have the meaning set forth in
Section 2.6(c) of this Agreement.

   1.6 Closing. "Closing" shall mean the delivery by the parties hereto of the various documents contemplated by this Agreement or otherwise required in order to consummate the Merger.

   1.7 Closing Date. "Closing Date" shall have the meaning set forth in
Section 2.2 of this Agreement.

   1.8 Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

   1.9 Dissenting VCI Shares. "Dissenting VCI Shares" shall mean all shares, if any, of the outstanding capital stock of VCI for which appraisal rights shall be perfected under Section 262 of the DCL.

   1.10 Effective Time. "Effective Time" shall mean the time when the Merger becomes effective under the DCL.

   1.11 Effectiveness Period. "Effectiveness Period" shall have the meaning set forth in Section 6.14(a) of this Agreement.

   1.12 Escrow Agreement. "Escrow Agreement" shall mean the Agreement relating to an escrow of certain shares of HCC common stock pursuant to Section 2.4 of this Agreement, in the form attached to this Agreement as Exhibit C.

   1.13 Escrow Fund. "Escrow Fund" shall have the meaning set forth in Section
2.4 of this Agreement.

   1.14 Escrow Holder. "Escrow Holder" shall mean U.S. Bank Trust National Association.

   1.15 Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

   1.16 Exchange Agent. "Exchange Agent" shall have the meaning set forth in
Section 2.6(a) of this Agreement.

   1.17 Exchange Ratio. "Exchange Ratio" shall have the meaning set forth in
Section 2.3 of this Agreement.

   1.18 GAAP. "GAAP" shall mean United States generally accepted accounting principles.

   1.19 Governmental Entity. "Governmental Entity" means any government, municipality or political subdivision thereof, whether federal, state, local or foreign, or any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or any court, arbitrator, administrative tribunal or public utility.

   1.20 Hazardous Material. "Hazardous Material" shall have the meaning set forth in Section 3.18(a) of this Agreement.

   1.21 Hazardous Materials Activities. "Hazardous Materials Activities" shall have the meaning set forth in Section 3.18(b) of this Agreement.

   1.22 HCC Disclosure Schedule. "HCC Disclosure Schedule" shall have the meaning set forth in Article IV of this Agreement.

   1.23 HCC Employee Benefit Plans. "HCC Employee Benefit Plans" shall have the meaning set forth in Section 4.13 of this Agreement.

   1.24 HCC ERISA Affiliate. "HCC ERISA Affiliate" shall have the meaning set forth in Section 4.13(a) of this Agreement.

   1.25 HCC Parties. "HCC Parties" shall have the meaning set forth in Section 9.2(a) of this Agreement.

   1.26 HCC SEC Reports "HCC SEC Reports" shall have the meaning set forth in
Section 4.5(a) of this Agreement.

   1.27 Holders. "Holders" shall mean the holders of VCI capital stock immediately prior to the Effective Time.

   1.28 HSR Act. HSR Act means The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

   1.29 Indemnified Party. "Indemnified Party" shall mean the HCC Parties or the VCI Parties, as the case may be, who or which are asserting a claim for indemnification under Section 9.2 or 9.3 hereof.

   1.30 Indemnifying Party. "Indemnifying Party" shall mean the HCC Parties or the VCI Parties, as the case may be, against whom or which an indemnification claim has been asserted under Section 9.2 or 9.3 hereof.

   1.31 Intellectual Property. "Intellectual Property" shall have the meaning set forth in Section 3.11(a) of the Agreement.

   1.32 Loss or Losses. "Loss" or "Losses" shall have the meaning set forth in
Section 9.2(a) of this Agreement.

   1.33 Material Adverse Effect. "Material Adverse Effect" means, with respect to a party, a material adverse change in the assets, liabilities, business, financial condition or the results of operations of such party and its Subsidiaries, taken as a whole. The parties acknowledge and agree that (i) VCI and HCC are both engaged in Internet-based start-up enterprises that are in highly competitive and dynamic markets; (ii) because of the volatility in these markets, VCI and HCC are each subject to a variety of external factors that can impact their businesses in a very quick time frame with potential significant effects on their assets, liabilities, business, financial conditions and results of operations; and (iii) accordingly, changes in the assets, liabilities, business, financial conditions or results of operations of either VCI or HCC arising out of external factors or economic conditions that affect the industry generally shall not be a "Material Adverse Effect" for purposes of this Agreement.

   1.34 Merger. "Merger" shall mean the merger of Acquisition Corp. with and into VCI.

   1.35 Merger Agreement. "Merger Agreement" shall mean the Agreement of Merger in the form attached to this Agreement as Exhibit A.

   1.36 Merger Shares. "Merger Shares" shall have the meaning set forth in
Section 6.14(a) of this Agreement.

   1.37 Most Recent VCI Balance Sheet. "Most Recent VCI Balance Sheet" shall have the meaning set forth in Section 3.6 of this Agreement.

   1.38 Most Recent HCC Balance Sheet. "Most Recent HCC Balance Sheet" shall have the meaning set forth in Section 4.5(b) of this Agreement.

   1.39 1933 Act. "1933 Act" shall mean the Securities Act of 1933, as amended.

   1.40 Numerator. "Numerator" shall have the meaning set forth in Section 2.3(a) of this Agreement.

   1.41 Ordinary Course of Business. "Ordinary Course of Business" shall have the meaning set forth in Section 3.7 of this Agreement.

   1.42 Permits. "Permits" shall have the meaning set forth in Section 3.19 of this Agreement.

   1.43 Proxy Statement. "Proxy Statement" shall mean the proxy statement to be mailed to the stockholders of HCC in connection with the Merger in order to obtain the approval of the stockholders of HCC as required by the rules of the Nasdaq National Market.

   1.44 Registrable Securities. "Registrable Securities" shall have the meaning set forth in Section 6.14(b)(ii) of this Agreement.

   1.45 Registration Expenses. "Registration Expenses" shall have the meaning set forth in Section 6.14(c) of this Agreement.

   1.46 Registration Statement. "Registration Statement" shall have the meaning set forth in Section 6.14(a) of this Agreement.

   1.47 Rule 145 Affiliate. "Rule 145 Affiliate" shall have the meaning set forth in Section 6.8 of this Agreement.

   1.48 SEC. "SEC" shall mean the Securities and Exchange Commission.

   1.49 Security Interest. "Security Interest" shall have the meaning set forth in Section 3.10 of this Agreement.

   1.50 Selling Expenses. "Selling Expenses" shall have the meaning set forth in Section 6.14(c) of this Agreement.

   1.51 Stockholder Representative. "Stockholder Representative" shall mean the individual authorized by the stockholders of VCI to act as the representative of the stockholders of VCI under this Agreement and in connection with the transactions contemplated herein, and any substitute representatives selected in accordance with the Written Consent and Agreement.

   1.52 Subsidiary. "Subsidiary" shall mean, with respect to a particular party hereto, any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests are directly or indirectly owned by such party or by one or more Subsidiaries of such party.

   1.53 Taxes. "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

   1.54 Tax Returns. "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

   1.55 Underwritten Offering. "Underwritten Offering" shall mean an offering of Merger Shares pursuant to a Registration Statement that is effected in the form of a registration statement pursuant to which the Merger Shares are sold to an underwriter for reoffering to the public.

   1.56 VCI Disclosure Schedule. "VCI Disclosure Schedule" shall have the meaning set forth in Article III of this Agreement.

   1.57 VCI Employee Benefit Plans. "VCI Employee Benefit Plans" shall have the meaning set forth in Section 3.17 of this Agreement.

   1.58 VCI ERISA Affiliate. "VCI ERISA Affiliate" shall have the meaning set forth in Section 3.17(a) of this Agreement.

   1.59 VCI Parties. "VCI Parties" shall have the meaning set forth in Section
9.3 of this Agreement.

   1.60 Voting Agreement. "Voting Agreement" shall have the meaning set forth in Section 2.9 of this Agreement.

   1.61 Written Consent and Agreement. "Written Consent and Agreement" shall mean the Written Consent and Agreement in the form of Exhibit E attached hereto.

                                  ARTICLE II

                   MERGER, CLOSING AND CONVERSION OF SHARES

   2.1 Merger. Subject to and in accordance with the terms and conditions of this Agreement and the Merger Agreement, HCC, Acquisition Corp. and VCI shall execute and file the Merger Agreement with the Secretary of State of Delaware, and Acquisition Corp. shall, pursuant to the terms thereof, be merged with and into VCI pursuant to Section 251 of the DCL.

   2.2 Closing. The Closing shall take place at the offices of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, at 10:00 a.m., within 5 business days following the date on which the Merger has been approved by the stockholders of HCC or on such other day and time as shall be agreed to by the parties (the "Closing Date").

   2.3 Conversion of Shares.

     (a) In accordance with the Merger Agreement, (i) each share of Acquisition Corp. common stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted at and as of the Effective Time into one share of common stock of VCI, and (ii) each share of capital stock of VCI issued and outstanding immediately prior to the Effective Time (except those shares which are Dissenting VCI Shares) shall, by virtue of the Merger and without any action on the part of the Holders, be converted at and as of the Effective Time into the right to receive that number of shares of HCC common stock, as illustrated on Exhibit B attached hereto, equal to the amount determined by dividing the (1) lesser of (A) $103,500,000 (less any adjustments required by Section 6.12 hereof) (the "Numerator") divided by the average closing price of HCC common stock on the Nasdaq National Market (or if not so listed, the average closing bid price on such other market in which such prices are regularly quoted) for the ten consecutive trading days immediately preceding the business day prior to the Closing Date as reported in The Wall Street Journal, and (B) the number of shares that is equal to the number of shares of HCC common stock outstanding immediately prior to the Effective Time less one share, by (2) the total number of shares of capital stock of VCI outstanding immediately prior to the Closing (including for this purpose any capital stock of VCI issuable under then outstanding options, warrants or other convertible securities, in each case whether or not vested or exercisable) and carrying the quotient thereof out to three decimal places (the "Exchange Ratio"). The Holders shall receive only whole shares of HCC common stock (or if the provisions of Section 2.3(b)(ii) are applicable, the surviving corporation's or acquiring corporation's capital stock) and, in lieu of any fractional share of HCC common stock, Holders shall receive in cash the fair market value of such fractional share (rounded up or down to the nearest whole number, with a fractional interest equal to .5 rounded to the next whole number), valuing HCC common stock (or if the provisions of Section 2.3(b)(ii) are applicable, the surviving corporation's or acquiring corporation's capital stock) at the closing price for such stock on the Nasdaq National Market on the trading day immediately preceding the Closing Date.

     (b) If on or before the Effective Time (i) the issued and outstanding shares of HCC common stock are changed into a different number of shares by reason of any recapitalization, stock split or stock dividend, then the number of shares of HCC common stock received by the Holders pursuant to
  Section 2.3(a) above (the "Conversion Stock") shall be adjusted to that number and class of shares of common stock of HCC, that would have been issued to the Holders if the Conversion Stock had been issued to the Holders immediately prior to such recapitalization, stock split or stock dividend; or (ii) there shall be a merger, share exchange or consolidation of HCC with or into another corporation or entity, as part of such merger, share exchange or consolidation, then the Conversion Stock shall be adjusted to that number and class of shares of stock of the surviving corporation resulting from such merger or consolidation or the acquiring corporation in such share exchange, that would have been issued to the Holders if the Conversion Stock had been issued to the Holders immediately prior to such merger, share exchange or consolidation. For purposes of this
  Section 2.3(b), (i) the determination of the adjustment to the number and class of shares shall be based on the formula set forth in Section 2.3(a)(ii), assuming that the Effective Time is the day immediately prior to the subject recapitalization, stock split, stock dividend, merger, share exchange or consolidation and (ii) in the event of a merger, share exchange or consolidation of HCC prior to the Effective Time, the shares of VCI common stock being converted under Section 2.3(a) shall be converted into shares of the surviving corporation's or the acquiring corporation's capital stock.

   2.4 Escrow. In order to provide indemnification in accordance with Article IX of this Agreement and with the Escrow Agreement, at the Effective Time or as soon thereafter as possible, stock certificates representing in the aggregate 10% of the shares of HCC common stock (rounded to the nearest whole share) into which the Holders' shares of capital stock of VCI were converted pursuant to Section 2.3 of this Agreement (the "Escrow Fund") shall be delivered to the Escrow Holder (which shares shall be withheld from each Holder ratably based on the number of shares of capital stock of VCI held by such Holder immediately prior to the Effective Time). The Stockholder Representative is authorized to act hereunder and under the Escrow Agreement with the powers and authority provided for herein and therein, as the representative of the Holders and their successors. Approval of this Agreement and the Merger by the Holders shall constitute approval of the terms and conditions of the Escrow Agreement and ratification of the selection of the Stockholder Representative and of his authority to act hereunder and under the Escrow Agreement on behalf of the Holders and their successors. Any rights of the Holders to receive any shares placed in such escrow shall in no circumstances be sold, assigned or otherwise transferred by them other than by will or pursuant to the laws of descent and distribution. All certificates representing securities delivered to the Escrow Holder shall be accompanied by separate stock powers endorsed in blank by the Stockholder Representative on behalf of the Holders. Subject to the Escrow Agreement, the Holders shall retain their voting rights with respect to securities deposited with the Escrow Holder in accordance with this Section 2.4.

   2.5 VCI Options.

     (a) At the Effective Time, each of the outstanding options to purchase common stock of VCI shall be assumed by HCC and shall automatically be converted into options to purchase the number of shares of HCC common stock determined by multiplying the number of shares of common stock of VCI covered by the option by the Exchange Ratio, at an exercise price for each full share of HCC common stock equal to the quotient obtained by dividing
  (a) the exercise price per share of VCI common stock with respect to such option by (b) the Exchange Ratio, which exercise price per share shall be rounded to the nearest whole cent, as illustrated on Exhibit B attached hereto. The number of shares of HCC common stock that may be purchased by a holder under any option assumed by HCC hereunder shall not include any fractional share of HCC common stock but shall be rounded up to the next higher whole share of HCC common stock. Notwithstanding the foregoing, VCI stock options which meet the requirements of Section 422 of the Code will be converted into HCC stock options in a manner which complies with Section 424(a) of the Code. The assumption by HCC of the options hereunder shall not terminate or modify (except as required hereunder) (i) the VCI 1999 Stock Incentive Plan, dated August 15, 1999 (the "VCI Plan"), any Stock Option Agreement issued pursuant to the VCI Plan or the terms of any stock option agreements issued by VCI other than under the VCI Plan; (ii) any right, vesting schedule, or other restriction on transferability relating to the VCI Plan, any Stock Option Agreement issued pursuant to the VCI Plan or any stock option agreement issued by VCI other than under the VCI Plan; or (iii) give the holders of such options any additional benefits which they did not have immediately prior to the Effective Time. Continuous employment with VCI shall be credited to an optionee for vesting purposes after the Effective Time. Nothing contained in this Section 2.5(a) shall require HCC to offer or sell shares of HCC common stock upon the exercise of options assumed by HCC hereunder if, in the reasonable judgment of HCC or its counsel, such offer or sale would not be in accordance with the applicable federal or state securities laws, provided that HCC shall use its reasonable best efforts to take such actions, if any, as are necessary for such offer or sale to be in accordance with such laws, including without limitation the filing with the SEC within 45 days following the Effective Time of a registration statement on Form S-8 under the 1933 Act covering the shares of HCC common stock issuable upon exercise of options assumed hereunder by HCC.

     (b) If on or before the Effective Time (i) the issued and outstanding shares of HCC common stock are changed into a different number of shares by reason of any recapitalization, stock split or stock dividend, then the number of shares of HCC common stock issuable upon exercise of VCI options assumed and converted pursuant to Section 2.5(a) above shall be correspondingly adjusted to that number and class of shares of common stock of HCC, if such options had been converted into options to acquire HCC common stock immediately before such recapitalization, stock split or stock dividend and the exercise price thereof shall be correspondingly adjusted; or (ii) there shall be a merger, share exchange or consolidation of HCC with or into another corporation or entity, then, as part of such merger, share exchange or consolidation, the VCI options to be assumed and converted pursuant to Section 2.3(a) above shall be equitably converted into options to acquire that number and class of shares of stock of the surviving corporation resulting from such merger or consolidation or the acquiring corporation in such share exchange, as if such VCI options had been converted into options to acquire HCC shares of common stock immediately prior to such merger, share exchange or consolidation, and the exercise price thereof shall be correspondingly and equitably adjusted.

   2.6 Exchange of Certificates.

     (a) Prior to the Closing Date, HCC shall appoint U.S. Stock Transfer Corporation to act as exchange agent (the "Exchange Agent") in the Merger.

     (b) Promptly after the Closing Date, but in no event later than three business days thereafter, HCC shall give instructions to the Exchange Agent to make available within three business days thereafter for exchange in accordance with this Section 2.6, the shares of HCC common stock issuable pursuant to Section 2.3 in exchange for outstanding shares of capital stock of VCI, subject to the issuance of 10% of the shares of HCC common stock issuable to the Holders into escrow pursuant to Section 2.4 hereof.

     (c) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each Holder of record of a stock certificate that, immediately prior to the Effective Time, represented outstanding shares of capital stock of VCI (a "Certificate"), whose shares are being converted into HCC common stock pursuant to Section 2.3, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other customary provisions as HCC may reasonably specify) and
  (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing HCC common stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the Holder of such Certificate shall be entitled to receive in exchange therefor and HCC shall cause the Exchange Agent to deliver to such Holder the number of shares of HCC common stock and payments in lieu of fractional shares to which the Holder is entitled pursuant to Section 2.3 hereof, subject to the provisions of
  Section 2.4 hereof. Until surrendered as contemplated by this Section 2.6(c), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender such whole number of shares of HCC common stock and payments for fractional shares as is provided for in Section 2.3.

     (d) No dividends or distributions payable to holders of record of HCC common stock after the Effective Time, or cash payable in lieu of fractional shares, shall be paid to the Holder of any unsurrendered Certificate until the Holder of the Certificate shall surrender such Certificate.

   2.7 Dissenting VCI Shares. Holders of Dissenting VCI Shares shall have those rights, but only those rights, of holders who perfect their appraisal rights under Section 262 of the DCL. VCI shall give HCC prompt notice of any demand, purported demand, objection, notice, petition, or other communication received from stockholders or provided to stockholders by VCI with respect to any Dissenting VCI Shares or shares claimed to be Dissenting VCI Shares, and HCC shall have the right to participate in all negotiations and proceedings with respect to such shares. VCI agrees that, without the prior written consent of HCC, it shall not voluntarily make any payment with respect to, or settle or offer to settle, any demand or purported demand respecting such shares.

   2.8 Tax Free Reorganization. The parties intend to adopt this Agreement as a plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a) of the Code.

   2.9 Voting Agreement. Concurrently with the execution of this Agreement, the holders of at least forty percent (40%) of the outstanding voting capital stock of HCC shall enter into Voting Agreements with VCI in the form attached hereto as Exhibit D, pursuant to which they shall agree, subject to the terms and conditions of the Voting Agreement, to vote all the shares of capital stock of HCC or VCI, as applicable, held by them or by the entities they represent in favor of the Merger. HCC agrees to use its reasonable best efforts to maintain the percentage of outstanding voting capital stock of HCC subject to the Voting Agreements at no less than 40% through the date of the HCC stockholders' meeting for the purpose of approving the Merger. In addition, concurrently with the execution of this Agreement, Holders of at least ninety-eight percent (98%) of the outstanding voting capital stock of VCI shall execute and deliver a Written Consent and Agreement in the form attached hereto as Exhibit E, pursuant to which the Holders shall authorize and approve the Merger and agree to certain other terms and conditions. There shall be no amendments or modifications to the Voting Agreement or the Written Consent and Agreement without the written consent of VCI and HCC, respectively.

   2.10 Representation on HCC Board of Directors. At the Effective Time, HCC shall take all necessary actions so that, immediately following the Effective Time, the following persons shall be appointed to three-year terms on the Board of Directors of HCC: Robert M. Haft and Sage Givens. The approval by the HCC stockholders of the Merger shall constitute their vote in favor of the appointment of Robert M. Haft and Sage Givens as members of the HCC Board of Directors. Robert M. Haft and Sage Givens may not be removed as a member of the Board of Directors during their three-year terms for any reason other than Cause.

   2.11 Affiliate Agreements. Concurrently with the execution of this Agreement, each affiliate of VCI, within the meaning of Rule 145 promulgated under the 1933 Act ("Rule 145 Affiliates"), shall execute and deliver an Affiliate Agreement, in the form of Exhibit F attached hereto, which shall be effective as of the Closing Date, under which each Rule 145 Affiliate of VCI agrees to comply with the applicable requirements of Rule 145 and any requirements under the rules applicable to pooling of interests accounting treatment. HCC shall be entitled to place appropriate legends on the certificates evidencing any HCC common stock to be received by such Rule 145 Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the HCC common stock, consistent with the terms of the Affiliate Agreements.

   2.12 Escrow Agreement. Concurrently with the execution of this Agreement, HCC, the Stockholder Representative and the Escrow Holder shall have executed the Escrow Agreement, which shall be effective as of the Closing Date.

   2.13 Securities Exemption; Stockholders Letter. Concurrently with the execution of this Agreement, each stockholder of VCI shall have executed and delivered a Stockholder's letter in the form of Exhibit G hereto, which shall be effective no later than the date hereof.

   2.14 Employment and Noncompetition Agreement. Concurrently with the execution of this Agreement, HCC shall have received an Employment Agreement and a Noncompetition Agreement in the forms of Exhibits H and I hereto executed by Robert M. Haft and Bruce Kudeviz, each of which shall be effective as of the Closing Date.

                                  ARTICLE III

                            REPRESENTATIONS OF VCI

   VCI represents and warrants to HCC that, except as set forth in the Disclosure Schedule dated as of the date hereof and signed by the Chief Executive Officer of VCI (the "VCI Disclosure Schedule"), each of which exceptions shall specifically identify the relevant Section hereof to which it relates or be specifically enough stated to make it clear that it is also relevant to such Section:

   3.1 Organization. VCI and each of its Subsidiaries are corporations or limited liability companies duly organized, validly existing and in good standing under the laws of the jurisdictions of their incorporation or formation (as the case may be), and have all requisite power and authority to own their properties and to carry on their businesses as now being conducted. VCI has all requisite power to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. VCI and its Subsidiaries are duly qualified to do business and in good standing in all jurisdictions in which ownership of property or the character of their business requires such qualification and where failure to be so qualified would reasonably be expected to have a Material Adverse Effect. Copies of the Certificates of Incorporation and Bylaws or Certificate of Formation and limited liability company agreement (as applicable) of VCI and its Subsidiaries, as amended to date, have been previously delivered to HCC, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

   3.2 Capitalization of VCI. VCI's authorized capital stock consists of 66,650,000 shares of common stock, of which 12,974,414 shares are issued and outstanding on the date hereof, and 49,666,498 shares of Preferred Stock, classified into three series, as follows: 11,627,573 shares of Series A Convertible Preferred Stock, of which 11,627,573 shares are issued and outstanding on the date hereof; 10,038,925 shares of Series B Convertible Preferred Stock, of which 10,038,925 shares are issued and outstanding as of the date hereof; and 28,000,000 shares of Series C Convertible Preferred Stock, of which 23,325,000 shares are issued and outstanding as of the date hereof. Section 3.2(a) of the VCI Disclosure Schedule sets forth the number of authorized shares of each class of VCI capital stock and the number of issued and outstanding shares of each class of capital stock and the record owner thereof. Shares of Preferred Stock are convertible into shares of Common Stock on a one share-for-one share basis. All issued and outstanding shares of VCI's capital stock are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with applicable federal and state securities laws. There are options outstanding covering 969,016 shares of common stock of VCI; all of such options, to the extent not exercised prior to the Effective Time, shall be assumed by HCC and converted into options to purchase HCC common stock pursuant to the provisions of Section 2.5 hereof and no consents of optionholders are required with respect to such assumption. Except for such Preferred Stock and outstanding options and except as set forth in Section 3.2(b) of the VCI Disclosure Schedule, there are not outstanding (i) any options, warrants or other rights to purchase from VCI any capital stock of VCI; (ii) any securities convertible into or exchangeable for shares of capital stock of VCI; or (iii) any other commitments or rights of any kind for the issuance by VCI of additional shares of capital stock or options, warrants or other securities of VCI.

   3.3 Subsidiaries. The only Subsidiaries of VCI are those listed in Section
3.3 of the VCI Disclosure Schedule. All of the outstanding shares of capital stock of each of VCI's Subsidiaries which is a corporation are duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by VCI or another Subsidiary of VCI free and clear of all security interests, liens, claims, pledges, agreements, limitations on VCI's voting rights, charges or other encumbrances of any nature. VCI owns all of the membership interests in Vitamins.com, LLC, a Delaware limited liability company, free and clear of all security interests, liens, claims, pledges, agreements, limitations on VCI's voting rights, charges or other encumbrances of any nature.

   3.4 Authorization. The execution and delivery by VCI of this Agreement and the agreements provided for herein, and the consummation by VCI of all transactions contemplated hereunder and thereunder by VCI, have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by VCI. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which VCI is a party constitute the valid and legally binding obligations of VCI enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting the rights of creditors generally and subject to equitable remedies.

   3.5 Compliance with Laws and Other Instruments. Except as set forth in
Section 3.5 of the VCI Disclosure Schedule, neither VCI nor any of its Subsidiaries is in violation or default (a) of any provision of its Certificate of Incorporation or Bylaws or Certificate of Formation or limited liability company agreement (as the case may be), or of any instrument, judgment, order, writ or decree, or (b) except for when any such violation or default would not reasonably be expected to have a Material Adverse Effect, of any lease, license, permit, contract or other arrangement to which it is a party or by which it is bound, of any copyright laws with respect to its use and posting of information on its website or of any other provision of any federal or state statute, rule or regulation applicable to VCI or any of its Subsidiaries. The execution, delivery and performance by VCI of this Agreement and the agreements provided for herein, and the consummation by VCI of the transactions contemplated hereby and thereby, do not and will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to VCI (assuming compliance with the requirements of the HSR Act), and which would reasonably be expected to have a Material Adverse Effect; (b) violate the provisions of the Certificate of Incorporation or Bylaws or Certificate of Formation or limited liability company agreement (as the case may be) of VCI or any of its Subsidiaries; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator applicable to VCI; (d) except as set forth in
Section 3.5 of the VCI Disclosure Schedule, conflict with, contravene, constitute a default or breach of, result in an acceleration of, or create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any instrument, judgment, order, writ, decree, lease, license, permit, contract, lease, or other agreement or other arrangement to which VCI or any of its Subsidiaries is a party or by which VCI or any Subsidiaries is bound or to which its assets are subject and which would reasonably be expected to have a Material Adverse Effect; or (e) constitute an event that results in the creation of any lien, charge or encumbrance upon any assets of VCI or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture, or nonrenewal of any permit, license, authorization, or approval applicable to VCI or any of its Subsidiaries, their businesses or operations or any of their assets or properties and which would reasonably be expected to have a Material Adverse Effect.

   3.6 VCI Financial Statements. VCI has delivered to HCC the audited consolidated balance sheets of VCI as of December 31, 1999 ("Most Recent VCI Balance Sheet") and December 31, 1998 and the related statements of income, changes in shareholders' equity and cash flows. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, fairly present in all material respects the financial condition, results of operations and cash flows of VCI as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of VCI.

   3.7 No Undisclosed Liabilities. Except as set forth in Section 3.7 of the VCI Disclosure Schedule, VCI and its Subsidiaries have no liability (whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability, except for (a) liabilities shown on the Most Recent VCI Balance Sheet, (b) liabilities which have arisen since December 31, 1999 in the ordinary course of business consistent with past custom and practice for start up internet e-commerce enterprises ("Ordinary Course of Business"), (c) contractual liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet or disclosed in the notes thereto under GAAP, and (d) liabilities for accounting, investment banking and legal fees incurred in connection with the Merger and the transactions contemplated thereby; provided that any difference between the adjusted tax basis and the fair market value of any asset held by VCI or its Subsidiaries on the Closing Date shall not be treated as an existing condition, situation or set of circumstances for purposes of this Section 3.7.

   3.8 Absence of Certain Changes or Events. Except as contemplated by this Agreement and as set forth in Section 3.8 of the Disclosure Schedule, since December 31, 1999, neither VCI nor any of its Subsidiaries has entered into any transaction that is not in the Ordinary Course of Business or has:

     (a) suffered any Material Adverse Effect or had any event occur which reasonably would be expected to result in a Material Adverse Effect;

     (b) incurred any material obligation or liability for borrowed money other than in the Ordinary Course of Business;

     (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability other than (i) current liabilities reflected in the Most Recent VCI Balance Sheet or (ii) those incurred in the Ordinary Course of Business since the date of the Most Recent VCI Balance Sheet;

     (d) made any material amendment to or termination of any contract or lease or done any act or omitted to do any act which would cause a breach of any contract or lease where such breach would reasonably be expected to have a Material Adverse Effect;

     (e) suffered any loss of personal or real property in excess of $50,000 in the aggregate, or waived any rights of any value;

     (f) authorized any declaration or payment of dividends, or paid any such dividends, or authorized any transfer of assets of any kind whatsoever to any of its stockholders (other than payments or transfers by any Subsidiary of VCI to VCI);

     (g) made any material change in the terms, status or funding condition of any VCI Employee Benefit Plan;

     (h) made any capital expenditure in excess of $50,000 in any instance or $500,000 in the aggregate;

     (i) acquired or disposed of, or committed to acquire or dispose of, any asset, or entered or committed to enter into any contract, agreement or commitment, in any such case which involves the payment in the case of an acquisition of more than $50,000, or in the case of a disposition of more than $500,000, except agreements, commitments or transactions involving the purchase of inventory or supplies in the ordinary course of business consistent with past practice and which do not have a remaining term exceeding twelve months;

     (j) increased or agreed to increase the compensation or bonuses payable or to become payable to any employees with annual salaries exceeding $50,000, or increased any salaries or bonuses payable or to become payable to any employees in any manner not in the Ordinary Course of Business;

     (k) made or agreed to make any loan to any of its employees, officers, stockholders or directors, other than travel advances made in the Ordinary Course of Business;

     (l) granted or agreed to grant to any person any option, right or warrant or other commitment calling for the issuance or sale of any shares of capital stock, bonds or other corporate securities (other than options granted in the Ordinary Course of Business to employees, consultants and members of the Board of Directors of VCI and which are being assumed pursuant to Section 2.5 hereof); or

     (m) granted or voluntarily subjected any material asset to a lien or encumbrance (other than any purchase money security interest, conditional title retention arrangement, mechanic's lien, lien for taxes not yet due or lien arising by operation of law).

   3.9 Tax Matters.

     (a) VCI and its Subsidiaries have filed all Tax Returns that they were required to file and all such Tax Returns were correct and complete in all material respects. VCI and its Subsidiaries have paid all Taxes owed in respect of the periods covered by such Tax Returns whether or not shown as due on such Tax Return. The unpaid Taxes of VCI and its Subsidiaries for tax periods through December 31, 1999 do not exceed the accruals and reserves for Taxes set forth on the Most Recent VCI Balance Sheet. VCI has no actual or, to its knowledge, potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included VCI during a prior period) other than VCI or its Subsidiaries. Except as set forth in Section 3.9 of the VCI Disclosure Schedule, all Taxes that VCI is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

     (b) Except as set forth in Section 3.9 of the VCI Disclosure Schedule, none of VCI and its Subsidiaries has ever had any examination report issued or statement of deficiencies assessed against it which have not been resolved or satisfied. For taxable periods ending after December 31, 1994, except as set forth in Section 3.9 of the VCI Disclosure Schedule, no Tax Returns of VCI have been audited by any Governmental Entity. Except as set forth in Section 3.9 of the VCI Disclosure Schedule, no examination or audit of any

  Tax Returns of VCI by any Governmental Entity is currently in progress or, to the knowledge of VCI, threatened or contemplated. None of VCI and its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a tax assessment or deficiency, which is currently in effect.

     (c) VCI is not a "consenting corporation" within the meaning of Section 341(f) of the Code and none of the assets of VCI are subject to an election under Section 341(f) of the Code. VCI has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the preceding five (5) years. VCI is not a party to any Tax allocation or sharing agreement.

     (d) VCI is not and has never been a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code) other than the "affiliated group" of which VCI is the common parent corporation. VCI has not made an election under Treasury Reg. Section 1.1502-20(g). VCI is not and has not been required to make a basis reduction pursuant to Treasury Reg. Section 1.1502-20(b) or Treasury Reg. Section 1.337(d)-2T(b), except as may be required if VCI does not join in the filing of Federal consolidated returns with HCC after the Closing Date.

     (e) As of the date of this Agreement and as of the Closing Date, VCI has not, and will not have, taken any action that could reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

     (f) None of VCI and its Subsidiaries will be required to report any amount in taxable income in any taxable period ending after the Closing pursuant to Section 481 of the Code by reason of a change of accounting method occurring in a taxable period ending on or before the Effective Time.

     (g) Since the date of its incorporation, VCI has been reporting its income in accordance with the accrual method of accounting.

   3.10 Assets. VCI and its Subsidiaries do not own any real property. VCI and its Subsidiaries have good and defensible title to all of their respective personal properties, as reflected in the Most Recent VCI Balance Sheet (except properties sold or otherwise disposed of since December 31, 1999 in the Ordinary Course of Business) or acquired after December 31, 1999, or with respect to leased properties and assets, valid leasehold interests in, free and clear of all Security Interests, except as listed in Section 3.10 of the VCI Disclosure Schedule. The plants, property and equipment of VCI and its Subsidiaries that are used in the operations of their respective businesses are in good operating condition and repair subject to ordinary wear and tear and to requirements for periodic maintenance. All properties used in the operations of VCI and its Subsidiaries, except for those acquired after December 31, 1999, are reflected in the Most Recent VCI Balance Sheet to the extent required by GAAP. Section 3.10 of the VCI Disclosure Schedule identifies all personal property leases of VCI and its Subsidiaries. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation,
(iii) liens on goods in transit incurred pursuant to documentary letters of credit, and (iv) liens for Taxes not yet due and payable, in each case arising in the Ordinary Course of Business of VCI or its Subsidiaries and not material to VCI and its Subsidiaries, as a whole.

   3.11 Intellectual Property.

     (a) VCI and its Subsidiaries own, or license or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, Internet domain names, copyrights, and any applications for such patents, trademarks, trade names, service marks, Internet domain names and copyrights, schematics, technology, trade secrets, know-how, computer software programs or applications, processes and other tangible or intangible proprietary information or material that are used to conduct their respective businesses as currently conducted, including without limitation the technology, information, databases, data lists, data compilations, and all proprietary rights developed or discovered or used in connection with or contained in all versions and implementations of any World Wide Web sites, except as set forth in Section 3.11 of the

  VCI Disclosure Schedule, free and clear of all liens, claims and encumbrances (including without limitation licensing and distribution rights), all of which are "Intellectual Property." Section 3.11 of the VCI Disclosure Schedule contains an accurate and complete (i) list of all patents and patent applications and all trademarks (indicating registered and unregistered trademarks) and applications therefor, registered copyrights, trade names, service marks and Internet domain names owned or licensed by VCI, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any such application for such issuance or registration has been filed,
  (ii) list of all written licenses, sublicenses and other agreements to which VCI or any of its Subsidiaries is a party and pursuant to which any person is authorized to use any Intellectual Property rights of VCI or any of its Subsidiaries, and (iii) list of all written licenses, sublicenses and other agreements as to which VCI or any of its Subsidiaries is a party and pursuant to which VCI or any of its Subsidiaries is authorized to use any third party Intellectual Property. Neither VCI nor any of its Subsidiaries is a party to any oral license, sublicense or agreement which, if reduced to written form, would be required to be listed in Section 3.11 of the VCI Disclosure Schedule under the terms of this Section 3.11(a).

     (b) All of the patents, copyrights, trademarks, trade names or Internet domain name registrations of VCI and its Subsidiaries related to their businesses are valid and in full force and effect and will not be altered or impaired by the consummation of the transactions contemplated hereby. Neither VCI nor any of its Subsidiaries is, and will not be as a result of the execution and delivery of this Agreement or the performance of VCI's obligations under this Agreement, in breach of any license, sublicense or other agreement relating to VCI's Intellectual Property or third party Intellectual Property rights.

     (c) Except as set forth in Section 3.11 of the VCI Disclosure Schedule, neither VCI or any of its Subsidiaries, nor to VCI's knowledge any of the employees of VCI or any of its Subsidiaries, has received a claim, or is aware of a reasonable basis for a claim, of infringement or violation of any Intellectual Property right of any third party. To VCI's knowledge, the manufacturing, marketing, licensing or sale of the products or performance of the service offerings of VCI and its Subsidiaries do not infringe or violate any Intellectual Property right of any third party; and, to the knowledge of VCI, the Intellectual Property rights of VCI and its Subsidiaries are not being infringed or violated by activities, products or services of any third party.

   3.12 Contracts. Section 3.12 of the VCI Disclosure Schedule lists all material written agreements to which VCI or any of its Subsidiaries is a party or by which it is bound, including but not limited to:

     (a) any written arrangement for the provision of products or services to customers or other third parties;

     (b) any written arrangement for the purchase of raw materials, commodities, supplies, products or other personal property or for the receipt of consulting or other services;

     (c) any written arrangement establishing a partnership, joint venture development, marketing or distribution arrangement;

     (d) any written arrangement under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

     (e) any written arrangement concerning confidentiality or noncompetition (other than standard confidentiality agreements with employees, consultants or directors);

     (f) any written agreement, contract or commitment that calls for fixed and/or contingent payments or expenditures (including without limitation any advertising or revenue sharing arrangement);

     (g) any written outstanding sales or advertising contract, commitment or proposal (including, without limitation, insertion orders, slotting agreements or other agreements under which VCI or any of its Subsidiaries has allowed third parties to advertise on or otherwise be included in World Wide Web sites of VCI or any of its Subsidiaries)

     (h) any written agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable "at will" and without liability, penalty or premium.

     (i) any written employment, independent contractor or similar agreement, contract or commitment that is not terminable on thirty (30) days' notice or less without penalty, liability or premium of any type, including, without limitation, severance or termination pay.

     (j) any written arrangement involving any VCI shareholders or their Affiliates.

   Neither VCI nor any of its Subsidiaries is a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in Section 3.12 of the VCI Disclosure Schedule. All of the agreements listed in the VCI Disclosure Schedule to which VCI or any of its Subsidiaries is a party are valid, binding, in full force and effect and enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity). Except as set forth in Section
3.12 of the VCI Disclosure Schedule, no such contract contains any liquidated damages, penalty or similar provision. To VCI's knowledge, no party to any such contract intends to cancel, withdraw, modify or amend such contract, agreement or arrangement. Except as set forth in Section 3.12 of the VCI Disclosure Schedule, neither VCI nor any of its Subsidiaries is in default under or in breach or violation of, nor, to VCI's knowledge, is there any valid basis for any claim of default by VCI or any of its Subsidiaries under, or breach or violation by VCI or any of its Subsidiaries of, any material provision of any contract listed on the VCI Disclosure Schedule. Except as set forth in Section 3.12 of the VCI Disclosure Schedule, to VCI's knowledge no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any such contract.

   3.13 Accounts Receivable. All accounts receivable reflected on the Most Recent VCI Balance Sheet are valid receivables, and, to VCI's knowledge, are subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Most Recent VCI Balance Sheet. All accounts receivable reflected in the financial or accounting records of VCI and its Subsidiaries that have arisen since the Most Recent VCI Balance Sheet Date are valid receivables, and to VCI's knowledge, subject to no setoffs or counterclaims and are collectible, net of a reserve for bad debts in an amount proportionate to the reserve shown on the Most Recent VCI Balance Sheet.

   3.14 Insurance. Section 3.14 of the VCI Disclosure Schedule sets forth a true, correct and complete list of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, software errors and omissions, employees, officers and directors of VCI and its Subsidiaries and all claims made under any insurance policy since January 1, 1998. Except as set forth in Section 3.14 of the VCI Disclosure Schedule, there is no claim by VCI or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and VCI and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. VCI has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

   3.15 Litigation. Section 3.15 of the VCI Disclosure Schedule identifies, and contains a brief description of, (a) any unsatisfied judgment, order, decree, stipulation or injunction issued by or enforceable by a Governmental Entity, (b) any written claim, demand, complaint, action, suit, proceeding, or hearing or, to VCI's knowledge any investigation of or in, any Governmental Entity or before any arbitrator to which VCI or any of its Subsidiaries or is a party or, to the knowledge of VCI, is threatened to be made a party, and (c) any written claims by third persons of which VCI is aware and any reasonable basis for any third party claims. None of the demands, claims, complaints, actions, suits, proceedings, hearings, and investigations set forth in Section
3.15 of the VCI Disclosure Schedule would reasonably be expected to have a Material Adverse Effect.

   3.16 Employees and Consultants. Section 3.16 of the VCI Disclosure Schedule contains a list of all current employees and consultants of VCI and its Subsidiaries, along with the position and the annual rate of compensation of each such person. Except as specified in Section 3.16 of the VCI Disclosure Schedule, each current management level employee, key employee and consultant to VCI and its Subsidiaries has entered into a confidentiality and assignment of inventions agreement with VCI, a copy of each of which has previously been delivered to HCC. To the knowledge of VCI, no key employee or consultant or group of employees or consultants has any plans to terminate employment or the provision of consulting services with VCI or any of its Subsidiaries. Except as set forth in Section 3.16 of the VCI Disclosure Schedule, neither VCI nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, and claims of unfair labor practices or other collective bargaining disputes. Except as set forth in Section 3.16 of the VCI Disclosure Schedule, VCI has no knowledge of any organizational effort made or threatened, either currently or since its inception, by or on behalf of any labor union with respect to employees of VCI or any of its Subsidiaries. Neither VCI nor any of its Subsidiaries has any agreements or arrangements with persons titled as independent contractors or consultants, as a result of which, by virtue of the control exercised by VCI or any of its Subsidiaries, the type of work performed by the persons or any other circumstances, such persons could reasonably be deemed to be employees of VCI or any of its Subsidiaries. VCI and its Subsidiaries have complied in all material respects with all record keeping and tax reporting obligations relating to income and employment taxes due with respect to compensation paid to employees or independent contractors providing services to VCI or any of its Subsidiaries.

   3.17 Employee Benefits.

     (a) Section 3.17 of the VCI Disclosure Schedule contains a complete and accurate list of all VCI Employee Benefit Plans (as defined below) which are maintained, or contributed to, by VCI, or any VCI ERISA Affiliate (as defined below). For purposes of this Agreement, "VCI Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation maintained, or contributed to, by VCI or any VCI ERISA Affiliate. For purposes of this Agreement, "VCI ERISA Affiliate" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes VCI. Complete and accurate copies of (i) all VCI Employee Benefit Plans which have been reduced to writing, (ii) written summaries, if any, of all unwritten VCI Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, if any, and (iv) the most recent annual report filed, if any, on IRS Form 5500, 5500C or 5500R for each VCI Employee Benefit Plan, have been delivered to the Buyer. Each VCI Employee Benefit Plan has been administered in all material respects in accordance with its terms, and each of VCI and the VCI ERISA Affiliates has in all material respects met its obligations with respect to such VCI Employee Benefit Plan and has made all contributions thereto which are required to be made prior to the date hereof. To the knowledge of VCI, VCI and all VCI Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

     (b) There are no termination proceedings or other claims (except claims for benefits payable in the normal operation of VCI Employee Benefit Plans and proceedings with respect to qualified domestic relations orders) suits or proceedings and, to VCI's knowledge, there are no investigations by any Governmental Entity, against or involving any VCI Employee Benefit Plan or asserting any rights or claims to benefits under any VCI Employee Benefit Plan that could give rise to any material liability.

     (c) All VCI Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such VCI Employee

  Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and, revocation has not been threatened, and no such VCI Employee Benefit Plan has been amended since the date of its most recent determination letter in any respect which would adversely affect such letter, and, to VCI's knowledge, no act or omission has occurred, that would adversely affect its qualification or materially increase its cost.

     (d) Except as set forth in Section 6.17 of the VCI Disclosure Schedule, neither VCI nor any VCI ERISA Affiliate has ever maintained a VCI Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

     (e) At no time has VCI or any VCI ERISA Affiliate been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA).

     (f) Except as set forth in Section 3.17 of the VCI Disclosure Schedule, there are no unfunded obligations under any VCI Employee Benefit Plan providing benefits after termination of employment to any employee of VCI or any VCI ERISA Affiliate (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code and insurance conversion privileges under state law.

     (g) To the knowledge of VCI, no act or omission has occurred and no condition exists with respect to any VCI Employee Benefit Plan that would subject VCI or any VCI ERISA Affiliate to any material fine, penalty, tax or fiduciary liability imposed under ERISA or the Code.

     (h) No VCI Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

     (i) Except as set forth in Section 3.17 of the VCI Disclosure Schedule, no VCI Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits VCI or any VCI ERISA Affiliate from amending or terminating any such VCI Employee Benefit Plan.

     (j) Section 3.17 or 3.12 of the VCI Disclosure Schedule discloses each:
  (i) written, and, to VCI's knowledge, oral, agreement with any director, officer or other employee of VCI and Affiliates (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving VCI or its Affiliates of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, officer or employee; (ii) agreement, plan or arrangement under which any person may as a result of the Merger receive payments from VCI or its affiliates that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding VCI or its affiliates, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any VCI Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

   3.18 Environmental and OSHA.

     (a) Hazardous Material. Except as set forth in Section 3.18 of the VCI Disclosure Schedule, no material amount of any substance that is regulated by any Governmental Entity or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, urea-formaldehyde and all substances listed pursuant to the United States Comprehensive Environmental Response, Compensation, and Liability Act of

  1980, as amended from time to time, and the United States Resource Recovery and Conservation Act of 1976, as amended from time to time, and the regulations and publications promulgated pursuant to said laws (a "Hazardous Material"), is, to the knowledge of VCI, present as a result of the actions of VCI or any of its Subsidiaries (or, to the knowledge of VCI, as a result of any actions of any third party or otherwise) in violation of any law in effect on or before the Closing Date, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that VCI or any of its Subsidiaries has at any time operated, occupied or leased.

     (b) Hazardous Materials Activities. Neither VCI nor any of its Subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has VCI or any of its Subsidiaries disposed of, transferred, sold or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Recovery and Conservation Act of 1976, the Toxic Substances Control Act of 1976, and other applicable state or federal acts (including the rules and regulations thereunder) as in effect on or before the Closing Date.

     (c) Permits. VCI currently holds no environmental approvals, permits, licenses, clearances and consents and none are necessary for the conduct of VCI's Hazardous Material Activities, if any, and other business activities of VCI as such activities are currently being conducted.

   3.19 Permits. Section 3.19 of the VCI Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by VCI that are material to the operation of its business. Such listed Permits are the only Permits that are required for VCI to conduct its business as conducted, except for those the absence of which could not reasonably be expected to have any Material Adverse Effect. Each such Permit is in full force and effect.

   3.20 Certain Business Relationships with Affiliates. Except as set forth in
Section 3.20 of the VCI Disclosure Schedule, no Affiliate of VCI (a) owns any property or right, tangible or intangible, which is used in the business of VCI, (b) has any claim or cause of action against VCI, (c) owes any money to VCI, or (d) has loaned any money to VCI. Section 3.20 of the VCI Disclosure Schedule describes any transactions or relationships between VCI and any Affiliate thereof.

   3.21 Brokers' Fees. VCI has no liability or obligation to pay any fees or commissions to any broker, investment banker, finder or agent with respect to the transactions contemplated by this Agreement other than to Donaldson, Lufkin & Jenrette.

   3.22 Minute Books. The minute books and other similar records of VCI and its Subsidiaries which are corporations contain true and materially complete records of all actions taken at any meetings of VCI's shareholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting, and all charter and bylaw documents and amendments thereto.

   3.23 Customers and Suppliers. No material licensor to or supplier of VCI or any of its Subsidiaries has indicated that it will stop, or decrease the rate of, licensing intellectual property or supplying materials, products or services to VCI or any of its Subsidiaries and no material customer of VCI or any of its Subsidiaries has indicated that it will stop, or decrease the rate of, buying, leasing or licensing materials, products or services from VCI or any of its Subsidiaries. Section 3.23 of the VCI Disclosure Schedule sets forth a list of each supplier of vitamins, nutritional supplements and minerals that is the sole supplier of any such significant product to VCI or to any of its Subsidiaries.

   3.24 Year 2000. To VCI's knowledge, the systems and facilities operated by or on behalf of VCI or any of its Subsidiaries in the conduct of their respective businesses are capable of providing uninterrupted and error-free recordation, storage, processing, output and presentation of data, including calendar dates falling before, on or after January 1, 2000. As of the date hereof, VCI and its Subsidiaries have operated without any material Year 2000 problems.

   3.25 Disclosure. No representation or warranty by VCI contained in this Agreement, and no statement contained in the VCI Disclosure Schedule or in any other transaction document delivered to or to be delivered by VCI pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading, as a whole.

                                  ARTICLE IV

                 REPRESENTATIONS OF HCC AND ACQUISITION CORP.

   HCC and Acquisition Corp. represent and warrant to VCI and the Holders that, except as set forth in the Disclosure Schedule dated as of the date hereof and signed by the Chief Executive Officer of HCC (the "HCC Disclosure Schedule"), each of which exceptions shall specifically identify the relevant Section hereof to which it relates or be specifically enough stated to make it clear that it is also relevant to such Section:

   4.1 Organization. HCC and each of its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the jurisdictions of their incorporation, and have all requisite power and authority to own their properties and to carry on their business as now being conducted. HCC has all requisite power to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. HCC and its Subsidiaries are duly qualified to do business and in good standing in all jurisdictions in which their ownership of property or the character of their business requires such qualification and where failure to be so qualified would reasonably be expected to have a Material Adverse Effect. Certified copies of the Certificates of Incorporation and the Bylaws of HCC and Acquisition Corporation, as amended to date, have been previously delivered to VCI, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

   4.2 HCC Capital Structure. The authorized capital stock of HCC consists of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of March 14, 2000, (i) 22,651,630 shares of HCC common stock were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, (ii) no shares of HCC preferred stock were outstanding, and
(iii) 7,637,395 shares of HCC common stock were reserved for future issuance pursuant to HCC's stock option plans and outstanding warrants. Section 4.2 of the HCC Disclosure Schedule sets forth the outstanding shares of common stock that were not covered by the S-1 registration statement that became effective on December 7, 1999 and the record owners thereof. All of the outstanding shares of capital stock of each of HCC's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by HCC free and clear of all security interests, liens, claims, pledges, agreements, limitations on HCC's voting rights, charges or other encumbrances of any nature. The shares of HCC common stock issued pursuant to this Agreement will, when issued, be duly authorized, validly issued, fully paid and nonassessable. The shares of HCC common stock owned of record and beneficially by the HCC stockholders executing the Voting Agreement comprise not less than forty percent (40%) of the total voting power of HCC as of the date of this Agreement.

   4.3 Subsidiaries. The only Subsidiaries of HCC are those listed in the HCC Disclosure Schedule. All of the outstanding shares of capital stock of each of HCC's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by HCC free and clear of all security interests, liens, claims, pledges, agreements, limitations on HCC's voting rights, charges or other encumbrances of any nature. Acquisition Corp. has been formed by HCC for the purpose of effecting the Merger and has no significant assets or liabilities (other than its obligations under this Agreement) and has not engaged in any material activities except as are related to the Merger.

   4.4 HCC's Authorization. Subject to the obtaining of the approval of HCC's stockholders, the execution and delivery by HCC and Acquisition Corp. of this Agreement, and the agreements provided for herein, and the consummation by HCC and Acquisition Corp. of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by HCC and Acquisition Corp. Subject to the obtaining of approval of HCC's stockholders, this Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of HCC and Acquisition Corp., enforceable against them in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the rights of creditors generally and subject to equitable remedies. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by HCC and Acquisition Corp. of the transactions contemplated hereby and thereby, do not and will not, with or without the giving of notice of the passage of time or both,
(a) violate the provisions of any law, rule or regulation applicable to HCC (assuming compliance with the requirements of the HSR Act) and which would reasonably be expected to have a Material Adverse Effect; (b) violate the provisions of the Certificates of Incorporation or Bylaws of HCC or Acquisition Corp.; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of HCC or of any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which HCC or any of its Subsidiaries is a party or by which HCC or any of its Subsidiaries is or may be bound and which would reasonably be expected to have a Material Adverse Effect.

   4.5 SEC Filings; Financial Statements.

     (a) HCC has filed and provided to VCI all forms, reports and documents, including all exhibits thereto, required to be filed by HCC with the SEC since December 7, 1999 (the date on which its initial public offering became effective), including its Form 10-K filed for the year ended December 31, 1999 (collectively, the "HCC SEC Reports"). The HCC SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such HCC SEC Reports or necessary in order to make the statements in such HCC SEC Reports, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the HCC SEC Reports, including HCC's audited consolidated balance sheet as of December 31, 1999 ("Most Recent HCC Balance Sheet") complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and fairly presented in all material respects the consolidated financial position of HCC as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated.

     (c) Since December 31, 1999, HCC has not suffered any Material Adverse Effect, and no event has occurred which reasonably would be expected to result in a Material Adverse Effect.

   4.6 No Undisclosed Liabilities. HCC and its Subsidiaries have no liability whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such a liability, except for (a) liabilities shown on the Most Recent HCC Balance Sheet, (b) liabilities which have arisen since December 31, 1999 in the Ordinary Course of Business, (c) contractual liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet or disclosed in the notes thereto under GAAP, and (d) liabilities for accounting, investment banking and legal fees incurred in connection with the Merger and the transactions contemplated thereby.

   4.7 Tax Matters. Except as disclosed on the HCC Disclosure Schedule:

     (a) HCC and each of its Subsidiaries (together the "HCC Group") have filed all Tax Returns (as defined below) that they were required to file and all such Tax Returns were correct and complete in all material respects. The HCC Group has paid all Taxes owed in respect of the periods covered by such Tax Returns whether or not shown as due on such Tax Return. The unpaid Taxes of the HCC Group for tax periods through December 31, 1999 do not exceed the accruals and reserves for Taxes set forth on the Most Recent HCC Balance Sheet. The HCC Group has no actual or, to HCC's knowledge, potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included any member of the HCC Group during a prior period) other than members of the HCC Group. All Taxes that any member of the HCC Group is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

     (b) The HCC Group has never had any examination report issued or statements of deficiencies assessed against it which have not been resolved or satisfied. No Tax Returns of the HCC Group have been audited by any Governmental Entity. No examination or audit of any Tax Returns of the HCC Group by any Governmental Entity is currently in progress or, to the knowledge of HCC, threatened or contemplated. The HCC Group has not waived any statute of limitations with respect to taxes or agreed to an extension of time with respect to a tax assessment or deficiency.

     (c) The HCC Group is not a "consenting corporation" within the meaning of Section 341(f) of the Code and none of the assets of the HCC Group are subject to an election under Section 341(f) of the Code. HCC has not been a United States real property holding corporation within the meaning of
  Section 897(c)(2) of the Code during the applicable period specified in
  Section 897(c)(l)(A)(ii) of the Code. The HCC Group is not a party to any Tax allocation or sharing agreement.

     (d) The HCC Group is not and has never been a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code) other than an affiliated group of which HCC was the common parent. The HCC Group has not made an election under Treasury Reg. Section 1.1502-20(g). HCC is not and has not been required to make a basis reduction pursuant to Treasury Reg. Section 1.1502-20(b) or Treasury Reg. Section 1.337(d)-2T(b).

     (e) As of the date of this Agreement and as of the Closing Date, HCC and its Affiliates are not aware of any existing condition or circumstance (and have not, and will not have, taken any action) that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

   4.8 Assets. HCC and its Subsidiaries do not own any real property. HCC and its Subsidiaries have good and defensible title to all of their respective properties as reflected in the Most Recent HCC Balance Sheet (except properties, interests in properties and assets sold or otherwise disposed of since December 31, 1999 in the Ordinary Course of Business) or acquired after December 31, 1999, or with respect to leased properties and assets, valid leasehold interests in, free and clear of all Security Interest, except as listed in Section 4.8 of the HCC Disclosure Schedule. The plants, property and equipment of HCC and its Subsidiaries that are used in the operations of their respective businesses are in good operating condition and repair subject to ordinary wear and tear and to requirements for periodic maintenance. All properties used in the operations of HCC and its Subsidiaries, except for those acquired after the Most Recent Balance Sheet Date, are reflected in HCC's Most Recent Balance Sheet to the extent required by GAAP. Section 4.8 of the HCC Disclosure Schedule identifies all personal property leases of HCC.

   4.9 Intellectual Property.

     (a) HCC and its Subsidiaries own, or license or otherwise possess legally enforceable rights to use, all Intellectual Property free and clear of all liens, claims and encumbrances (including, without limitation, licensing and distribution rights). Section 4.9 of the HCC Disclosure Schedule contains an accurate and complete (i) list of all patents and patent applications and all trademarks (indicating registered and unregistered trademarks) and applications therefor, registered copyrights, trade names, service marks and Internet domain names owned or licensed by HCC or any of its Subsidiaries, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any such application for such issuance or registration has been filed, (ii) list of all written licenses, sublicenses and other agreements to which HCC or any of its Subsidiaries is a party and pursuant to which any person is authorized to use any Intellectual Property rights of HCC or any of its Subsidiaries, and (iii) list of all written licenses, sublicenses and other agreements as to which HCC or any of its Subsidiaries is a party and pursuant to which HCC or any of its subsidiaries is authorized to use any third party Intellectual Property. Neither HCC nor any of its Subsidiaries is a party to any oral license, sublicense or agreement which, if reduced to written form, would be required to be listed in Section 4.9 of the HCC Disclosure Schedule under the terms of this Section 4.9(a).

     (b) All of the patents, copyrights, trademarks, trade names or Internet domain name registrations of HCC and its Subsidiaries related to their current or currently proposed businesses are valid and in full force and effect and will not be altered or impaired by the consummation of the transactions contemplated hereby. Neither HCC nor any of its Subsidiaries is, and will not be as a result of the execution and delivery of this Agreement or the performance of HCC's obligations under this Agreement, in breach of any license, sublicense or other agreement relating to HCC's Intellectual Property or third party Intellectual Property rights.

     (c) Neither HCC or any of its Subsidiaries, nor to HCC's knowledge any of the employees of HCC or any of its Subsidiaries has received a claim, or is aware of a reasonable basis for a claim, of infringement or violation of any Intellectual Property right of any third party. To HCC's knowledge, the manufacturing, marketing, licensing or sale of the products or performance of the service offerings of HCC and its Subsidiaries do not infringe or violate any Intellectual Property right of any third party and, to the knowledge of HCC, the Intellectual Property rights of HCC and its Subsidiaries are not being infringed or violated by activities, products or services of any third party.

   4.10 Contracts. All material written agreements to which HCC or any of its Subsidiaries is a party or by which it is bound are listed in HCC's Form 10-K for the year ended December 31, 1999 or set forth in Section 4.10 of the HCC Disclosure Schedule. All of the agreements so listed are valid, binding, in full force and effect and enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity). No such contract contains any liquidated damages, penalty or similar provision. To HCC's knowledge, no party to any such contract intends to cancel, withdraw, modify or amend such contract, agreement or arrangement. Neither HCC nor any of its Subsidiaries is in default under or in breach or violation of, nor, to HCC's knowledge, is there any valid basis for any claim of default by HCC or any of its Subsidiaries under, or breach or violation by HCC or any of its Subsidiaries of, any material provision of any contract so listed. To HCC's knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any such contract.

   4.11 Accounts Receivable. All accounts receivable reflected on the Most Recent HCC Balance Sheet are valid receivables, and, to HCC's knowledge, are subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Most Recent HCC Balance Sheet. All accounts receivable reflected in the financial or accounting records of HCC and its Subsidiaries that have arisen since the Most Recent HCC Balance Sheet Date are valid receivables, and to HCC's knowledge, subject to no setoffs or counterclaims and are collectible, net of a reserve for bad debts in an amount proportionate to the reserve shown on the Most Recent HCC Balance Sheet.

   4.12 Litigation. Section 4.12 of the HCC Disclosure Schedule identifies, and contains a brief description of, (a) any unsatisfied judgment, order, decree, stipulation or injunction issued by or enforceable by a

Governmental Entity, (b) any written claim, demand, complaint, action, suit, proceeding, or hearing or, to HCC's knowledge any investigation of or in, any Governmental Entity or before any arbitrator to which HCC or any of its Subsidiaries or is a party or, to the knowledge of HCC, is threatened to be made a party, and (c) any written or oral claims by third persons of which HCC is aware and any reasonable basis for any third party claims. None of the demands, claims, complaints, actions, suits, proceedings, hearings, and investigations set forth in Section 4.12 of the HCC Disclosure Schedule would reasonably be expected to have a Material Adverse Effect.

   4.13 Employee Benefits.

     (a) Section 4.13 of the HCC Disclosure Schedule contains a complete and accurate list of all HCC Employee Benefit Plans (as defined below) which are maintained, or contributed to, by HCC, or any HCC ERISA Affiliate (as defined below). For purposes of this Agreement, "HCC Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation maintained, or contributed to, by HCC or any HCC ERISA Affiliate. For purposes of this Agreement, "HCC ERISA Affiliate" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes HCC. Complete and accurate copies of (i) all HCC Employee Benefit Plans which have been reduced to writing, (ii) written summaries, if any, of all unwritten HCC Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, if any, and (iv) the most recent annual report filed, if any, on IRS Form 5500, 5500C or 5500R since HCC's inception for each HCC Employee Benefit Plan, have been delivered to the Buyer. Each HCC Employee Benefit Plan has been administered in all material respects in accordance with its terms, and each of HCC, and HCC ERISA Affiliates has in all material respects met its obligations with respect to such HCC Employee Benefit Plan and has made all contributions thereto which are required to be made prior to the date hereof. To the knowledge of HCC, HCC and all HCC Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

     (b) There are no termination proceedings or other claims (except claims for benefits payable in the normal operation of HCC Employee Benefit Plans and proceedings with respect to qualified domestic relations orders) suits or proceedings and, to HCC's knowledge, there are no investigations by any Governmental Entity, against or involving any HCC Employee Benefit Plan or asserting any rights or claims to benefits under any HCC Employee Benefit Plan that could give rise to any material liability.

     (c) All HCC Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such HCC Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and, revocation has not been threatened, and no such HCC Employee Benefit Plan has been amended since the date of its most recent determination letter in any respect which would adversely affect such letter, and, to HCC's knowledge, no act or omission has occurred, that would adversely affect its qualification or materially increase its cost.

     (d) Neither HCC nor any HCC ERISA Affiliate has ever maintained an HCC Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

     (e) At no time has HCC or any HCC ERISA Affiliate been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA).

     (f) There are no unfunded obligations under any HCC Employee Benefit Plan providing benefits after termination of employment to any employee of HCC or any HCC ERISA Affiliate (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code and insurance conversion privileges under state law.

     (g) To the knowledge of HCC, no act or omission has occurred and no condition exists with respect to any HCC Employee Benefit Plan that would subject HCC, or any HCC ERISA Affiliate to any material fine, penalty, tax or fiduciary liability imposed under ERISA or the Code.

     (h) No HCC Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

     (i) No HCC Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits HCC or any HCC ERISA Affiliate from amending or terminating any such HCC Employee Benefit Plan.

     (j) Section 4.13 of the HCC Disclosure Schedule discloses each: (i) written, and, to HCC's knowledge, oral, agreement with any director, officer or other employee of HCC and affiliates (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving HCC or its Affiliates of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, officer or employee; (ii) agreement, plan or arrangement under which any person may receive payments from HCC or its Affiliates that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding HCC or its affiliates, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any HCC Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

   4.14 Environmental and OSHA.

     (a) Hazardous Material. No material amount of any Hazardous Material is, to the knowledge of HCC, present as a result of the actions of HCC or any of its Subsidiaries (or, to the knowledge of HCC, as a result of any actions of any third party or otherwise) in violation of any law in effect on or before the Closing Date, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that HCC or any of its Subsidiaries has at any time owned, operated, occupied or leased.

     (b) Hazardous Materials Activities. Neither HCC nor any of its Subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has HCC or any of its Subsidiaries engaged in any "Hazardous Materials Activities") in violation of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Recovery and Conservation Act of 1976, the Toxic Substances Control Act of 1976, and other applicable state or federal acts (including the rules and regulations thereunder) as in effect on or before the Closing Date.

     (c) Permits. HCC currently holds no environmental approvals, permits, licenses, clearances and consents and none are necessary for the conduct of HCC's Hazardous Material Activities, if any, and other business activities of HCC as such activities are currently being conducted.

   4.15 Brokers' Fees. HCC has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement other than Pacific Growth.

   4.16 Customers and Suppliers. No material licensor to or supplier of HCC has indicated that it will stop, or decrease the rate of, licensing intellectual property or supplying materials, products or services to HCC and no material customer of HCC has indicated that it will stop, or decrease the rate of, buying, leasing or licensing materials, products or services from HCC. Section 4.16 of the HCC Disclosure Schedule sets forth a list of each supplier that is the sole supplier of any significant product, component or service to HCC.

   4.17 Year 2000. To HCC's knowledge, the systems and facilities operated by or on behalf of HCC or any of its Subsidiaries in the conduct of their respective businesses are capable of providing uninterrupted and error-free recordation, storage, processing, output and presentation of data, including calendar dates falling before, on or after January 1, 2000. As of the date hereof, HCC and its Subsidiaries have operated without any material Year 2000 problems.

   4.18 Disclosure. No representation or warranty by HCC contained in this Agreement, and no statement contained in the HCC Disclosure Schedule or in any other transaction document delivered to or to be delivered by HCC pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading, as a whole.

                                   ARTICLE V

                           CERTAIN COVENANTS OF VCI

   From and after the date hereof and until the earlier of the Closing Date or termination of this Agreement pursuant to Article VIII hereof and subject to
Section 6.17 hereof:

   5.1 Conduct of Business and Certain Key Employees. VCI and its Subsidiaries shall carry on their businesses in the Ordinary Course of Business. All of the property of VCI and its Subsidiaries shall be used, operated, repaired and maintained in a manner consistent with past practice. VCI will use its commercially reasonable efforts to maintain the relationships of VCI and its Subsidiaries with their employees, customers and suppliers.

   5.2 Absence of Material Changes. Without the prior written consent of HCC, which consent shall not be unreasonably delayed, conditioned or withheld, neither VCI nor any of its Subsidiaries shall:

     (a) take any action to amend its charter documents or bylaws;

     (b) issue any stock (except upon the exercise of outstanding options or warrants to purchase common stock in exchange for full payment), bonds or other corporate securities or grant any option or issue any warrant to purchase or subscribe for any of such securities or issue any securities convertible into such securities;

     (c) incur any obligation or liability (absolute or contingent), except in the Ordinary Course of Business;

     (d) declare or make any payment or distribution to its stockholders or purchase or redeem any shares of its capital stock;

     (e) mortgage, pledge, or subject to any lien, charge or any other encumbrance any of their assets or properties, other than mechanic's liens or liens arising by operation of law;

     (f) sell, assign, or transfer any of their assets, except in the Ordinary Course of Business;

     (g) cancel any material debts or claims, except in the Ordinary Course of Business;

     (h) merge or consolidate with or into any corporation or other entity;

     (i) make any election or give any consent under the Code or the tax statutes of any state or other jurisdiction, except that on or before the Closing VCI may make an election under Section 1501 of the Code to file a consolidated tax return without the prior written consent of HCC, or make any termination, revocation or cancellation of any such election or any consent or compromise or settle any claim for past or present tax due; or

     (j) enter into any lease, contract, agreement or understanding, other than those entered into in the ordinary course of business calling for payments by VCI and its Subsidiaries which in the aggregate do not exceed $50,000 for each such lease, contract, agreement or understanding or extend for more than one year from the date hereof.

   5.3 Reports, Taxes. VCI and its Subsidiaries shall duly and timely file all reports or returns required to be filed with federal, state, local and foreign authorities on or prior to the Closing Date and will promptly pay all federal, state, local and foreign taxes, assessments and governmental charges levied or assessed upon them or any of their properties (unless contesting such in good faith and adequate provision has been made therefor).

   5.4 Non-Solicitation.

     (a) VCI shall not, directly or indirectly, through any officer, director, employee, representative or agent, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, or sale of shares of capital stock, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, enter into, accept, approve or recommend any Acquisition Proposal.

     (b) VCI shall notify HCC immediately (and no later than 24 hours) after receipt by VCI (or its advisors), of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of VCI by any person or entity that informs VCI that it is considering making an Acquisition Proposal. Such notice to HCC shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

   5.5 Option Plans. VCI agrees to take all actions necessary to ensure that all outstanding options to acquire capital stock of VCI can be assumed by HCC and converted into options to purchase HCC common stock pursuant to Section
2.6 of this Agreement. VCI also agrees not to take any action that would result in acceleration of vesting of any such options beyond any acceleration that is presently required by the options.

                                  ARTICLE VI

                             ADDITIONAL COVENANTS

   6.1 Proxy Statement.

     (a) As promptly as practical after the execution of this Agreement, HCC shall prepare, and VCI shall reasonably cooperate with the preparation of, the Proxy Statement and HCC shall file the Proxy Statement with the SEC.

     (b) The information supplied by HCC and VCI for inclusion in the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement, in the light of the circumstances under which they were made, not misleading.

   6.2 Access to Information. Upon reasonable notice, HCC and VCI shall each afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all information concerning its business, properties and personnel as may reasonably be requested. Unless otherwise required by law, the parties will hold any such information that is nonpublic in confidence. No information or knowledge obtained in any investigation pursuant to this Section 6.2 shall affect or be deemed to modify any representation or warranty construed in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

   6.3 Stockholders Meetings. HCC shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon this Agreement as required by the rules of the Nasdaq Market. Subject to satisfaction of the conditions contained in this Agreement, and except as otherwise required based upon the exercise of applicable fiduciary duties in reliance upon the advice of counsel, HCC will, through its Board of Directors, recommend to its stockholders approval of this Agreement and the Merger, and shall use its commercially reasonable efforts to hold such meeting as soon as practicable after the date hereof.

   6.4 Legal Conditions to Merger. Each of HCC and VCI shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include, without limitation, furnishing all information required under the HSR
Act) and in connection with approvals of or filings with any other governmental entity and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed in connection with the Merger.

   6.5 Public Disclosure. HCC and VCI shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

   6.6 Tax-Free Reorganization. HCC and VCI shall each use commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. If HCC or VCI shall at any time before the Closing become aware of any event, circumstance or other condition which may cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code, HCC or VCI, as the case may be, shall immediately give notice thereof to the other. After the Closing, each of HCC and its Affiliates shall not take any action (or fail to take any action) which action or failure to act would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. HCC, VCI and each of the Holders agree that they will report in their respective income Tax Returns that the Merger qualified as a reorganization under Section 368(a) of the Code (unless there is no reasonable basis for such a reporting position), and will properly file with their federal income Tax Returns all information required by Treas. Regs. (S)1.368-3.

   6.7 Pooling Accounting. HCC and VCI shall each use their reasonable best efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests.

   6.8 Nasdaq Quotation. HCC shall use its reasonable best efforts to cause the shares of HCC common stock to be issued in the Merger to be approved for quotation on the Nasdaq National Market, subject to official notice of issuance, prior to the Effective Time.

   6.9 Consents. Each of HCC and VCI shall use commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of their material agreements, contracts, licenses or leases in connection with the Merger.

   6.10 FIRPTA. VCI shall, prior to the Closing Date, provide HCC with a properly executed Foreign Investment and Real Property Tax Act of 1980 ("FIRPTA") Notification Letter, which states that shares of capital stock of VCI do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying HCC's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, VCI shall have provided to HCC, as agent for VCI, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), hereto along with written authorization for HCC to deliver such notice form to the Internal Revenue Service on behalf of VCI upon the Closing of the Merger.

   6.11 Securities Laws. HCC shall take such steps as may be reasonably necessary to comply with the securities and blue sky laws of all jurisdictions that are applicable to the issuance of the HCC common stock in connection with the Merger. VCI shall use its commercially reasonable efforts to assist HCC as may be necessary to comply with the securities and blue sky laws of all jurisdictions that are applicable in connection with the issuance of HCC Common Stock in connection with the Merger. The HCC common stock will be issued under a Section 4(2) "private placement" exemption from the registration requirements of federal securities laws.

   6.12 Expenses. Whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such fee, cost or expense; provided, however, that any transaction fees (including but not limited to legal, accounting, banking, investment banking and other advisory fees), costs and expenses (including but not limited to all filing fees and other non-fee disbursements and expenses such as copy, fax and word processing charges) in excess of $100,000 incurred in connection with the consummation of this Agreement on behalf of VCI (other than those that are paid directly by VCI stockholders or any of their affiliates or are reimbursed to VCI by VCI stockholders or any of their affiliates) shall reduce dollar for dollar the Numerator.

   6.13 Commercially Reasonable Efforts and Further Assurances. Each of the parties to this Agreement shall use its commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

   6.14 Registration of Shares issued to VCI Shareholders.

     (a) Shelf Registration. Within thirty (30) days after the expiration of the 180 day period commencing as of the Effective Time (but in no event prior to December 7, 2000), HCC shall prepare and file with the SEC a "Shelf" registration statement (such registration statement including the prospectus, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement, a "Registration Statement") covering all of the shares of HCC common stock into which VCI's shares of common stock are converted as a result of the Merger (including any shares of HCC capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to such shares of HCC common stock, the "Merger Shares") for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if HCC is not then eligible to register for resale the Merger Shares on Form S-3, in which case such registration shall be on Form S-1 or another appropriate form in accordance herewith as the Holders, by vote of the Holders of a majority of the Merger Shares, may consent). HCC shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act until the date which is two (2) years after the date that such Registration Statement is declared effective by the SEC or such earlier date when all Merger Shares covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to HCC pursuant to a written opinion letter to such effect (the "Effectiveness Period"). Anything to the contrary contained herein notwithstanding, HCC shall not voluntarily take any action that would result in the Holders not being able to sell the Merger Shares during the Effectiveness Period, unless such action is required under applicable law, as evidenced by an opinion of counsel to HCC or such other evidence as the Holders may deem acceptable, or HCC has, upon written advice of counsel, filed a post-effective amendment to the Registration Statement and the SEC has not declared it effective.

     (b) Piggyback Registration Rights. If at any time beginning after 180 days after the Effective Time and expiring on the third anniversary thereof, HCC shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, HCC will:

       (i) promptly give to the Holders written notice thereof; and

       (ii) include in such registration the (A) the Merger Shares and (B) any other shares of HCC common stock held by HCC stockholders who have the right to and elect to sell shares in such offering ("Registrable Securities") specified in a written request made by the Holders within ten (10) days after receipt of the written notice from HCC described in clause (i) above, except as set forth in Section 6.14(b) below.

  Notwithstanding the foregoing, HCC shall not be required to include in any such registration shares a Holder requests be included in the registration if all of such shares could then be sold by such Holder pursuant to Rule 144 under the Securities Act or, if such registration will not cover an Underwritten Offering, pursuant to the "Shelf" registration statement provided for in Section 6.14(a) hereof.

     If the registration of which HCC gives notice is for a registered public offering involving an underwriting, HCC shall so advise the Holders as a part of the written notice given pursuant to this Section 6.14(b). In such event the right of the Holders to registration pursuant to this Section 6.14(b) shall be conditioned upon the Holders participation in such underwriting and the inclusion of the Holder's Registrable Securities in the underwriting to the extent provided herein. The Holder shall, if it proposes to distribute its securities through such underwriting (together with HCC and other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by HCC. Notwithstanding any other provision of this Section 6.14(b), if the representative of the underwriters advises HCC that marketing factors require a limitation or elimination on the number of shares to be underwritten, the representative may limit the number of Registrable Securities to be included in the registration and underwriting. HCC shall so advise all holders of securities that are entitled to be included in the registration and underwriting and participation shall be allocated first to HCC for securities being sold for its own account, and the balance, if any, of the number of shares that may be included in the registration statement and underwriting shall be allocated among the Holders and other shareholders in proportion, as nearly as practicable, to the respective amounts of shares which they had requested to be included in such registration at the time of filing the registration statement.

     (c) Expenses of Registration. HCC shall pay all Registration Expenses (as hereafter defined) in connection with any registration, qualification or compliance pursuant to this Section 6.14, and each Holder shall pay all Selling Expenses (as hereafter defined) and other expenses that are not Registration Expenses relating to the Registrable Securities resold by him or her. For purposes of this Section 6.14, "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by HCC in complying with Sections 6.14(a), 6.14(b) and 6.14(d), including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for HCC, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration and the reasonable fees and expenses of one counsel for all of the selling Holders up to a maximum of $25,000. For purposes of this Section 6.14(c), "Selling Expenses" shall mean all selling discounts, commissions and stock transfer or other Taxes applicable to the Registrable Securities and all fees and disbursements of counsel for any Holder.

     (d) Registration Procedures. In the case of any registration effected by HCC pursuant to this Section 6.14, HCC will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. HCC will:

       (i) Not less than ten (10) days prior to the filing of a Registration Statement or any related prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), (A) furnish to the Holders and their designated counsel, and any managing underwriters, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, their counsel and such managing underwriters, and (B) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to such Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act.

       (ii) (A) Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective for the Effectiveness Period; (B) cause the related prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force); (C) respond as promptly as reasonably possible to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the SEC relating to the Registration Statement; and (D) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Merger Shares covered by the Registration Statement during the Effectiveness Period.

       (iii) File such supplements or attach "stickers" to the Registration Statement or prospectus as and when required by the SEC to evidence a material amount of resales by a Holder pursuant to a prospectus.

       (iv) Notify the Holders of Merger Shares to be sold, their designated counsel and any managing underwriters as promptly as reasonably possible (and, in the case of (A)(1) below, not less than five (5) days (or, in the case of a supplement or "sticker" required to be filed or attached, within two (2) days) prior to such filing) and (if requested by any such person) confirm such notice in writing no later than two (2) days following the day (A)(1) when a prospectus or any prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (2) when the SEC notifies HCC whether there will be a "review" of such Registration Statement and whenever the SEC comments in writing on such Registration Statement (HCC shall provide true and complete copies thereof and all written responses thereto to each of the Holders and to their designated counsel); and (3) with respect to the Registration Statement or any post-effective amendment, when the same has become effective;
    (B) of any request by the SEC or any other Governmental Entity for amendments or supplements to the Registration Statement or prospectus or for additional information; (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Merger Shares or the initiation of any proceedings for that purpose; and (D) in the case of Underwritten Offerings, if at any time any of the representations and warranties of HCC contained in any agreement (including any underwriting agreement) contemplated hereby ceases to be true and correct in all material respects; (E) of the receipt by HCC of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Merger Shares for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (F) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, prospectus or other documents so that, in the case of the Registration Statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

       (v) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (A) any order suspending the effectiveness of the Registration Statement, or (B) any suspension of the qualification (or exemption from qualification) of any of the Merger Shares for sale in any jurisdiction, at the earliest practicable moment.

       (vi) If requested by any managing underwriter or the Holders of a majority of the Merger Shares to be sold in connection with an Underwritten Offering, (A) promptly incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as such managing underwriters and such Holders reasonably agree should be included therein, and (B) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after HCC has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that HCC shall not be required to take any action pursuant to this subsection (vi) that would, in the opinion of counsel for HCC, violate applicable law or be materially detrimental to the business prospects of HCC.

       (vii) Furnish to each Holder, their designated counsel and any managing underwriters, without charge, at least one (1) conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

       (viii) Promptly deliver to each Holder, their designated counsel, and any underwriters, without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as such persons may reasonably request; and HCC hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the selling Holders and any underwriters in connection with the offering and sale of the Merger Shares covered by such prospectus and any amendment or supplement thereto.

       (ix) Prior to any public offering of Merger Shares, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders, any underwriters and their designated counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Merger Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder or underwriter requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Merger Shares covered by a Registration Statement; provided, however, that HCC shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject HCC to any material tax in any such jurisdiction where it is not then so subject.

       (x) Cooperate with the Holders and any managing underwriters to facilitate the timely preparation and delivery of certificates representing Merger Shares to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Merger Shares to be in such denominations and registered in such names as any such managing underwriters or Holders may request.

       (xi) Upon the occurrence of any event contemplated by Section
    (iv)(F) hereof, as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

       (xii) Use its reasonable best efforts to cause all Merger Shares relating to such Registration Statement to be listed on each securities exchange or quotation system on which similar securities issued by HCC are then listed or quoted, and in connection therewith to file with the Nasdaq National

    Market (or such other exchange or quotation system as is then the principal trading market for HCC's common stock) an application for listing of additional shares with respect to the Merger Shares.

       (xiii) Provide a transfer agent and registrar for all Merger Shares registered pursuant to the Registration Statement and a CUSIP number for all such Merger Shares, in each case not later than the effective date of the Registration Statement.

       (xiv) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other reasonable actions in connection therewith (including those reasonably requested by any managing underwriters and the Holders of a majority of the Merger Shares being sold) in order to expedite or facilitate the disposition of such Merger Shares, and whether or not an underwriting agreement is entered into,
    (A) make such representations and warranties to such Holders and such underwriters as are customarily made by issuers to underwriters in underwritten public offerings (subject to the scheduling of appropriate exceptions to insure such representations and warranties are accurate), and confirm the same if and when requested; (B) in the case of an Underwritten Offering obtain and deliver copies thereof to each Holder and the managing underwriters, if any, of opinions of counsel to HCC and updates thereof addressed to each Holder and each such underwriter, in form, scope and substance reasonably satisfactory to any such managing underwriters and the designated counsel of the selling Holders covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such designated counsel and underwriters; (C) use its reasonable best efforts immediately prior to the effectiveness of the Registration Statement, and, in the case of an Underwritten Offering, at the time of delivery of any Merger Shares sold pursuant thereto, deliver copies to the Holders and the managing underwriters, if any, of "cold comfort" letters and updates thereof obtained from the independent certified public accountants of HCC (and, if necessary, any other independent certified public accountants of any subsidiary of HCC or of any business acquired by HCC for which financial statements and financial data is, or is required to be, included in the Registration Statement); (D) if an underwriting agreement is entered into, the same shall contain customary indemnification provisions and procedures acceptable to the managing underwriters, if any, and holders of a majority of Merger Shares participating in such Underwritten Offering); and (E) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Merger Shares being sold, their designated counsel and any managing underwriters to evidence the continued validity of the representations and warranties made pursuant to clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by HCC.

       (xv) Make available for inspection by the selling Holders, any representative of such Holders, any underwriter participating in any disposition of Merger Shares, and any attorney or accountant retained by such selling Holders or underwriters, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of HCC and its subsidiaries, and cause the officers, directors, agents and employees of HCC and its subsidiaries to supply all information in each case reasonably requested by any such Holder, representative, underwriter, attorney or accountant in connection with the Registration Statement; provided, however, that any information that is determined in good faith by HCC in writing to be of a confidential nature at the time of delivery of such information shall be kept confidential by such Persons, unless (W) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (X) disclosure of such information, in the opinion of counsel to such person, is required by law; (Y) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such person; or (Z) such information becomes available to such person from a source other than HCC and such source is not known by such person to be bound by a confidentiality agreement with HCC.

       (xvi) Comply with all applicable rules and regulations of the SEC.

     (e) Information by Holder. Each Holder of Registrable Securities shall furnish to HCC such information regarding such Holder and the distribution proposed by such Holder as HCC may reasonably request in connection with any registration, qualification or compliance referred to in this Section 6.14, but only to the extent that such information is required in order for HCC to comply with its obligations under all applicable securities and other laws and to ensure that the Registration Statement relating to such Registrable Securities conforms to the applicable requirements of the Securities Act and the rules and regulations thereunder. Each Holder covenants that it will promptly notify HCC of any changes in the information set forth in the Registration Statement or otherwise provided by such Holder to HCC regarding such Holder or such Holder's plan of distribution as a result of which the Registration Statement or any prospectus relating to the Registrable Securities contains or would contain an untrue statement of a material fact regarding such Holder or its intended method of distribution of such Registrable Securities or omits to state any material fact regarding such Holder or its intended method of distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein, not misleading.

     (f) Indemnification and Contribution.

       (i) HCC agrees to indemnify and hold harmless each Holder from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Holder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement, alleged untrue statement, omission or alleged omission of a material fact in the Registration Statement, any prospectus included in the Registration Statement, or any amendment or supplement to the Registration Statement or any such prospectus, or any violation or alleged violation by HCC of the Securities Act, the Exchange Act, any state law, rule or regulation promulgated thereunder, and HCC will, as incurred, reimburse such Holder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the indemnity contained in this Section 6.14(f)(1) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of HCC (which consent shall not be unreasonably withheld), nor shall HCC be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (A) an untrue statement or alleged untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to HCC by such Holder specifically furnished for use in preparation of the Registration Statement, (B) the failure of such Holder to comply with any of the covenants and agreements contained in this Section 6.14, or (C) any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to the Holder prior to the pertinent sale or sales by the Holder.

       (ii) Each Holder, severally and not jointly, agrees to indemnify and hold harmless HCC from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which HCC may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (A) an untrue statement, alleged untrue statement, omission or alleged omission of a material fact in the Registration Statement, any prospectus included in the Registration Statement, or any amendment or supplement to the Registration Statement or any such prospectus in reliance upon and in conformity with written information furnished to HCC by such Holder in an instrument executed by such Holder and specifically stated to be for use in preparation of the Registration Statement, or any violation or alleged violation by Holder of the Securities Act, the Exchange Act, any state law, rule or regulation promulgated thereunder, provided, however, the indemnity contained in this Section 6.14(f)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Holder (which consent shall not be unreasonably withheld), and provided that no Holder shall be liable in any such case for any untrue statement included in any Prospectus which statement has been corrected in a writing delivered to HCC at least two business days before the sale from which such loss arose, (B) the failure of such Holder to comply with any of the covenants and agreements contained in Section 6.14, or
    (C) any untrue statement in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Holder prior to the pertinent sale or sales by the Holder; and each Holder, severally and not jointly, will, as incurred, reimburse HCC for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. In no event shall the amount payable by any Holder to HCC pursuant to this Section 6.14(f) by reason of a sale of HCC Common Stock by such Holder exceed the amount of the net proceeds to such Holder from the sale of HCC Common Stock from which such liability arose.

       (iii) Promptly after receipt by any indemnified person under subsections (i) or (ii) above of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 6.14(f), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action (provided, however, that no failure to provide such notice shall relieve any indemnifying person of any liability hereunder except to the extent that such indemnifying person is prejudiced thereby), and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that, if the indemnifying person shall propose that the same counsel represent it and the indemnified person, and if counsel for the indemnified person shall reasonably have concluded that there is an actual conflict of interest posed by the representation proposed by the indemnifying person, the indemnified person shall be entitled to retain its own counsel reasonably satisfactory to the indemnifying person at the expense of such indemnifying person; provided, however that if more than one indemnified person makes a claim against an indemnifying person based on substantially similar facts, the indemnifying person shall not be responsible for the fees of more than one counsel for all indemnified persons whose claims are based on substantially similar facts.

       (iv) if the indemnification provided for in this Section 6.14(f) is unavailable to or insufficient to hold harmless an indemnified party under subsection (i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof), in such proportion as is appropriate to reflect the relative fault of each such party, as well as any other relevant equitable considerations, provided, however, that any contribution by a Holder shall not exceed the net proceeds to such Holder for the sale of HCC Common Stock from which such liability arose, except in the case of willful fraud by such Holder. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by HCC on the one hand or a Holder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. HCC and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 6.14(f) were determined by any method of allocation which does not take account of the equitable considerations referred to above in this Section 6.14(f)(iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this Section 6.14(f)(iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       (v) The obligations of the HCC and the Holders under this Section 6.14(f) shall be in addition to any liability which HCC and the respective Holders may otherwise have and shall extend, upon the same terms and conditions, to each director and officer of HCC or any Holder, and to each person, if any, who controls HCC or any Holder within the meaning of the Securities Act or the Exchange Act.

     (g) Restrictive Legend. Each certificate representing Merger Shares shall bear substantially the following legend (in addition to any legends required under applicable securities laws):

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

  And with respect to Affiliates of VCI, shall bear the following additional legend:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT APPLIES, AND MAY ONLY BE TRANSFERRED (1) IN CONFORMITY WITH RULE 145, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (3) IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER, IN FORM AND SUBSTANCE TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933.

  The legends contained in this Section 6.14(g) shall be removed from a certificate in connection with any sale in compliance with the terms of this Agreement and pursuant to the Resale Registration Statement or a registration statement covered by Section 6.14(b), or pursuant to Rule 144 (if accompanied by any legal opinion reasonably required by the HCC), but shall not be removed in any other circumstance without HCC's prior written consent (which consent shall not be unreasonably withheld or delayed and shall be granted if such legend is no longer appropriate).

     (h) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, HCC agrees to use its reasonable best efforts to:

       (i) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the Merger;

       (ii) File with the SEC in a timely manner all reports and other documents required of HCC under the Securities Act and the Exchange Act; and

       (iii) So long as a Holder owns any Registrable Securities, to furnish to that Holder forthwith upon request a written statement by HCC as to its compliance with the reporting requirements of said
    Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of HCC, and such other reports and documents of HCC as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such Registrable Securities without registration.

   6.15 Tax Matters.

     (a) HCC shall cause to be prepared and filed any required Tax Returns due to be filed by VCI or any of its Subsidiaries after the Closing Date. The Stockholder Representative shall be responsible for preparation and filing of Tax Returns of Vitamins.com, LLC for its final taxable year ended August 15, 1999. HCC shall timely pay or cause to be paid all Taxes shown to be due on such Tax Returns, without prejudice to any right to indemnity which the HCC Parties may have pursuant to Section 9.2 of this Agreement with respect to such Taxes.

     (b) For each Tax Return that HCC shall prepare (or cause to be prepared) with respect to VCI or any Subsidiary for any taxable period which includes any period ending on or prior to the Closing Date, HCC shall, not less than 30 days prior to the date on which each such Tax Return is required to be filed, provide a copy of such Tax Return to the Stockholder Representative for comment and review. The Stockholder Representative shall have the right to direct HCC to adopt any filing position in such Tax Return if (i) such position is supported by a "more likely than not" opinion of reputable tax counsel and (ii) the reporting position initially proposed by HCC on such Tax Return would result in Holders' liability for indemnification pursuant to Section 9.2 hereof. HCC shall cause all such Tax Returns to be prepared in a manner consistent with the methodology of VCI and its Subsidiaries used in prior taxable years, except as otherwise required by applicable law or regulations.

     (c) HCC shall not file, nor cause to be filed, on behalf of VCI or any Subsidiary any amended Tax Return with respect to a taxable period (or portion of a period) ending on or prior to the Closing Date without the prior written consent of the Stockholder Representative (which consent shall not be unreasonably withheld or delayed), unless (i) HCC agrees to release the Holders from liability for indemnification pursuant to Section
  9.2 hereof, if any, which results from such amended Tax Return, or
  (ii) such amendment is compelled by the relevant taxing authority.

     (d) HCC and VCI and the Stockholder Representative agree to cooperate with one another in the preparation of any Tax Return pursuant to this
  Section 6.15 and amendment of any Tax Return for periods referred to in
  Section 6.15(c) hereof, and to negotiate in good faith regarding the Tax reporting positions to be taken on such Tax Returns. Any costs of preparing an amended Tax Return at the request of the Stockholder Representative shall be subject to reimbursement or indemnification out of the Escrow Fund. VCI shall be entitled to direct an election to file consolidated, combined or unitary returns with its Subsidiaries for the taxable period ending on or before the Closing Date by notice to HCC on or before the Closing Date, unless HCC agrees to release the Holders from liability for indemnification pursuant to Section 9.2 hereof for any increase in tax liability attributable to the failure to file on a consolidated basis as requested by VCI.

   6.16 Interim Operations of VCI. HCC agrees that during the period commencing on the date of this Agreement and ending on the Closing Date it shall advance to or on behalf of VCI such amounts in cash, up to a maximum of $3,000,000, as may be reasonably requested by VCI from time to time in writing to allow VCI to operate in the Ordinary Course of Business. Each amount advanced by HCC to VCI shall be represented by a promissory note providing for interest at the rate of the Wells Fargo Bank prime rate plus 3% per annum and payment on the earlier of (i) one year after the date thereof, or (ii) the closing by VCI of any financing that raises $10,000,000 or more.

   6.17 Issuance of Additional Shares by HCC. Commencing on the date of this Agreement and continuing through Closing, if HCC shall issue or sell any shares of its capital stock which, in the aggregate, exceeds two percent (2%) of the total issued and outstanding shares of HCC capital stock, as determined on the date of this Agreement, HCC shall use commercially reasonable efforts to obtain Voting Agreements with respect to such excess shares issued.

   6.18 Payment of Dividends by HCC. Between the date of this Agreement and the Closing Date, HCC agrees not to, without the consent of VCI (such consent not to be unreasonably withheld), declare or pay any dividend or otherwise make a distribution with respect to its capital stock, other than a stock dividend of shares of HCC common stock, or to repurchase or offer to repurchase any shares of HCC capital stock (other than repurchases of HCC capital stock pursuant to written agreements with its employees which were in existence on the date of this Agreement).

                                  ARTICLE VII

                           CONDITIONS TO THE MERGER

   7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

     (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order or prohibition issued by any Governmental Entity shall be in effect, nor shall any action or proceeding seeking any of the foregoing be pending, that would prevent the consummation of the Merger or restrict the operation of the business of VCI.

     (b) Governmental Approval. HCC, VCI and Acquisition Corporation and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act under state blue sky laws and DCL.

     (c) HSR Act Compliance. All waiting, review and investigation periods (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

   7.2 Additional Conditions to Obligations of HCC and Acquisition Corp. The obligations of HCC and Acquisition Corp. to consummate the Merger are subject to the fulfillment, at or before the Closing of all the following conditions, any one or more of which may be waived by HCC.

     (a) Representations and Warranties. The representations and warranties of VCI contained in this Agreement shall be true in all material respects (except for such representations and warranties as are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) as of the Closing as though such representations were made on and as of such time; provided, however, that if as of the Closing Date the sum of (1) reasonably anticipated Losses arising out of the failure of the representations and warranties to be true and correct in all material respects as of the date of this Agreement and
  (2) reasonably anticipated Losses arising out of the failure of the representations and warranties that were true and correct in all material respects as of the date of this Agreement to be true and correct as of the Closing Date is no more than 10% of the Numerator, then in such event HCC shall not have the right to terminate this Agreement based upon the non-satisfaction of this condition but rather shall have recourse for such Losses against the Escrow Fund in accordance with the terms and procedures of the Escrow Agreement.

     (b) Covenants Performed. All of the obligations of VCI to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects.

     (c) Certificate. At the Closing, HCC shall have received a certificate signed by the Chief Executive Officer of VCI to the effect that the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied.

     (d) Stockholder Approval. The stockholders of HCC shall have duly approved this Agreement and the Merger Agreement in accordance with the rules of the Nasdaq National Market.

     (e) Dissenting VCI Shares. The aggregate number of Dissenting VCI Shares shall not exceed 2 percent of the aggregate of the outstanding shares of capital stock of VCI.

     (f) Opinion of Counsel to VCI. Counsel to VCI, shall have issued an opinion in favor of HCC in the form of Exhibit J hereto.

     (g) Resignations. VCI shall have delivered to HCC signed resignations from the Board of Directors of VCI and its Subsidiaries.

     (h) Merger Agreement. The Merger Agreement shall have been filed with the Secretary of State of the State of Delaware and shall have become effective.

   7.3 Additional Conditions to Obligations of VCI. The obligations of VCI to consummate the Merger are subject to the fulfillment, at or before the Closing, of all of the following conditions, any one or more of which may be waived by VCI:

     (a) Representations and Warranties True at Closing. The representations and warranties of HCC and Acquisition Corp. contained in this Agreement shall be true in all material respects except for such representations and warranties as are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects as of the Closing, as though such representations were made on and as of such time.

     (b) Covenants Performed. All of the obligations of HCC and Acquisition Corp. to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects.

     (c) Certificate. At the Closing, VCI shall have received a certificate signed by the Chief Executive Officer of each of HCC and Acquisition Corp. to the effect that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied.

     (d) Stockholder Approval. The stockholders of Acquisition Corp. and HCC shall have duly approved this Agreement and the Merger Agreement.

     (e) Opinion of Counsel to HCC. Counsel to HCC, shall have issued an opinion in favor of VCI in the form of Exhibit K.

     (f) Nasdaq Notification. HCC shall have notified Nasdaq of the proposed issuance of HCC common stock pursuant to the Merger and upon exercise of the stock options of VCI assumed by HCC pursuant to the Merger and such stock shall have been approved for quotation on the Nasdaq National Market.

     (g) Merger Agreement. The Merger Agreement shall have been filed with the Secretary of State of the State of Delaware and shall have become effective.

                                 ARTICLE VIII

                                  TERMINATION

   8.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of HCC or VCI, this Agreement be terminated:

     (a) by mutual consent of HCC and VCI;

     (b) by VCI, by giving written notice to HCC that HCC is in material breach of any representation, warranty, or covenant of HCC contained in this Agreement, which breach shall not have been cured, if subject to cure, within 15 calendar days following receipt by HCC of written notice of such breach;

     (c) by HCC, by giving written notice to the Stockholder Representative that VCI is in material breach of any representation or warranty (unless, the Stockholder Representative has exercised its option pursuant to Section 7.2(a) hereof to increase the Escrow Fund) or covenant contained in this Agreement, which breach shall not have been cured, if subject to cure, within 15 calendar days following receipt by the Stockholder Representative of written notice of such breach.

     (d) by HCC, by giving written notice to VCI, if the Closing shall not have occurred on or before September 30, 2000, or such later date as is agreed to by the Boards of Directors of both VCI and HCC, by reason of the failure of any condition precedent under Section 7.1 or 7.2 (unless the failure results primarily from a breach by HCC of any representation, warranty, or covenant of HCC contained in this Agreement or HCC's failure to fulfill a condition precedent to closing or other default); or

     (e) by VCI, by giving written notice to HCC, of the Closing shall not have occurred on or before September 30, 2000, or such later date as is agreed to by the Boards of Directors of both VCI and HCC, by reason of the failure of any condition precedent under Section 7.1 or 7.3 (unless the failure results primarily from a breach by VCI of any representation, warranty, or covenant of VCI contained in this Agreement or VCI's failure to fulfill a condition precedent to closing or other default).

   8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of HCC or VCI or their respective officers, directors, shareholders or affiliates, except to the extent that such termination results from the material breach by a party hereto of any of its representations, warranties or covenants set fort in this Agreement; provided that, the provisions of Section 6.2 relating to confidentiality this Section 8.2, Section 8.3 and Section 9.2 shall remain in full force and effect and survive any termination of this Agreement.

   8.3 HCC Obligation to Purchase VCI Shares. In the event that Closing does not occur for any reason whatsoever, other than as the direct result of VCI's breach of any of its representations, warranties and covenants hereunder, HCC shall upon written demand promptly given by VCI purchase from VCI for $1.00 per share the number of shares of VCI's Series C Preferred Stock determined by subtracting from $6,000,000 the amount owed to HCC as a result of loans made pursuant to Section 6.16 hereof and dividing the result thereof by $1.00. Closing on such purchase shall occur at VCI's principal office within 15 calendar days after any such demand. At the closing of such purchase, HCC shall tender by wire transfer to VCI's designated account the purchase price so determined, and VCI shall tender to HCC a stock certificate representing the shares purchased. The dollar and share amounts provided for herein shall be appropriately adjusted in the event of any stock dividend, stock split or other similar change in the capitalization of VCI.

                                  ARTICLE IX

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

   9.1 Survival of Representations and Warranties. All statements contained in any exhibit, certificate, schedule or other instrument delivered or to be delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties hereunder. All such representations, warranties, and indemnification rights contained herein shall survive the Closing and any audit or investigation made by or on behalf of the parties, but shall expire on the earlier of the date that is twelve (12) months after the Effective Time or the date on which HCC issues its first independent audit report for the combined entities, and no claims for indemnification hereunder may be made after such date.

   9.2 Indemnification by Holders.

     (a) The Holders, by their approval of this Agreement and the Merger, shall be deemed to have agreed jointly, but only to the extent of the Escrow Fund, to indemnify and hold HCC and its directors, officers, employees, fiduciaries, agents and Affiliates, and each other person, if any, who controls such persons (collectively, the "HCC Parties") harmless against any claims, actions, suits, proceedings, investigations, losses, expenses, damages, obligations, liabilities, judgments, fines, fees, costs and expenses (including costs and reasonable attorneys' fees) and amounts paid in settlement of any pending, threatened or completed claim, action, suit, proceeding or investigation (collectively "Loss" or "Losses") which arise out of or result from or are related to (i) any breach by or failure of VCI to perform any of its covenants or agreements set forth herein, (ii) the inaccuracy of any representation or warranty made by VCI herein, or
  (iii) any amounts paid, in settlement or otherwise, of the matters described in Sections 3.2(b) and 3.15 of the VCI Disclosure Schedule.

     (b) If the HCC Parties are entitled to indemnification under this Agreement, they shall be entitled to recover shares of HCC common stock pursuant to the Escrow Agreement (subject to each Holder's right under the Escrow Agreement to satisfy all or any part of any indemnification obligation by paying cash in lieu of HCC common stock) having an aggregate value, based on the average closing price used to calculate the Exchange Ratio, equal to the amount of its Loss or Losses. The aggregate liability of the Holders for indemnification under this Article IX shall not exceed the Escrow Fund and the HCC Parties sole and exclusive remedy for indemnification claims under this Article IX shall be to seek recovery against the Escrow Fund.

   9.3 Indemnification by HCC. HCC agrees to indemnify and hold VCI, the Holders and VCI's directors, officers, employees, fiduciaries, agents and Affiliates and each other person, if any, who controls such persons (the "VCI Parties") harmless against any Loss or Losses which arise out of or result from or are related to (a) any breach by or failure of HCC to perform any of its covenants or agreements set forth herein, or (b) the inaccuracy of any representation or warranty made by HCC herein.

   9.4 Limitation.

     (a) Notwithstanding the foregoing, the Holders shall be liable for Losses incurred as a result of any breach, failure or inaccuracy of any representation, warranty, covenant or agreement made by VCI herein only if the aggregate of such Losses exceeds $300,000, and HCC shall be liable for Losses incurred as a result of any breach, failure or inaccuracy of any representation, warranty, covenant or agreement made by it herein only if the aggregate of such Losses exceeds $300,000; provided, however, that the $300,000 limitation shall not apply with respect to any breach, failure or inaccuracy of any representation and warranty contained in Section 3.2 hereof or the covenant contained in Section 5.5 hereof or as to the matters described in Section 3.2(b) of the VCI Disclosure Schedule. The aggregate liability of the Holders for Losses incurred as a result of any breach, failure or inaccuracy of any representation, warranty, covenant or agreement made by VCI herein shall not exceed the Escrow Fund and the aggregate liability of HCC for Losses incurred as a result of any breach, failure or inaccuracy of any representation, warranty, covenant or agreement made by it herein shall not exceed 10% of the Numerator. The liability of the Holders for Losses incurred as a result of any breach, failure or inaccuracy of any representation, warranty, covenant or agreement of VCI shall be limited to the return of the HCC Common Stock in the Escrow Fund, as provided in the Escrow Agreement.

     (b) Notwithstanding anything to the contrary in this Agreement, any amounts payable by the Holders pursuant to Section 9.1(a) or by HCC pursuant to Section 9.2(b) hereof, shall be appropriately adjusted to take into account (i) the amount of any insurance proceeds received by VCI and Holders or HCC, as the case may be, in connection with the indemnification claim, (ii) the income tax consequences associated with the tax treatment of the Loss item in question and any related indemnity payment and (iii) any recovery under third party indemnification of VCI.

   9.5 Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder, the Indemnified Party shall notify in writing within 30 days (or such earlier time as might be required to avoid prejudicing the Indemnifying Party's position) of receiving notice of or obtaining actual knowledge of facts constituting the basis of such claim (whichever occurs first), the Indemnifying Party of the claim and, when known, the facts constituting the basis for such claim. The failure to notify the Indemnifying Party will not vitiate the right of the Indemnified Party to indemnity to the extent the Indemnifying Party is not prejudiced as a result of such failure. In the event of any claim for indemnification, the Indemnified Party shall be entitled to full indemnification in the amount claimed unless, within 30 days after receipt of written notice of a claim for indemnification, the Indemnifying Party delivers a written notice to the Indemnified Party objecting to the claim for indemnification, which notice specifies in reasonable detail the basis for the objection. If the parties are unable to resolve the dispute within 30 days, the claim for indemnification shall be settled pursuant to Section 9.7 hereof. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably delayed, conditioned or withheld, unless suit shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 9.6 below.

   9.6 Defense by Indemnifying Party. In connection with any claims giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceedings; provided that, if by reason of the claim of such third party a lien, attachment, garnishment or execution has been placed on any material portion of the property or assets of the Indemnified Party at the time of such election, the Indemnifying Party, if it desires to exercise the right to assume the defense, shall furnish a satisfactory indemnity bond to obtain the release of such lien, attachment, garnishment or execution. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party assumes the defense, it shall take all actions and steps reasonably necessary to defend or settle any claim against the Indemnified Party. The Indemnified Party shall reasonably cooperate with the Indemnifying Party in such defense. In the event that the Indemnifying Party proposes a settlement to any such claim or legal proceeding, which settlement is satisfactory to the party instituting such claim or legal proceeding and includes (i) an unconditional release of the Indemnified Party, from all liability with respect to such claim or litigation, to the extent that it is reasonably necessary to provide assurance to the Indemnified Party that the claim will be finally settled without further liability to the Indemnified Party or the dismissal of such claim or litigation against the Indemnified Party with prejudice and (ii) provision that all damages and settlement payments are to be made by the Indemnifying Party (subject to the limitations in Section 9.4 hereof), and the Indemnified Party withholds its consent to such settlement, then in any such case the Indemnifying Party shall have no obligation to indemnify the Indemnified Party under this Agreement against and in respect of the amount by which the damages resulting from a final judgment relating to such claim or legal proceeding exceeds the amount of the proposed settlement. In the event that the Indemnifying Party shall assume the defense of any such claim or legal proceeding and it is later determined that such claim was not a claim for which the Indemnifying Party is required to indemnify the Indemnified Party under this Article IX, the Indemnified Party shall reimburse the Indemnifying Party for all its reasonable costs and expenses with respect to such defense, including reasonable attorneys' fees and disbursements. If the Indemnifying Party does not assume the defense of any such claim or legal proceeding resulting therefrom within 30 days after the date of receipt of the notice referred to in Section 9.5 above (or, if earlier, by the tenth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim),
(a) the Indemnified Party may defend against such claim or legal proceeding, in such manner as it may deem appropriate, including, but not limited to, settling such claim or legal proceeding on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. Notwithstanding the foregoing, (i) the Holders may not control any matter involving the consolidated, or combined or unitary Tax Returns of HCC or any Affiliate of HCC for any taxable period ending after the Closing Date and (ii) in any such case, HCC agrees to keep the Stockholder Representative fully informed with respect to such matter which may be the subject to indemnification hereunder and not to settle or resolve any such matter without the consent of the Stockholder Representative (which consent may not be unreasonably withheld or delayed).

   9.7 Arbitration.

     (a) Either HCC or the Stockholders Representative may submit a dispute that has not been resolved pursuant to the provisions of Section 9.5 above to arbitration by filing a written demand for arbitration with the American Arbitration Association ("AAA") in Wilmington, Delaware with written notice to the other party. The arbitration shall be conducted in accordance with the Commercial Dispute Resolution procedures of the AAA, and shall be conducted by a single arbitrator who shall be qualified by experience in complex commercial disputes and chosen in accordance with the procedures of the AAA. The arbitrator so designated shall not be a current or former employee, consultant, officer, director or stockholder of any party hereto or any Affiliate of any party to this Agreement.

     (b) The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrator shall be in writing and shall be delivered to the parties hereto. The arbitrator shall have full discretion to award to either party or allocate between them the costs of the arbitration proceedings, including reasonable attorneys fees.

     (c) Any arbitration pursuant to this Section 9.7 shall be conducted in Wilmington, Delaware. Any arbitration award may be entered in and enforced by any court having jurisdiction and the parties hereby consent and commit themselves to the jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for purposes of the enforcement of any arbitration award.

   9.8 Subrogation. In the event VCI or the Holders shall be required to provide indemnification under this Article IX, then, to the extent of any such indemnification, VCI and/or the Holders shall subrogate to, assume and enjoy the benefit of all of the rights and claims (including cross-claims and counter-claims) of the HCC Parties in connection with the Loss for which indemnification is provided, including, without limitation, any rights of the HCC Parties to any surety, indemnification, reimbursement or contribution against or from other parties.

   9.9 Section 6.14(f) Indemnification. Nothing in this Article 9, shall affect the provisions in Section 6.14(f) of this Agreement.

                                   ARTICLE X

                                 MISCELLANEOUS

   10.1 Amendment. This Agreement shall not be amended except by a writing duly executed by both parties and shall not be amended after it has been approved by the stockholders of HCC or VCI, without further stockholder approval, if the amendment would alter or change the Exchange Ratio or have a material adverse effect on the stockholders of HCC or VCI.

   10.2 Entire Agreement. This Agreement, including the Exhibits, Schedules, and other documents delivered pursuant to this Agreement, contains all the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersedes all prior agreements, negotiations, correspondence, undertakings, and communications of the parties, whether oral or written, respecting that subject matter.

   10.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

   10.4 Headings. The headings contained in this Agreement are intended for convenience and shall not be used to determine the rights of the parties.

   10.5 Notices. All notices, requests, demands, and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered by hand delivery or by facsimile to the persons identified below or two days after mailing by air courier addressed as follows:

   If to HCC or Acquisition Corp.:

    HealthCentral.com
    6001 Shellmound Street, Suite 800
    Emeryville, CA 94608
    Attn: C. Fred Toney
    Tel. No. (510) 250-2500
    Facsimile No. (510) 250-2525

   With a copy to:

    Howard, Rice, Nemerovski, Canady,Falk & Rabkin
    A Professional Corporation
    Three Embarcadero Center, Seventh Floor
    San Francisco, California 94111
    Attention: Richard W. Canady
    Tel. No. (415) 434-1600
    Facsimile No. (415) 217-5910

   If to VCI (prior to Closing) or Stockholder Representative (after the
Closing):

    Vitamins.com, Inc.
    2924 Telestar Court
    Falls Church, VA 22042
    Attn: Robert M. Haft
    Tel. No. (703) 849-0800
    Facsimile No. (703) 849-8227

   With a copy to:

    Venable, Baetjer, Howard and Civiletti, LLP
    1615 L Street, N.W., Suite 400
    Washington, DC 20036
    Attention: Michael A. Schlesinger
    Tel. No. (202) 429-3288
    Facsimile No. (202) 429-3231

   Such addresses may be changed, from time to time by means of a notice given in the manner provided in this section.

   10.6 Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent.

   10.7 Waiver. Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term or condition in this Agreement.

   10.8 Assignment. Neither party may assign, by operation of law or otherwise, all or any portion of its rights or duties under this Agreement without the prior written consent of the other party, which consent may be withheld in the absolute discretion of the party asked to give consent; provided, however, that Holders may assign their rights under Section 6.14 hereof to any transferee of their shares of HCC common stock without the requirement of such consent.

   10.9 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signatures to each party were upon a single instrument. All counterparts shall be deemed an original of this Agreement.

   10.10 Third Party Beneficiaries. The Holders shall be third party beneficiaries of this Agreement.

   10.11 Attorneys' Fees. In the event any dispute arises hereunder, the arbitrator or the court, as the case may be, shall have the authority to award costs and attorneys' fees to the prevailing party.

   IN WITNESS WHEREOF, HCC, Acquisition Corp. and VCI have executed this Agreement as of the date first above written.

                                          HEALTHCENTRAL.COM

                                          By:       /s/ Albert Greene
                                            -----------------------------------
                                          Title: President and Chief Executive
                                           Officer

                                          HCC ACQUISITION CORP.

                                          By:       /s/ C. Fred Toney
                                            -----------------------------------
                                          Title: President

                                          VITAMINS.COM, INC.

                                          By:      /s/ Robert M. Haft
                                            -----------------------------------
                                          Title: President

                                   EXHIBIT A

                              AGREEMENT OF MERGER

        THIS AGREEMENT OF MERGER (the "Merger Agreement") is made and entered into as of ___________, 2000, by and among VC Corporation, a Delaware corporation (the "Company"), HCC Corporation, a Delaware corporation ("HCC") and HCC Acquisition Corp., a Delaware corporation ("Acquisition Corp.").

                              W I T N E S S E T H

        WHEREAS, the Company is a corporation duly organized and validly existing under the laws of the State of Delaware, with authorized capital stock consisting of 66,650,000 shares of Common Stock, $0.001 par value per share, of which 12,974,414 shares are issued and outstanding on the date hereof, and 49,666,498 shares of Preferred Stock, classified into three series, as follows:
11,627,573 shares of Series A Convertible Preferred Stock, of which 11,627,573 shares are issued and outstanding on the date hereof; 10,038,925 shares of Series B Convertible Preferred Stock, of which 10,038,925 shares are issued and outstanding as of the date hereof; and 28,000,000 shares of Series C Convertible Preferred Stock, of which 23,325,000 shares are issued and outstanding as of the date hereof;

        WHEREAS, HCC is a corporation duly organized, validly existing and good standing in the State of Delaware, with authorized capital stock consisting of 100,000,000 shares of Common Stock, $.001 par value ("HCC Common Stock"), of which _________ shares were issued and outstanding as of _______________, 2000 and ________ 5,000,000 shares of Preferred Stock, of which no shares were issued and outstanding as of ________________.

        WHEREAS, there are options outstanding covering 969,016 shares of Common Stock of the Company, all of which options shall be converted into options to acquire HCC Common Stock pursuant to the provisions hereof; and

        WHEREAS, Acquisition Corp. is a corporation duly organized and validly existing under the laws of the State of Delaware, with authorized capital stock consisting of 1,000 shares of common stock (the "Acquisition Corp. Common Stock"), of which 100 shares are issued and outstanding and owned by HCC; and

        WHEREAS, the respective Boards of Directors of the Company, HCC and Acquisition Corp. have determined that it is advisable and to the advantage of such corporations and their shareholders that Acquisition Corp. merge with and into the Company (the "Merger") upon the terms and conditions herein provided; and

        WHEREAS, the Boards of Directors of the Company, HCC and Acquisition Corp. have approved this Merger Agreement.

        NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, it is agreed as follows:

        1.  Merger.  Acquisition Corp. shall be merged with and into the Company
            ------
on the terms and conditions hereinafter expressed (the "Merger"). At the Effective Time (as defined hereinafter), the separate existence of Acquisition Corp. shall cease and the Company shall be the surviving entity (the "Surviving Entity"). The Merger shall be effective upon the filing of this Merger Agreement, with the Secretary of State of Delaware in the manner required by
Section 251 of the Delaware Corporation Law (the "Effective Time").

        2.  Directors and Officers and Governing Documents.  The Certificate of
            ----------------------------------------------
Incorporation of the Company, as in effect at the Effective Time, shall continue to be the Certificate of Incorporation of the Surviving Entity as the surviving corporation without change or amendment. The Bylaws of the Company as amended and in effect at the Effective Time, shall continue to be the Bylaws of the Surviving Entity as the surviving corporation without further change or amendment. The directors and officers of the Surviving Entity as of the Effective Time shall be the following: _______________________.

        3.  Succession.  At the Effective Time, the Surviving Entity shall
            ----------
succeed to Acquisition Corp. in the manner set forth in Section 259 of the Delaware Corporation Law.

        4.  Conversion of Shares.  At the Effective Time, by virtue of the
            --------------------
Merger and without any action by the holders thereof:

            (a) each share of Acquisition Corp. Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted at and as of the Effective Time into one share of Common Stock of the Company;

            (b) each share of Common Stock and Preferred Stock of the Company issued and outstanding immediately prior to the Effective Time, except those shares as to which the holder thereof perfects appraisal rights in accordance with the provisions of Section 262 of the Delaware Corporation Law ("Dissenting Shares"), shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted at and as of the Effective Time into ________ of a share of HCC Common Stock. Only whole shares of HCC Common Stock shall be issued; in lieu of any fractional share of HCC Common Stock, each such holder shall receive in cash the fair market value of such fractional share, valuing HCC Common Stock at the closing price for such stock on the Nasdaq National Market on the trading day immediately preceding the day on which the Merger becomes effective.

        5.  Escrow.  In order to provide indemnification in accordance with
            ------
Article IX of the Agreement and Plan of Reorganization and Merger among HCC, Acquisition Corp. and the Company, dated as of ______________, 2000 (the "Agreement") and with the Escrow Agreement (as defined in the Agreement), at the Effective Time or as soon thereafter as possible, a stock certificate representing 10% of the whole shares of HCC Common Stock (rounded to the nearest whole share) into which the shares of capital stock of the Company were converted pursuant to Section 4(b) of this Merger Agreement shall be delivered to the Escrow Holder (as defined in the Escrow Agreement) (which shares shall be withheld from the former holders of Common Stock and Preferred Stock of the Company ratably based on the number of shares of stock of the Company held by such holder immediately prior to the Effective Time).

        6.  Company Options.  At the Effective Time and pursuant to the terms of
            ---------------
the Agreement, each of the outstanding options to purchase Common Stock of the Company shall thereafter entitle the holder thereof to receive for each share of Common Stock of the Company subject to such option, upon exercise thereof, _______ of a share of HCC Common Stock, at an exercise price for each full share of HCC Common Stock equal to the quotient obtained by dividing (a) the exercise price per share of Common Stock of the Company with respect to such option by
(b) __________, which exercise price per share shall be rounded to the nearest whole cent. The number of shares of HCC Common Stock that may be purchased by a holder under any option assumed by HCC hereunder shall not include any fractional share of HCC Common Stock, but shall be rounded up to the next higher whole share of HCC Common Stock.

        7.  Dissenting Shares.  Any holder of Dissenting Shares shall have the
            -----------------
rights given such holder under Section 262 of the Delaware Corporation Law.

The Company shall be the entity obligated for the payment of the fair value of any shares held by a shareholder who has complied with the requirements of
Section 262 of the Delaware Corporation Law.

        8.  Surrender of Stock Certificates; Payment.
            ----------------------------------------

        On and after the Effective Time, all of the outstanding certificates which prior to that time represented Common or Preferred Stock of the Company, except for certificates representing Dissenting Shares, shall be deemed for all purposes to evidence ownership of and the right to receive the HCC Common Stock into which the stock represented by such certificates has been converted as provided herein. At or as soon as practicable after the Effective Time, each holder of record of a certificate or certificates that immediately prior to the Effective Time represented Common or Preferred Stock of the Company, except for Dissenting Shares, shall surrender such certificates to U.S. Stock Transfer Corporation as the Exchange Agent of HCC in accordance with the provisions contained in the Agreement and the Exchange Agent, in exchange for the surrender of such certificates, shall deliver to such holder the consideration which such holder is entitled to receive pursuant to Section 4(b) above, subject to the provisions of Section 5 above.

        IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by resolutions of the Boards of Directors and shareholders of the Company, HCC and Acquisition Corp., is hereby executed on behalf of each of said corporations by their respective officers thereunto duly authorized. Each of the undersigned affirms and acknowledges, under penalties of perjury, that this Merger Agreement is the act and deed of each such undersigned party and that the facts stated herein are true.


                                    VCC CORPORATION, a Delaware corporation


                                    By:  _____________________________________

                                    Title  ___________________________________

                                    HCC CORPORATION, a Delaware corporation


                                    By:  _____________________________________

                                    Title  ___________________________________


                                    HCC ACQUISITION CORP., a Delaware
                                    corporation


                                   By:  _____________________________________

                                   Title  ___________________________________

                                   EXHIBIT B


Assumptions for purposes of this Exhibit B:

     1. The number of outstanding shares of HCC common stock as of the Effective Time is 22,591,214.

     2. The average closing price of HCC common stock for the ten consecutive trading days immediately preceding the business day prior to the Closing Date is $7.00 per share.

     3. The number of shares of capital stock of VCI outstanding immediately prior to the Closing (including options) is 58,934,928.

     4.  There are no adjustments to the $103,500,000 purchase price.

                          Section 2.3(a) Illustration

     Each share of VCI stock is converted into that number of shares of HCC common stock equal to the amount determined by dividing (1) the lesser of (A) $103,500,000 7 or (B) 22,591,214 - 1 by (2) 58,934,928.

     (1)    (A)  $103,500,000 divided by = 14,785,714.29

            (B)  22,591,213

     (2)    14,785,714.29 (the lesser of (A) and (B)) divided by 58,934,928 =
            .250 (the "Exchange Ratio")

     Thus, each share of VCI common stock is converted into .250 shares of HCC common stock. If a Holder has 50,000 shares of VCI stock, such Holder's VCI stock will be converted into 12,500 shares of HCC common stock, calculated as follows:

     50,000 x .250 = 12,500 shares of HCC common stock

                         Section 2.5 (a) Illustration

     VCI stock options are converted into options to purchase the number of shares of HCC common stock determined by multiplying (1) the number of shares of common stock of VCI covered by the option by (2) the Exchange Ratio (rounded to the next higher whole share of HCC common stock). The exercise price for each converted VCI stock option shall be equal to quotient obtained by dividing (1) the exercise price of each VCI stock option by (2) the Exchange Ratio (rounded to the nearest whole cent).

     Assuming an optionee has an option to purchase 20,000 shares of VCI common stock at an exercise price of $1.50 per share, such option will be converted into an option to purchase 5,000 shares of HCC common stock at an exercise price of $6.00 per share, calculated as follows:

               20,000 x .250 = 5,000

               $1.50 divided by .250 = $6.00

                                   EXHIBIT C

                               ESCROW AGREEMENT

     THIS ESCROW AGREEMENT ("Escrow Agreement") is made as of March 15, 2000 by and among HealthCentral.com, a Delaware corporation ("HCC"); Robert M. Haft (the "Stockholder Representative"); and U.S. Bank Trust National Association, (the "Escrow Holder").

                                   RECITALS

     1. Pursuant to an Agreement and Plan of Reorganization and Merger (the "Agreement"), dated as of March 15, 2000, among HCC, HCC Acquisition Corp., a wholly-owned subsidiary of HCC ("Acquisition Corp."), and Vitamins.com, Inc., a Delaware corporation (the "Company"), Acquisition Corp. will be merged with and into the Company and the Company will be the surviving corporation and become a wholly-owned subsidiary of HCC (the "Merger").

     2. This Escrow Agreement is being entered into pursuant to Section 2.4 and Article IX of the Agreement. Execution and delivery of this Escrow Agreement is a condition to the obligation of HCC to consummate the Merger.

     3. As set forth in Section 2.4 of the Agreement, by their approval of the Agreement and the Merger, those persons who immediately prior to the effective time of the Merger (the "Effective Time") were the holders of shares of capital stock of the Company (exclusive of dissenters, the "Holders") have authorized the Stockholder Representative to act as their representative under this Escrow Agreement with the powers and authority provided herein.

     4. Pursuant to the Agreement, the shares of the capital stock of the Company that are outstanding immediately prior to the Effective Time, other than dissenting shares, will be converted into shares of the common stock of HCC.

     5. Section 2.4 of the Agreement provides that at the Effective Time, certain of the shares of the common stock of HCC issued in the Merger shall be delivered on behalf of the Holders to the Escrow Holder in order to secure the indemnification obligations of the Holders set forth in Article IX of the Agreement.

     NOW, THEREFORE, the parties agree as follows:

                                   Article I
                                  DEFINITIONS

     Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Agreement. In addition, for the purposes of this Escrow Agreement, the following terms shall have the following meanings:

     1.1  Claim Certificate.  "Claim Certificate" shall mean a certificate
          -----------------
signed by an officer of HCC stating (i) that HCC has incurred or reasonably believes it will in the future incur the amount of Losses specified in such Claim Certificate, (ii) in reasonable detail, the facts alleged as the basis for such claim and the section or sections of the Agreement alleged to have been violated, and (iii) the number of Escrowed Shares to which HCC believes it is entitled with respect to such Losses.

     1.2  Escrow Fund.  "Escrow Fund" shall mean the Escrowed Shares then held
          -----------
by the Escrow Holder, plus any cash received pursuant to Section 3.4 hereof, but shall not include any normal, regular cash dividends paid with respect to the Escrowed Shares which dividends shall be for the benefit of, and distributed to, the Holders with respect to such Escrowed Shares.

     1.3  Escrowed Share.  An "Escrowed Share" shall mean a share of HCC common
          --------------
stock delivered to the Escrow Holder by the Exchange Agent on behalf of the Holders in accordance with Sections 2.4 and Section 2.6 of the Agreement, together with any and all other shares of HCC common stock, or other securities of HCC received or receivable in respect of such escrowed share of HCC common stock, including, without limitation, any and all securities, to be issued or distributed in connection with any recapitalization, reclassification, split-up, merger, consolidation, exchange, stock dividend, stock split or similar event declared or effected with respect to shares of HCC common stock.

     1.4  Value.  "Value," when used with respect to an Escrowed Share, shall
          -----
have the meaning set forth in Section 9.2(b) of the Agreement.

                                  Article II
                              CREATION OF ESCROW

     2.1  Purpose.  This Escrow Agreement is being executed and delivered, and
          -------
the deposit of the Escrow Fund hereunder is being made in accordance with
Section 2.4 of the Agreement, for the purpose of securing the indemnification obligations of the Holders set forth in Article IX of the Agreement.

     2.2  Creation of Escrow Fund.  At or promptly after the Effective Time, the
          -----------------------
Stockholder Representative shall instruct the Exchange Agent to deposit with the Escrow Holder certificates representing those shares of HCC common stock required to be so deposited under Section 2.4 of the Agreement. HCC and the Holders agree that any other securities, which thereafter are to become part of the Escrow Fund as provided in Section 1.4 of this Escrow Agreement, shall be promptly deposited with the Escrow Holder upon receipt by or on behalf of the Holders, and receipt by the Escrow Holder on behalf of the Holders shall be deemed receipt by the Holders. Certificates representing securities deposited in the Escrow Fund shall be accompanied by separate stock powers endorsed in blank by the Stockholder Representative on behalf of the Holders.

     2.3  Tax Reporting With Respect to Escrow Fund.  All parties hereto agree
          -----------------------------------------
that for all income tax purposes (including any tax reporting obligations) the Holders shall be treated as the owners of the Escrowed Shares transferred by such Holder to the Escrow Fund until distributed from the Escrow Fund pursuant to the terms of this Escrow Agreement. The Holders agree to report on their own tax returns any income, gain or loss with respect to the Escrowed Shares held in the Escrow Fund.

                                  Article III
                                    CLAIMS

     3.1  Payment After Delivery of Claim Certificate.  If HCC gives the Escrow
          -------------------------------------------
Holder and the Stockholder Representative a Claim Certificate, then, as soon as practicable after the expiration of the period ending thirty (30) days after the Escrow Holder's receipt of such Claim Certificate, the Escrow Holder, subject to the provisions of Section 3.2 hereof (including, without limitation, issuance by the Stockholder Representative of a Dispute Notice), shall deliver to HCC, from the Escrow Fund, on behalf of HCC or other parties indemnified under the provisions of Section 9.2(a) of the Agreement that number of Escrowed Shares having a Value (to the extent the Escrow Fund is sufficient for such purpose) equal to the Losses specified in such Claim Certificate. Any Escrowed Shares to be delivered by the Escrow Holder under this Section 3.1 shall be allocated among the Holders, pro rata, in accordance with the number of shares of Company capital stock held by the Holders immediately prior to the Effective Time. The Escrow Holder will promptly provide notice to the Stockholder Representative of the Escrow Holder's receipt of the Claim Certificate, which such notice shall specify the date of the Escrow Holder's receipt thereof and shall attach a complete copy of the Claim Certificate.

     3.2  Disputes Respecting Claims.  Unless, within 30 days after the Escrow
          --------------------------
Holder's receipt of any Claim Certificate the Escrow Holder receives a written notice ("Dispute Notice") from the Stockholder Representative stating that the
         --------------
Stockholder Representative questions the accuracy of or otherwise disputes a matter asserted in such Claim Certificate, such Claim Certificate shall constitute full authority to the Escrow Holder to take the action provided for in Section 3.1 and shall be conclusive and binding on all parties hereto and on the Holders. If, however, the Stockholder Representative timely gives such a notice, the Escrow Holder shall not make any distribution to HCC of that portion of the Escrow Fund which the Stockholder Representative asserts in his notice should not be so distributed until the Escrow Holder receives (i) the written instructions of the Stockholder Representative and HCC or (ii) a final decision of a court of competent jurisdiction in the case of third party claims or of an arbitrator in the case of a dispute between HCC and the Stockholder Representative with respect to the Claim Certificate; in each case specifying the manner in which such distribution shall be made. For this purpose, a final decision shall mean the final judgment of any court of competent jurisdiction from which no appeal is then allowed or a final decision of an arbitrator pursuant to Article IX of the Agreement.

     3.3  Notice and Defense of Third Party Claims.  Notice and defense of third
          ----------------------------------------
party claims shall be handled in the manner provided in Article IX of the Agreement.

     3.4  Right to Substitute Cash Payment.  The Stockholder Representative may,
          --------------------------------
if any Holder so requests, elect to have such Holder's pro rata share of any Loss that is claimed in a Claim Certification satisfied by a cash payment by such Holder to the Escrow Holder. In such case, the Escrow Holder shall, upon receipt of such payment, release to the Stockholder Representative on behalf of such Holder an amount of Escrow Shares having a Value equal to the amount of such payment and transfer the cash received from such Holder to the person or persons entitled to receive such indemnity payment.

                                  Article IV
                          DISTRIBUTION OF ESCROW FUND

     4.1  Distribution of Undisputed Amounts.  Subject to Section 4.2 hereof, on
          ----------------------------------
the date that is the earlier of the date that is twelve (12) months after the Effective Time or within two business days after the Escrow Holder receives written notification that HCC has issued its first independent audit report showing the combined results of operations of HCC and VCI (the "Escrow
                                                                ------
Termination Date"), the Escrow Holder shall promptly distribute the entire
----------------
remaining Escrow Fund to the Stockholder Representative for the benefit of the Holders, or to the Holders if and as the Stockholder Representative shall direct, pro rata according to the number of shares of Company capital stock held by the Holders immediately prior to the Effective Time.

     4.2  Distribution of Disputed Amounts.  Notwithstanding the provisions of
          --------------------------------
Section 4.1 hereof, if, prior to the Escrow Termination Date, HCC shall have given a Claim Certificate to the Stockholder Representative and the Escrow Holder and a dispute, in accordance with Section 3.2 hereof, respecting that Claim Certificate or the subject matter of such Claim Certificate has not yet been resolved in accordance with Section 3.2, then the Escrow Holder shall continue to hold that portion of the Escrow Fund which is the subject of such dispute. Any portion of the Escrow Fund so withheld shall continue to be held by the Escrow Holder until it receives authorization to distribute the portion of the Escrow Fund so withheld in accordance with the second sentence of Section 3.2.

                                   Article V
                                 ESCROW HOLDER

     5.1 The Escrow Holder shall have no duties or responsibilities whatsoever with respect to the Escrow Fund except as are specifically set forth herein. The Escrow Holder shall neither be responsible for or under, nor chargeable with knowledge of the terms and conditions of, any other agreement, instrument or document in connection herewith other than Section 2.4 and Article IX of the Agreement. The Escrow Holder may conclusively rely upon, and shall be fully protected from all liability, loss, cost, damage or expense in acting or omitting to act pursuant to any written notice, instrument, request, consent, certificate, document, letter, telegram, opinion, order, resolution or other writing hereunder without being required to determine the authenticity of such document, the correctness of any fact stated therein, the propriety of the service thereof or the capacity, identity or authority of any party purporting to sign or deliver such document. The Escrow Holder shall have no responsibility for the contents of any such writing contemplated herein and may rely without any liability upon the contents thereof.

     5.2 The Escrow Holder shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized hereby or with the rights or powers conferred upon it hereunder, nor for action taken or omitted by it in good faith, and in accordance with advice of counsel (which counsel may be of the Escrow Holder's own choosing), and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind except for its own willful misconduct or gross negligence.

     5.3 HCC and each of the Holders jointly and severally agrees to indemnify the Escrow Holder and its employees, directors, officers and agents and hold each harmless against any and all liabilities incurred by it hereunder as a consequence of such party's action, and the parties agree to indemnify the Escrow Holder and hold it harmless against any losses, costs, payments, and expenses (including the fees and expenses of counsel) and all liabilities incurred by it in connection with the performance of its duties hereunder, except in either case for losses, costs, payments and expenses (including the fees and expenses of counsel) and liabilities incurred by the Escrow Holder resulting from its own willful misconduct or gross negligence.

     5.4 The Escrow Holder may resign as such following the giving of 60 days' prior written notice to HCC and the Stockholder Representative. Similarly, the Escrow Holder may be removed and replaced following the giving of 60 days' prior written notice to the Escrow Holder jointly by HCC and the Stockholder Representative. In either event, the duties of the Escrow Holder shall terminate 60 days after the date of such notice (or at such earlier date as may be mutually agreeable), except for its obligations to hold and deliver the Escrow Fund to the successor Escrow Holder; and the Escrow Holder shall then deliver the balance of the Escrow Fund then in its possession to such a successor Escrow Holder as shall be appointed by HCC and the Stockholder Representative as evidenced by a written notice filed with the Escrow Holder. If HCC and the Stockholder Representative are unable to agree upon a successor Escrow Holder by the effective date of such resignation or removal, the then acting Escrow Holder may petition any court of competent jurisdiction for the appointment of a successor Escrow Holder or other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. Upon acknowledgment by any successor Escrow Holder of the receipt of the then remaining balance of the Escrow Fund, the then acting Escrow Holder shall be fully released and relieved of all duties, responsibilities and obligations under this Escrow Agreement.

     5.5 The Escrow Holder shall not be bound in any way by any agreement, other than this Escrow Agreement. A copy of the Agreement has been provided to the Escrow Holder in connection with the execution of this Escrow Agreement and the Escrow Holder understands that the terms of the Holders' indemnification obligations are set forth in Article IX of the Agreement. The Agreement forms an integral part of this Escrow Agreement and, therefore,
Article IX thereof is hereby incorporated by reference herein.

     5.6 The Escrow Holder shall be under no duty to institute or defend any arbitration or legal proceeding with respect to the Escrow Fund or under this Escrow Agreement and none of the costs or expenses or any such proceeding shall be borne by the Escrow Holder. The costs and expenses of any such proceeding shall be borne as decided by the arbitrators or court and shall be direct obligations of HCC or the Holders, as the case may be, and shall not be satisfied in any way by the Escrow Fund.

     5.7 The Escrow Holder shall be entitled to payment from HCC for customary fees and expenses for all services rendered by it hereunder in accordance with Exhibit A attached hereto (as such schedule may be amended from time to time).
---------

                                  Article VI
                          STOCKHOLDER REPRESENTATIVE

     6.1 The Stockholder Representative shall have full power and authority to represent all Holders with respect to all matters arising under this Escrow Agreement (except that the Holders shall retain the right to vote the Escrowed Shares). All action taken by the Stockholder Representative hereunder shall be conclusive and binding upon the Holders as if expressly confirmed and ratified in writing by each of them. Without limiting the generality of the foregoing, the Stockholder Representative shall have full power and authority on behalf of all of the Holders to interpret all the terms and provisions of this Escrow Agreement, to give all approvals and take any other actions with respect to the Holders in connection with the subject matter of this Agreement and to consent to any amendment hereof. HCC may deal solely with and rely solely upon the Stockholder Representative as the representative of all the Holders. The Stockholder Representative shall incur no liability to the Holders except by reason of his willful misconduct or gross negligence. The Stockholder Representative may resign at any time and be relieved of his duties as Stockholder Representative, in which case, the Stockholder Representative shall designate in writing another Holder to serve as successor Stockholder Representative. The Stockholder

Representative's appointment and authority will survive the death, incapacity or incompetence of any Holder. The Stockholder Representative shall not be liable to any party hereto for any act which he may do or omit to do hereunder in good faith.

                                  Article VII
                                 MISCELLANEOUS

     7.1  Notices.  Except as expressly provided in this Escrow Agreement, all
          -------
notices (including any Claim Certificate) given in connection with this Escrow Agreement shall be deemed to have been duly given on the date of delivery if delivered by hand delivery or by nationally-recognized overnight courier with receipt therefor, addressed as follows:

        If to HCC:
        ---------

          HealthCentral.com
          6001 Shellmound Street, Suite 800
          Emeryville, CA 94608
          Attn: C. Fred Toney

        With a copy to:
        --------------

           Howard, Rice, Nemerovski, Canady,
              Falk & Rabkin
           A Professional Corporation
           Three Embarcadero Center, Seventh Floor
           San Francisco, California 94111
           Attention: Richard W. Canady

        If to the Stockholder Representative:
        ------------------------------------

           Robert M. Haft
           2346 Massachusetts Avenue, N.W.
           Washington, DC 20008

        With a copy to:
        --------------

           Venable, Baetjer, Howard & Civiletti, LLP
           1615 L Street, N.W., Suite 400
           Washington, DC 20036
           Attention: Michael Schlesinger

        If to the Escrow Holder:
        -----------------------

           U.S. Bank Trust National Association
           One California Street, 4th Floor
           San Francisco, CA 94111
           Attn: Ann Gadsby

        Such addresses may be changed from time to time by means of a notice given in the manner provided in this Section 7.1.

     7.2  Successors and Assigns.  The Escrow Holder, the Stockholder
          ----------------------
Representative (except as provided in Article VI hereof) and HCC may not assign, by operation of law or otherwise, all or any portion of its or their rights, obligations or liabilities under this Escrow Agreement without the prior written consent of the other parties hereto, which consent may be withheld in the absolute discretion of the party being asked for the Consent. Any attempted assignment in violation of this Section 7.2 shall be voidable. This Escrow Agreement and all action taken hereunder in accordance with its terms shall be binding upon and inure to the benefit of HCC and the other indemnified parties and their respective successors, assigns, heirs, executors, administrators and legal representatives, the Holders and their respective successors, assigns, heirs, executors, administrators and legal representatives, the Escrow Holder and its successors and the Stockholder Representatives and their successors, assigns, heirs, executors, administrators and legal representatives.

     7.3  Headings.  The headings contained in this Escrow Agreement are
          --------
intended principally for convenience and shall not, by themselves, determine the rights of the parties to this Escrow Agreement.

     7.4  Waiver.  Waiver of any term or condition of this Escrow Agreement by
          ------
any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Escrow Agreement.

     7.5  Governing Law.  This Escrow Agreement shall be governed by, and
          -------------
construed in accordance with, the laws of the State of Delaware as applied to agreements entered into and entirely to be performed within the state.

     7.6  Arbitration.  The parties hereto agree that if any Claim for Losses is
          -----------
made and not resolved, such Claim shall be submitted to arbitration under
Article IX of the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be signed the day and year first above written.


                            HEALTHCENTRAL.COM

                            By:_________________________________________

                            Title:______________________________________



                            STOCKHOLDER REPRESENTATIVE:


                            ____________________________________________

                            By: Robert M. Haft




                            U.S. BANK TRUST NATIONAL


                            By:_________________________________________

                            Title:______________________________________

                                   EXHIBIT D

                               VOTING AGREEMENT


     THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of March __, 2000 by and among HealthCentral.com, a Delaware corporation ("HCC"), Vitamins.com, Inc., a Delaware corporation (the "Company") and the undersigned stockholder ("Stockholder") of HCC.

                                   RECITALS

     A. Concurrently with the execution of this Agreement, HCC, HCC Acquisition Corp., a Delaware corporation and wholly owned subsidiary of HCC ("Acquisition Corp."), and the Company have entered into an Agreement and Plan of Reorganization and Merger (the "Reorganization Agreement"), which together with a related Agreement of Merger (collectively, the "Merger Agreement") provide for the merger of Acquisition Corp. with and into the Company (the "Merger"). Pursuant to the Merger, all outstanding capital stock of the Company will be exchanged for HCC common stock.

     B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding Common Stock and such number of shares of the outstanding Preferred Stock, of HCC as is indicated on the final page of this Agreement (the "Shares").

     C. The agreements of the Stockholder contained herein are in consideration of the execution of the Reorganization Agreement by the Company and the Company would not have executed the Reorganization Agreement but for Stockholder's execution of this Agreement and its commitment to perform its obligations hereunder.

     NOW, THEREFORE, in consideration of the foregoing and subject to the terms and conditions of the Reorganization Agreement the parties agree as follows:

     1.   Agreement to Retain Shares.
          --------------------------

          1.1  Transfer and Encumbrance.  Stockholder agrees not to transfer,
               ------------------------
sell, exchange, pledge (except in connection with a bona fide loan transaction, provided that any pledgee agrees not to transfer, sell, exchange, pledge or otherwise dispose or encumber the Shares or any New Shares (as defined in Section 1.2 below) prior to the

Expiration Date (as defined below)) or otherwise dispose of or encumber the Shares or any New Shares or to make any offer or agreement relating thereto, at any time prior to the Expiration Date, except that nothing herein, subject to applicable securities laws, shall prevent a transfer or sale of the Shares or any New Shares to another party if such party agrees in writing to be bound by all of the terms of this Voting Agreement. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (ii) the termination of the Reorganization Agreement in accordance with its terms.

          1.2  New Shares.  Stockholder agrees that any shares of capital stock
               ----------
of HCC that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership, or otherwise is granted a voting proxy with respect thereto, after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2.  Agreement to Vote Shares.  Unless the Reorganization Agreement is
         ------------------------
terminated pursuant to the provisions of Article VIII thereof, at every meeting of the stockholders of HCC held prior to the Effective Time called with respect to the Merger Agreement and the Merger, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of HCC with respect to the same, Stockholder shall vote the Shares and any New Shares in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger.

     3.  Representation and Warranty of Stockholder.  Stockholder represents and
         ------------------------------------------
warrants and covenants that Stockholder: (i) is the beneficial owner of the Shares, which at the date of this Agreement and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of HCC other than the Shares (excluding shares as to which Stockholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement.

     4.   Termination.  This Agreement shall terminate and shall have no further
          -----------
force or effect as of the Expiration Date.

     5.   Miscellaneous.
          -------------

          5.1  Severability.  If any term, provision, covenant or restriction of
               ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          5.2  Binding Effect and Assignment.  This Agreement and all of the
               -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other.

          5.3  Amendments and Modification.  This Agreement may not be modified,
               ---------------------------
amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

          5.4  Specific Performance; Injunctive Relief.  The parties acknowledge
               ---------------------------------------
that the Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity.

          5.5  Notices.  All notices and other communications pursuant to this
               -------
Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given on the date of delivery if delivered by hand delivery or by facsimile to the persons identified below or two days after mailing by air courier addressed as follows:

        If to HCC:

        6001 Shellmound Street, Suite 800
        Emeryville, CA 94608
        Phone: (510) 250-2500
        Telecopy: (510) 250-2525
        Attn: C. Fred Toney

        With a copy to:

        Howard, Rice, Nemerovsky, Canady, Falk & Rabkin
        Three Embarcadero Center, 7th Floor
        San Francisco, CA 94111
        Phone: (415) 434-1600
        Telecopy: (415) 217-5910
        Attn: Richard Canady, Esq.

        If to the Company:

        2924 Telestar Court
        Falls Church, VA 22042
        Phone: (703) 849-0800
        Telecopy: (703) 849-8227
        Attn: Robert M. Haft

        With a copy to:

        Venable, Baetjer, Howard and Civiletti, LLP
        1615 L. Street, N.W., Suite 400
        Washington, DC 20036
        Phone: (202) 452-8600
        Telecopy: (202) 429-3231
        Attn: Michael A. Schlesinger, Esq.

        If to Stockholder:

        To the address for notice set forth on the last page hereof.

        Such addresses may be changed from time to time by means of a notice given in the manner provided in this section.

          5.6  Governing Law.  This Agreement shall be governed by, construed
               -------------
and enforced in accordance with the internal laws of the State of Delaware.

          5.7  Entire Agreement.  This Agreement contains the entire
               ----------------
understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          5.8  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          5.9  Effect of Headings.  The section headings herein are for
               ------------------
convenience only and shall not affect the construction or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.


                                          STOCKHOLDER

                                          By:_______________________________


                                             Stockholder's Address for Notice:

                                             _______________________________
                                             _______________________________
                                             _______________________________
                                             _______________________________

                                             Shares of HCC Common Stock of which
                                             you are the record owner or over
                                             which you have voting control:

                                             __________ shares

                                             HEALTHCENTRAL.COM


                                             By:______________________________
                                                Chief Executive Officer


                                             VITAMINS.COM, INC.


                                             By:______________________________
                                                Chief Executive Officer

                                   EXHIBIT E

                         WRITTEN CONSENT AND AGREEMENT
                     OF STOCKHOLDERS OF VITAMINS.COM, INC.

          THIS WRITTEN CONSENT AND AGREEMENT OF STOCKHOLDERS OF VITAMINS.COM, INC. (this "Agreement") is made and entered into as of March 15, 2000 between VITAMINS.COM, INC., a Delaware corporation (the "Company"), and the undersigned stockholders (each, a "Stockholder" and, collectively, the "Stockholders") of the Company.

                                   RECITALS

     A. The Company desires to enter into that certain Agreement and Plan of Reorganization and Merger with HealthCentral.com, a Delaware corporation ("HCC"), and HCC Acquisition Corp., a Delaware corporation and wholly owned subsidiary of HCC ("Acquisition Corp.") [the "Merger Agreement"], under which, at the Effective Time (as defined in the Merger Agreement), Acquisition Corp. will merge into the Company and the Company will be the survivor (the "Merger Transaction").

     B. Each Stockholder is the record owner of such number and class of shares of the outstanding shares of capital stock of the Company as has been stated on the signature page for such Stockholder to this Agreement (the "Shares").

     NOW, THEREFORE, in consideration of the foregoing and subject to the terms and conditions of the Merger Agreement the parties agree as follows:

          1.   Defined Terms.  Unless otherwise defined herein, the capitalized
               -------------
terms in this Agreement shall have the meaning ascribed thereto in the Merger Agreement.

          2.   Approval of Merger.  The undersigned hereby authorizes,
               ------------------
approves, ratifies and adopts the Merger Transaction and the Merger Agreement in substantially the form attached to this Agreement as Exhibit A, together with each document attached thereto, in substantially the forms which have been reviewed by the stockholders of the Company, under which Acquisition Corp. shall merge with and into the Company, with the Company as the surviving corporation. The execution of this Agreement by the undersigned shall constitute, by written consent in lieu of a Special Meeting of Stockholders pursuant to Section 228 of the DGCL, the undersigned's irrevocable consent, approval and authorization, for all purposes and in all respects including, without limitation, the specific series voting rights contained in Section IV, E., 2 of the Company's Restated Certificate of Incorporation, of the Merger Agreement and the transactions contemplated thereby, and the undersigned hereby irrevocably approves, authorizes, empowers and directs the officers of the Company to execute and deliver the Merger Agreement, together with the documents attached thereto, and to perform the obligations thereunder and to take all such steps and to do and authorize to be done all such acts and things as may be necessary, advisable, convenient or proper for the purpose of carrying out the foregoing resolutions and the intent thereof, and for the purposes of fully effectuating and carrying out the Merger Transaction. By executing this Agreement, the undersigned waives any and all rights of appraisal, and any notice of such rights, in connection with the Merger Transaction, including, without limitation, rights under Section 262 of the DGCL. The undersigned agrees not to take any action that would modify, amend or revoke its approval of the Merger Transaction, and the undersigned further agrees that it shall not take any action that would negate, frustrate or make impossible the performance of the Company under the Merger Agreement. By executing this Agreement, the undersigned waives notice of the time, place and purpose of the Special Meeting of the Stockholders and agrees to the transaction of the business of the Special Meeting by written consent of the Stockholders in lieu of such Special Meeting. The undersigned agrees reasonably to cooperate with the Company in connection with the Merger Transaction and to provide such further assurances as the Company may reasonably request.

          3.   Appointment of Stockholder Representative.
               -----------------------------------------

               (a) The undersigned hereby irrevocably and unconditionally appoints Robert M. Haft as Stockholder Representative under the Merger Agreement and the Escrow Agreement with all rights, powers and authorities as the undersigned's Stockholder Representative to act on behalf of and bind the undersigned in connection with matters arising under Article IX of the Merger Agreement and the Escrow Agreement, including, without limitation, (a) control of claims for indemnification under Section 9.5 of the Merger Agreement, (b) control of the defense of indemnification claims pursuant to Section 9.6 of the Merger Agreement, (c) control of any arbitration under Section 9.7 of the Merger Agreement, (d) to cause the Escrow Shares to be deposited with the Escrow Holder, (e) to give and receive notices pursuant to the Escrow Agreement, (f) to assert, pursue, defend, settle and resolve claims under the Escrow Agreement and
(g) to receive for the benefit of the undersigned any distributions from the Escrow Fund.

               (b) HCC and the Escrow Holder will be entitled to rely on any communication from the Stockholder Representative with respect or pursuant to the Merger Agreement and the Escrow Agreement, and to distribute or pay all amounts due to the undersigned notwithstanding any contrary communication from any other person (including without limitation the undersigned).

               (c) If the Stockholder Representative resigns under Section 3(g) below, the Stockholder Representative may designate in writing an individual who is either a member of the Company's Board of Directors immediately prior to the Effective Time or a Holder (an "Eligible Successor") to serve as successor Stockholder Representative under this Agreement, the Merger Agreement and the Escrow Agreement ("Successor Representative"). If the Stockholder Representative dies or is removed by Super Majority Vote of the Holders for Cause, the Holders, acting by Super Majority Vote, will designate an Eligible Successor to serve as the Successor Representative. For purposes of this Agreement, "Super Majority Vote" shall mean the vote of Holders owning in the aggregate sixty percent (60%) or more of the shares of the Company's outstanding voting capital stock immediately prior to the Effective Time. For purposes of this Agreement, "Cause" shall mean the Stockholder Representative's fraud, willful misconduct or gross negligence in the performance of his responsibilities hereunder resulting in or likely to cause substantial harm to the Holders.

               (d) The Stockholder Representative may only be replaced for Cause and then only by a Super Majority Vote. The Stockholder Representative's appointment or authority will survive the death, incapacity or incompetence of any Holder.

               (e) The undersigned hereby agrees to bear, severally, the reasonable out-of-pocket expenses and costs of the Stockholder Representative and such attorneys' fees, expenses and other costs as may be incurred by Stockholder Representative in connection with the administration of the provisions of this Agreement, the Merger Agreement and the Escrow Agreement. In order to collect any amounts owed to him under this Agreement, the Stockholder Representative may set off against a Holder's share of the Escrow Fund.

               (f) The Stockholder Representative shall not be liable to any party hereto for any action which he may do or omit to do hereunder in good faith, and each of the undersigned hereby covenants and agrees, severally, in accordance with their respective pro rata share of the total number of shares of
                                 --- ----
the Company's outstanding capital stock immediately prior to the Effective Time, forever to indemnify, save, hold and keep the Stockholder Representative harmless from any liability or claims (including attorneys' fees, court costs and arbitration costs) suffered or incurred, directly or indirectly, in connection with this Agreement, the Merger Agreement and the Escrow Agreement; provided, however, that the foregoing shall not apply to any and all acts of willful misconduct, gross negligence or fraud on the part of the Stockholder Representative.

               (g) The Stockholder Representative may at any time resign and be discharged of the duties imposed hereunder (but without prejudice to any liability for willful misconduct or fraud hereunder) by giving at least thirty
(30) days' prior written notice to the Holders and HCC of the date on which such resignation will take effect; in which case, upon the effectiveness of such resignation:

                    (i) All cash and property then held by the Stockholder Representative hereunder shall be delivered by him to the Successor Representative as may be designated in writing by a Super Majority Vote, whereupon the Stockholder Representative's obligations hereunder shall cease and terminate; and

                    (ii) If for any reason no such Successor Representative is serving by such date, all obligations of the Stockholder Representative hereunder shall, nevertheless, cease and terminate on the later of the date so designated by the Stockholder Representative or such time as the Stockholder Representative deposits all cash and property then held by him hereunder with a court of competent jurisdiction.

               (h) In the event that a dispute arises among some or all of the Holders with respect to any matter for which the Stockholder Representative has authority, directly or indirectly, under this Agreement, the Merger Agreement and the Escrow Agreement, including any cash or property received by the Stockholder Representative, the Stockholder Representative may, in his sole discretion, file a suit in interpleader or seek joinder of any such persons in any pending action for the purpose of having the respective rights of the claimants adjudicated, and shall be entitled to release that portion of such cash of property the in dispute in accordance with the final judgment in such action. For purposes of such adjudication, each of the undersigned hereby agrees to submit themself to the jurisdiction of any court of competent jurisdiction in the State of Delaware. All expenses and counsel fees incurred by the Stockholder Representative in bringing or prosecuting any such action or in defending any action brought against the Stockholder Representative by adverse claimants shall be included within expenses of the Stockholder Representative for purposes of Section 3 hereof.

               (i) The Stockholder Representative shall have no liability to the parties hereto (in his capacity as such) except for Cause.

          4.   Release.  Effective as of the Effective Time, each Stockholder
               -------
hereby fully and forever irrevocably waives, releases and discharges the Company, its subsidiaries and affiliates, and each of their respective officers, directors, employees, Stockholder Representatives, representatives, predecessors, successors and assigns (collectively, the "Released Parties") from any and all actions, causes of action, suits, debts, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims and demands whatsoever, in law or equity (including, without limitation, any and all rights, claims or demands under the Company's Restated Certificate of Incorporation, Bylaws, the Investor Rights Agreement, the Co-Sale Agreement, the Management Rights Agreement or any other agreement entered into by the Stockholders pertaining to their respective stock ownership in the Company), which the undersigned, and each of their respective successors, Stockholder Representatives, representatives and/or assigns ever had, now has or have or hereafter can, shall or may have by reason of any matter, cause or thing, know or unknown, mature or contingent, in any way arising with respect to periods and events up to and including the Closing Date (as such term is defined in the Merger Agreement). [For California Stockholders only : The undersigned is aware of Section 1542 of the California Civil Code, which provides that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release, which if known by it must have materially affected its settlement with the debtor. Such provision, to the extent that it is applicable to this Section 4, and the provisions of any similar law, statute or regulation, to the extent that they are applicable to this Section 4, are hereby expressly waived by the undersigned.] The foregoing shall not apply to any existing written employment agreement to which a Stockholder is a party.

          5.  Agreement to Retain Shares. The undersigned agrees not to
              --------------------------
transfer, sell, exchange, pledge or otherwise dispose or encumber the Shares prior to the Expiration Date (as defined below) or to make any offer or agreement relating thereto, at any time prior to the Expiration Date, except that nothing herein, subject to applicable securities laws, shall prevent a transfer or sale of the Shares to another party if such party agrees in writing to be bound by the provisions of this Agreement. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (ii) the termination of the Merger Agreement in accordance with its terms.

          6.   Representation and Warranty of Stockholder.  Each Stockholder
               ------------------------------------------
represents and warrants and covenants that such Stockholder: (i) is the legal and beneficial owner of the Shares, which at the date of this Agreement and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) has full power and authority to make, enter into and carry out the terms of this Agreement; and
(iii) this Agreement is the legal and binding agreement of the Stockholder and is enforceable against such Stockholder in accordance with its terms.

          7.   Miscellaneous.
               -------------

               7.1  Severability.  If any term, provision, covenant or
                    ------------
restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               7.2  Binding Effect and Assignment.  This Agreement and all of
                    -----------------------------
the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other.

               7.3  Amendments and Modification.  This Agreement may not be
                    ---------------------------
modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

               7.4  Specific Performance; Injunctive Relief.  The parties
                    ---------------------------------------
acknowledge that the Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity.

               7.5  Notices.  All notices and other communications pursuant to
                    -------
this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given on the date of delivery if delivered by hand delivery or by facsimile to the persons identified below or two days after mailing by air courier addressed as follows:

        If to the Company:

          Vitamins.com, Inc.
          2924 Telestar Court
          Falls Church, VA 22042
          Attn:  President

        With a copy to:

          Venable, Baetjer, Howard & Civiletti, LLP
          1615 L Street, N.W., Suite 400
          Washington, D.C. 20036-5612
          Attn: Michael A. Schlesinger, Esq.

        If to Stockholder:

        To the address for notice set forth on the last page hereof.

        Such addresses may be changed from time to time by means of a notice given in the manner provided in this section.

               7.6  Governing Law.  This Agreement shall be governed by,
                    -------------
construed and enforced in accordance with the internal laws of the State of Delaware.

               7.7  Entire Agreement.  This Agreement contains the entire
                    ----------------
understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

               7.8  Counterparts.  This Agreement may be executed in several
                    ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

               7.9  Effect of Headings.  The section headings herein are for
                    ------------------
convenience only and shall not affect the construction or interpretation of this Agreement.

               7.10 Third-Party Beneficiary.  The Stockholder Representative
                    -----------------------
shall be a third party beneficiary of this Agreement.

               7.11 Survival.  This Agreement shall survive the Merger and the
                    --------
consummation of the transactions contemplated thereby.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                           [Signature Pages Follow.]

Signature page to Written Consent and Agreement of Stockholders.



                                            STOCKHOLDER


                                            By:_________________________________


                                               Stockholder's Address for Notice:



                                               Shares owned of record:

                                               __________ shares of the Company
                                               Common Stock

                                               __________ shares of Company
                                               Series _____ Preferred Stock


                                            VITAMINS.COM, INC.


                                            By:_________________________________
                                               Chief Executive Officer

                                   EXHIBIT A
                                      TO
                         WRITTEN CONSENT AND AGREEMENT


            Form of Agreement and Plan of Reorganization and Merger

                                   Exhibit F

                                Affiliate Letter


HealthCentral.com
6001 Shellmound Street, Suite 800
Emeryville, CA 94608

Ladies and Gentlemen:

        I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Vitamins.com, a Delaware corporation ("VCI"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and
                                ---------------------
Exchange Commission (the "Commission") under the Securities Act of 1933, as
                          ----------
amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series,
              ---
Releases 130 and 135, as amended, of the Commission. I have been further advised that pursuant to the terms of the Agreement and Plan of Reorganization and Merger dated as of March __, 2000 (the "Merger Agreement") among
                                            ------ ---------
HealthCentral.com, a Delaware corporation ("HCC"), HCC Acquisition Corporation,
                                            ---
a wholly-owned subsidiary of HCC ("Merger Sub"), and VCI, Merger Sub will be
                                   ----------
merged with and into VCI (the "Merger") and that as a result of the Merger, I
                               ------
may receive shares of HCC common stock in exchange for shares of VCI common stock owned by me.

        I represent, warrant and covenant to HCC that in the event I receive any HCC common stock as a result of the Merger:

        A. I shall not make any sale, transfer or other disposition of the HCC common stock in violation of the Act or the Rules and Regulations.

        B. I have carefully read this letter and the Merger Agreement and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of HCC common stock to the extent I believed necessary with my counsel or counsel for VCI.

        C. I have been advised that the issuance of HCC common stock to me pursuant to the Merger will be exempt from registration under the Act. However, I have also been advised that, since at the time the Merger will be submitted for a vote of the shareholders of HCC, I may be deemed to have been an affiliate of VCI and the distribution by me of HCC common stock has not been registered under the Act, and that I may not sell, transfer or otherwise dispose of HCC common stock issued to me in the

Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Purchaser, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

        D. Except as set forth in the Merger Agreement, I understand that HCC is under no obligation to register the sale, transfer or other disposition of the HCC common stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

        E. I also understand that stop transfer instructions will be given to HCC transfer agents with respect to the HCC common stock and that there will be placed on the certificates for the HCC common stock issued to me, or any substitutions therefor, a legend stating in substance:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM."

and

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT APPLIES, AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER, IN FORM AND SUBSTANCE TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933."

        F. I also understand that unless the transfer by me of my HCC common stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, HCC reserves the right to put the following legend on the certificates issued to my transferee:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
        REGISTERED UNDER THE SECURITIES ACT

        AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF SECURITIES ACT AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

        It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to HCC a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to HCC, to the effect that such legend is not required for purposes of the Act.

        I further represent to and covenant with HCC that from the date that is 30 days prior to the Effective Time (as defined in the Merger Agreement) I will not sell, transfer or otherwise dispose of, including entering into any hedging transaction with respect to, shares of VCI common stock held by me and that I will not sell, transfer or otherwise dispose of, including entering into any hedging transaction with respect to, any shares of HCC common stock received by me in the Merger or other shares of HCC common stock until after such time as results covering at least 30 days of combined operations of HCC and VCI have been published by HCC, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the results of at least 30 days of combined operations; provided, however, that this paragraph shall not prevent me from selling, transferring or disposing of such number of shares of VCI common stock or HCC common stock as will not, in the reasonable judgment of accountants to HCC, interfere with or prevent the Merger being accounted for as a "pooling of interests," taking into account the nature, extent and timing of such sale, transfer or disposition and of similar sales, transfers or dispositions by all other affiliates of VCI and all affiliates of HCC.

        I understand that pursuant to the Merger Agreement, no certificate for HCC common stock shall be delivered to me in exchange for certificates representing VCI common stock until I have executed and delivered this agreement.

                              Very truly yours,


                              By:____________________________________

                              Name:__________________________________



Accepted this ____ day of March, 2000 by HealthCentral.com


By:___________________________________

Name:_________________________________

Title:________________________________

                                   EXHIBIT G

                             SHAREHOLDER'S LETTER


HealthCentral.com
6001 Shellmound Street, Suite 800
Emeryville, CA 94608

Ladies and Gentlemen:

        1. Letter and Agreement. By executing this letter, the undersigned ("Holder") makes the following representations and warranties in connection with the Agreement and Plan of Reorganization and Merger (the "Agreement"), dated as of March __, 2000, by and among HCC Corporation, a Delaware corporation ("HCC"), HCC Acquisition Corp., a Delaware corporation, and VC Corporation, a Delaware corporation (the "Company"). Holder is a shareholder of the Company. As a part of the transactions contemplated by the Agreement (the "Merger"), the Holder shall acquire shares of the common stock of HCC (the "Shares") in exchange for the shares of common stock of the Company currently held by the Holder (an "investment").

        2. Accredited Investor Status. Certain of the Company's shareholders are "accredited investors" as that term is defined and construed pursuant to Regulation D under the Securities Act of 1933, as amended (the "Act"). Please initial the appropriate space(s) in this section indicating either that Holder is or is not an accredited investor.

                          NOT AN ACCREDITED INVESTOR:


Initial  ______       The Holder is not an accredited investor (the Holder is
                      not an accredited investor if it does not qualify as an accredited investor on the basis of any of the factors listed in the Appendix).

                             ACCREDITED INVESTORS:

Initial  ______       The Holder is an accredited investor (the Holder is an
                      accredited investor if it qualifies as an accredited investor on the basis of any of the factors listed in the Appendix).

        3. Holder Representations and Warranties. Holder, and each person signing on behalf of Holder, hereby represents and warrants to, and agrees with, HCC as follows:

        Securities Law Compliance

            (a) Holder is acquiring the Shares for investment purposes only and does not intend to resell, distribute or subdivide the Shares. Except as set forth in Section 6, Holder is acquiring the Shares for Holder's own account (and not as a nominee or agent) and no other person will have any beneficial interest in the Shares.

            (b) Holder acknowledges that HCC is offering and selling the Shares pursuant to exemptions from registration under the Act, and exemptions from qualification under the securities laws of certain states, for transactions not involving any public offering, and that HCC is relying on the accuracy of the representations and warranties included herein to obtain those exemptions. Holder further represents and warrants to HCC as follows:

                    i) Holder has the financial ability to bear the economic risk of his or her investment in HCC (including its possible loss), has adequate means of providing for his or her current needs and personal contingencies, and has no need for liquidity with respect to his or her investment in HCC; and

                    ii)  Holder, either alone or with Holder's
representative(s), has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of an investment in HCC and has obtained, in his or her judgment, sufficient information from HCC to evaluate the merits and risks of an investment in HCC.

            (c) Holder understands that the Shares have not been registered under the Act or qualified under the securities laws of any state, and therefore cannot be transferred, resold, pledged, hypothecated, assigned, or otherwise disposed of unless they are subsequently registered or qualified under the Act and under applicable state securities laws, or an exemption from registration and/or qualification is available. Holder will not sell or otherwise transfer the Shares except pursuant to an effective registration under the Act or pursuant to an exemption from the registration requirements of the Act.

            (d) Holder's legal domicile and principal place of business is located in the jurisdiction set forth in Section 6(c).

        Basis for Investment; Authorization

            (e) Holder has been given the opportunity to ask questions of, and receive answers from, representatives of HCC and the Company concerning the terms and conditions of the Merger, and other matters pertaining to this investment, and has been given the opportunity to obtain such additional information as is necessary to evaluate the merits and risks of an investment in HCC. Holder's decision to buy the Shares was made on the basis of Holder's independent analysis of the terms of the purchase, and arms' length discussions with representatives of HCC and the Company and the representations, warranties and covenants of HCC in the Agreement.

            (f) Holder has determined that the Shares are a suitable investment for Holder, in light of Holder's investment goals, ability to sustain losses, needs for liquidity and previous decisions to invest in securities such as the Shares or securities bearing similar risks.

        4.  Miscellaneous.

            (a) Indemnity. Holder agrees to indemnify and hold harmless HCC and each of its shareholders, directors, officers, employees, agents, and attorneys, from and against any and all loss, liability, claims, damage, and expense (including any expense reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) related to any false representation or warranty or any breach of agreement by Holder contained herein.

            (b) Applicable Law. THIS LETTER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

            (c) Forum; Waiver of Jury Trials. All actions and proceedings arising out of or relating to this letter and related to the Merger, any agreement delivered in connection with the Merger, the Statement and/or the investment in HCC shall be heard and determined in any Delaware state or federal court sitting in the State of Delaware. The undersigned hereby (i) submits to the exclusive jurisdiction of any Delaware state or federal court sitting in the State of Delaware for the purpose of any action or proceeding arising out of or relating to this letter and related to the Merger, any agreement delivered in connection with the Merger, the Statement and/or the investment in HCC brought by any party, and (ii) waives, and agrees not to assert by way of motion, defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper, or that this letter or any agreement delivered in connection with the Merger may not be enforced in or by any of the above-named courts.

               THE UNDERSIGNED HEREBY WAIVES TO THE FULLEST
               --------------------------------------------
          EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT
          -----------------------------------------------
          MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY
          -----------------------------------------------
          ACTIONS OR PROCEEDINGS DIRECTLY OR INDIRECTLY
          ---------------------------------------------
          ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS
          ------------------------------------------------
          LETTER AND RELATED TO THE MERGER, ANY AGREEMENT
          -----------------------------------------------
          DELIVERED IN CONNECTION WITH THE MERGER, THE
          --------------------------------------------
          STATEMENT AND/OR THE INVESTMENT IN HCC.
          --------------------------------------

          (d) Counterparts. This letter may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts will, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

          (e) Gender. As used in this letter, the masculine gender shall include the feminine and neuter, and vice versa, as the context so requires; and the singular number shall include the plural, and vice versa, as the context so requires.

          (f) Headings. As used in this letter, section headings are for the convenience of reference only and shall not be used to modify, interpret, limit, expand or construe the terms of this letter.

        5.  Holder Information. Please complete the following:

            (a)  Name of Holder:________________________________________

                 Name of Joint Holder, if any:__________________________

            (b) Holder's Social Security or Taxpayer ID No. (if required by law):

                 _______________________________________________________

            (c) Holder's legal domicile and principal place of business is located in the State of________________________________________

            (d)     Address:                     Mailing Address, if different:

                    ___________________________  ______________________________

                    ___________________________  ______________________________

                    ___________________________  ______________________________

             (e)    Telephone numbers:           (_____) _______-________ (home)
                                                 (_____) _______-________ (work)

DATED:  _________________, 2000.


SIGNATURE FOR INDIVIDUAL HOLDER:         SIGNATURE FOR CORPORATION, PARTNERSHIP,
                                         TRUST OR OTHER ENTITY HOLDER

____________________________________     _____________________________________
(Print Name of Holder)                   (Print Name of Holder)


____________________________________     _____________________________________
(Signature)                              (Signature)


____________________________________     _____________________________________
(Print Name of Joint Holder, if any)     (Print Name of Person Signing)


____________________________________     _____________________________________
(Signature of Joint Holder, if any)      (Print Title)



ACCEPTED:
---------

______________, a Delaware corporation

By:______________________________________

Its:_____________________________________

Date:___________________, 2000

                                   APPENDIX

        Holder is an accredited investor if any of the following apply:

FOR INDIVIDUAL HOLDERS ONLY:

        I have an individual net worth/1/, or my spouse and I have a combined net worth, in excess of $1,000,000.

AND/OR

        I had individual income, excluding any income attributable to my spouse, of more than $200,000 in each of the two calendar years preceding the calendar year in which this Agreement is submitted, and I reasonably expect to have an individual income in excess of $200,000 in this calendar year.

AND/OR

        My spouse and I had joint income of more than $300,000 in each of the two calendar years preceding the calendar year in which this Agreement is submitted, and reasonably expect to have joint income in excess of $300,000 during this calendar year.

FOR CORPORATIONS, PARTNERSHIPS, BUSINESS TRUSTS, OR OTHER ENTITIES:

        Holder (i) was not formed for the specific purpose of acquiring the Shares and (ii) has total assets in excess of $5,000,000.

AND/OR

        Each of Holder's equity owners is an accredited investor.

        The Holder is an institutional investor described in more detail in Rule 501(a)(1) or (2) of Regulation D, such as a bank, savings and loan association, registered broker or dealer, insurance company, registered investment company, business development company or small business investment company. Please circle the appropriate description in the previous sentence or describe here:_

FOR HOLDERS THAT ARE TRUSTS:

        The trustee of the subscribing trust is: (i) a bank (as defined in Section 3(a)(2) of the Act); (ii) acting in its fiduciary capacity as trustee; and (iii) subscribing for the purchase of the Shares on behalf of a trust.

___________________________________

/1/ For purposes of this Section, "net worth" means the excess of total assets at fair market value (including principal residence, home furnishings and automobiles) over total liabilities.

AND/OR

        (i) The subscribing trust has total assets in excess of $5,000,000; and
(ii) the person making the investment decision on behalf of the trust has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Shares.

AND/OR

        (i) The subscribing trust is a revocable trust that may be amended or revoked at any time by the grantors thereof; and (ii) all of the grantors are accredited investors.

FOR INDIVIDUAL RETIREMENT ACCOUNTS:

        The participant (i.e., the equity owner) of the subscribing IRA is an accredited investor.

FOR HOLDERS THAT ARE EMPLOYEE BENEFIT PLANS

(INCLUDING KEOGH PLANS):

        Holder is (i) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and (ii) the decision to invest in the Company was made by a plan fiduciary (as defined in Section 3(21) of ERISA) that is either a bank, savings and loan association, insurance company, or registered investment adviser. The name of that plan fiduciary is:

AND/OR

        Holder is an employee benefit plan within the meaning of ERISA and has total assets in excess of $5,000,000.

AND/OR

        All of Holder's plan participants are accredited investors.

AND/OR

        (i) Holder is a defined contribution or defined benefit plan qualified under Section 401(a) of the Internal Revenue Code; (ii) the plan provides for segregated accounts for each plan participant; (iii) the plan documents provide each plan participant with the authority to direct the plan trustee to make this investment to the extent of the participant's voluntary contributions plus that portion of the employer's contributions that have vested to the plan participant's benefit; (iv) one or more plan participants have directed the plan trustee to make this investment; and (v) each such plan participant is an accredited investor.

FOR 501(c)(3) ORGANIZATIONS:

        Holder (i) is an organization described in section 501(c)(3) of the Internal Revenue Code not formed for the specific purpose of acquiring the Shares, and (ii) has total assets in excess of $5,000,000.

                                  EXHIBIT H-1

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT ("Agreement") is made as of _______________,
                                 ---------
2000, but is only effective as of the Effective Date (as defined below), by and among HCC Corporation, a Delaware corporation ("HCC"), VC Corporation, a Delaware corporation ("VC"), and Robert M. Haft ("Employee").
                                                  --------

                                  BACKGROUND

     This Agreement is entered into in connection with and is ancillary to an Agreement and Plan of Reorganization and Merger (the "Plan"), dated as of March
                                                      ----
___, 2000 among HCC, Acquisition Corp., a Delaware corporation and wholly owned subsidiary of HCC ("Acquisition Corp"), and VC, pursuant to which Acquisition
                    ----------------
Corp is to merge with and into VC (the "Merger"), VC will continue as the
                                        ------
surviving corporation in the merger, and the shares of VC capital stock outstanding immediately prior to the effective time of the merger will be converted into shares of HCC Common Stock. The date on which the Merger becomes effective will be the effective date of this Agreement (the "Effective Date").
                                                             --------------

     In consideration for HCC's entering into and performing under the Plan, Employee has agreed to concurrently enter into the Confidentiality Agreement and the Non-Competition Agreement (as provided in Section 5).

     VC and HCC are sometimes together referred to herein as the "Company".

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements of the parties contained herein, HCC and Employee hereby agree as follows:

     1.  Duties.  Employee will be employed as a full-time employee of HCC and
         ------
initially will serve as its President of VC, and agrees to perform such services as are commensurate with such a position and as may be reasonably required or directed by the Chief Executive Officer of HCC. Employee agrees to perform such other duties and responsibilities, commensurate with Employee's position, as may be reasonably required of him by the Chief Executive Officer of HCC. Employee agrees that, to the best of Employee's ability and experience, Employee will at all times conscientiously perform all of the duties and obligations assigned to Employee in accordance with this Agreement.

     2.  Full-Time Employment.  Employee's employment will be on a full-time
         --------------------
basis, in accordance with standard employee policies for HCC. Except for such activities, if any, as may be set forth in Schedule 1 attached hereto or as may hereafter be consented to by HCC in its sole discretion, during Employee's employment hereunder, Employee will not engage in any other business or render any commercial or professional services, directly or indirectly, to any other person or organization, whether for compensation or otherwise, provided that Employee may (i)
provide incidental assistance to family members on matters of family business, and (ii) sit on the boards of charitable and nonprofit organizations which do not compete with HCC, provided in each case that such activities do not conflict with or materially interfere with Employee's obligations to HCC. Employee may make personal investments in nonpublicly traded corporations, partnerships or other entities, which are not engaged in: (i) a pharmacy or retail drugstore business (including but not limited to a business involved in the provision of prescription, over-the-counter and health and beauty products) that operates interactively via electronic media, including over the Internet or (ii) a business, other than a manufacturing business, that provides health information, products and services directly to the general public (including linkages between consumers and health providers, payors and ancillary entities) in various communications media, including but not limited to radio, television, Internet, interactive television, interactive cable and satellite (the foregoing description of business activities and markets shall be referred to in this Agreement as "Competitive Businesses"). Notwithstanding anything to the contrary
              ----------------------
contained in this Agreement, Employee may make personal investments in publicly traded corporations regardless of the business they are engaged in, provided that Employee does not at any time own in excess of 1% of the issued and outstanding stock of any such publicly traded corporation that is engaged in any Competitive Businesses.

     3.  Place of Employment.  During the term of employment, Employee shall
         -------------------
render his services principally at the principal executive offices of the Company, as mutually agreed. In addition, Employee shall do such traveling as shall be reasonably necessary in connection with his duties and responsibilities hereunder.

     4.  Compensation.
         ------------

         (a)  Salary.  Employee's initial monthly base salary rate shall be
              ------
$12,500 per month (the "Monthly Base Salary") ($150,000 on an annualized basis),
                        -------------------
subject to review and increase from time to time thereafter in accordance with the Company's policies. Such salary shall be paid in accordance with the Company's normal payroll practices.

         (b) Business Expenses.  The Company shall reimburse Employee for all
             -----------------
reasonable business expenses incurred by Employee in the course of performing services for HCC the Company under this Agreement in accordance with the Company's then existing policy relating to reimbursement of business expenses for the Company's employees.

         (c) Other Benefits.  Employee will be entitled to participate in or
             --------------
receive benefits commensurate with Employee's position and those of similarly situated employees of HCC in accordance with HCC's standard employee policies in effect from time to time. HCC may change, amend, modify or terminate any benefit plan from time to time.

         (d) Withholding, Etc.  The Company may make such deductions,
             ----------------
withholdings and other payments from all sums payable pursuant to this Agreement which are required by law or as Employee requests in writing for taxes and other charges.

         (e) Vacation.  Employee shall be entitled to no less than three weeks
             --------
of paid vacation or personal time off during each full calendar year of his employment hereunder (and a pro rata portion thereof for any period of such employment that is less than a full calendar year) or such greater amount of vacation, personal and other leave as HCC provides to similarly situated employees of HCC.

     5.   Confidentiality.  Simultaneously with the execution of this Agreement,
          ---------------
Employee is executing and delivering and hereby adopts and agrees to be bound by the form of Confidential Information and Invention Assignment Agreement attached hereto as Schedule 2 (the "Confidentiality Agreement").
                           -------------------------

     6.   Termination.  Employee's employment with the Company will be on an "at
          -----------
will" basis, which means that either Employee or HCC may terminate Employee's employment at any time for any reason or no reason, without further obligation or liability, subject to the terms and conditions of this Agreement. Except in the case of Employee's fraud or theft or misappropriation of Company property, the Company's sole recourse against Employee for breaches under this Agreement shall be to exercise its right to terminate Employee's employment with the Company. In particular,

          (a) Employee's employment shall terminate upon the death of Employee.

          (b) The Company may terminate Employee's employment by written notice to Employee in the event Employee is unable, for a period of three or more consecutive months or 150 calendar days during any consecutive twelve-month period, due to illness, accident or other physical or mental incapacity, to perform his duties hereunder.

          (c) The Company may terminate Employee's employment for "Cause" (as
                                                                   -----
defined below) by written notice to Employee.

          (d) The Company may terminate Employee's employment for any other reason by written notice to Employee.

          (e) Employee may terminate Employee's employment for any reason at any time by written notice to the Company.

          (f) The Confidentiality Agreement, the Non-Competition Agreement executed by the Employee concurrently herewith and Sections 5, 6, 7, 8 and 9 of this Agreement shall survive the termination of this Agreement as a result of the termination of Employee's employment for any reason.

     7.   Definition of "Cause."  As used in this Agreement, the term "Cause"
          --------------------                                         -----
shall mean:

          (a) Employee personally engaging in knowing and intentional illegal conduct which is seriously injurious to HCC or its affiliates;

          (b) Employee being convicted of a felony, or committing a material act of dishonesty or fraud against, or the material misappropriation of property belonging to, HCC or its affiliates;

          (c) Employee habitually neglecting his duties hereunder,

          (d) Employee knowingly and intentionally breaching any material term of this Agreement, the Confidentiality Agreement or the Noncompetition Agreement executed by the Employee concurrently herewith (the "Noncompetition Agreement");

          (e) Employee's commencement of employment with another employer while he is an employee of HCC; or

          (f) any material breach by Employee of any material provision of this Agreement or the Confidentiality Agreement or the Non-Competition Agreement executed by the Employee concurrently herewith which continues uncured for 30 days following notice thereof.

     8.   Severance Payment.  If HCC terminates Employee's employment pursuant
          -----------------
to Section 6(d) during the period beginning on the Effective Date and ending one year thereafter (the "Severance Period"), then HCC will pay Employee on a
                      ----------------
monthly basis and at a monthly rate the Monthly Base Salary for the greater of
(i) six (6) months or (ii) each month remaining in the Severance Period (subject to proration for any partial month so remaining), subject to Employee's continued compliance with all the terms of the Confidentiality Information and the Non-Competition Agreement and the surviving terms of this Agreement, and provided, however, that if Employee begins rendering services as an employee or
--------  -------
consultant in excess of thirty (30) hours per week to any person or entity during the Severance Period and receives salary for such services, then the
                                        =
Company will cease making such severance payments at such time. Employee has no obligation to seek employment during the Severance Period.

     9.   Miscellaneous.
          -------------

          (a) Notices.  Any and all notices permitted or required to be given
              -------
under this Agreement must be in writing. Notices will be deemed given (i) when personally received or when sent by facsimile transmission (as evidenced by the sender's confirmation receipt), (ii) on the first business day after having been sent by commercial overnight courier with written verification of receipt, or
(iii) seventy-two (72) hours after having been sent by registered or certified mail from a location on the United States mainland, return receipt requested, postage prepaid, whichever occurs first, at the address set forth below or at any new address, notice of which will have been given in accordance with this
Section 9(a):

If to HCC:


                        Attn:  Chief Executive Officer

If to Employee:



with a copy to:



          (b) Entire Agreement; Amendments. This Agreement, the Confidentiality
              ----------------------------
Agreement and the Noncompetition Agreement contain the entire agreement and supersede and replace all prior agreements between HCC or Company and Employee concerning the subject matter contained in this Agreement. This Agreement may not be changed or modified in whole or in part except by a writing signed by the party against whom enforcement of the change or modification is sought.

          (c) Successors and Assigns.  This Agreement will not be assignable by
              ----------------------
either Employee or HCC, except that the rights and obligations of HCC under this Agreement may be assigned to a corporation which becomes the successor or HCC to HCC or Company as the result of a merger or other change of control in the ownership of HCC or Company.

          (d) Governing Law.  This Agreement will be governed by and interpreted
              -------------
according to the substantive laws of the State of Delaware without regard to such state's conflicts law. Each party hereto agrees to submit to the jurisdiction of the state and Federal courts located within the State of Delaware and agrees that venue for any dispute hereunder shall lie exclusively in such courts.

          (e) No Waiver.  The failure of either party to insist on strict
              ---------
compliance with any of the terms of this Agreement in any instance or instances will not be deemed to be a waiver of any term of this Agreement or of that party's right to require strict compliance with the terms of this Agreement in any other instance.

          (f) Severability.  Employee and HCC recognize that the limitations
              ------------
contained herein are reasonably and properly required for the adequate protection of the interests of HCC. If for any reason a court of competent jurisdiction or binding arbitration proceeding finds any provision of this Agreement, or the application thereof, to be unenforceable, the remaining provisions of this Agreement will be interpreted so as best to reasonably effect the intent of the parties. The parties further agree that the court or arbitrator shall replace any such invalid or unenforceable provisions with valid and enforceable provisions designed to achieve, to the extent possible, the business purposes and intent of such unenforceable provisions.

          (g) Counterparts.  This Agreement may be executed in counterparts
              ------------
which when taken together will constitute one instrument. Any copy of this Agreement with the original signatures of all parties appended will constitute an original.

          (h) Attorneys' Fees.  In the event any dispute arises hereunder the
              ---------------
court shall
have the authority to award costs and attorneys' fees to the prevailing party.

     IN WITNESS WHEREOF, this Agreement is made and effective as of the Effective Date.

HCC CORPORATION                             EMPLOYEE


By:__________________________________       ____________________________


VC CORPORATION


By:  ________________________________

                    SIGNATURE PAGE TO EMPLOYMENT AGREEMENT

                                  SCHEDULE 1

                             PERMITTED ACTIVITIES


Robert M Haft Insurance Trust 1986
RMH Investment Associates LLC
ROBERT HAFT CAPITAL L.L.C.
ROBERT HAFT GROUP L.L.C.
Home Health L.L.C
Jefferson Chase LLC
Colby Bartlett LLC
Hamilton Morgan LLC
Cropexchange.com
Claimjump.com
Intrepid Connecticut Ave. L.L.C.
Intrepid C Street L.L.C.

                                  SCHEDULE 2

                           CONFIDENTIALITY AGREEMENT

                                  SCHEDULE 3

                           NONCOMPETITION AGREEMENT

                                  EXHIBIT H-2

                             EMPLOYMENT AGREEMENT

          This EMPLOYMENT AGREEMENT ("Agreement") is made as of March ___, 2000,
                                      ---------
but is only effective as of the Effective Date (as defined below), by and among HCC Corporation, a Delaware corporation ("HCC"), ________, a Delaware corporation ("VC"), and Bruce Kudeviz ("Employee").
                                        --------

                                  BACKGROUND

          This Agreement is entered into in connection with and is ancillary to an Agreement and Plan of Reorganization and Merger (the "Plan"), dated as of
                                                         ----
March ___, 2000 among HCC, Acquisition Corp., a Delaware corporation and wholly owned subsidiary of HCC ("Acquisition Corp"), and VC, pursuant to which
                          ----------------
Acquisition Corp is to merge with and into VC (the "Merger"), VC will continue as the surviving corporation in the merger, and the shares of VC capital stock outstanding immediately prior to the effective time of the merger will be converted into shares of HCC Common Stock. The date on which the Merger becomes effective will be the effective date of this Agreement (the "Effective Date").
                                                             --------------

          In consideration for HCC's entering into and performing under the Plan, Employee has agreed to concurrently enter into the Confidentiality Agreement and the Non-Competition Agreement (as provided in Section 5).

          VC and HCC are sometimes together referred to herein as the "Company".

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements of the parties contained herein, HCC and Employee hereby agree as follows:

          1.  Duties.  Employee will be employed as a full-time employee of HCC
              ------
and initially will serve as its Executive Vice President of VC, and agrees to perform such services as are commensurate with such a position and as may be reasonably required or directed by the Senior Vice President of HCC. Employee agrees to perform such other duties and responsibilities, commensurate with Employee's position, as may be reasonably required of him by the Senior Vice President of HCC. Employee agrees that, to the best of Employee's ability and experience, Employee will at all times conscientiously perform all of the duties and obligations assigned to Employee in accordance with this Agreement.

          2.  Full-Time Employment.  Employee's employment will be on a full-
              --------------------
time basis, in accordance with standard employee policies for HCC. Except for such activities, if any, as may be set forth in Schedule 1 attached hereto or as may hereafter be consented to by HCC in its sole discretion, during Employee's employment hereunder, Employee will not engage in any other business or render any commercial or professional services, directly or indirectly, to any other person or organization, whether for compensation or otherwise, provided that Employee may (i)
provide incidental assistance to family members on matters of family business, and (ii) sit on the boards of charitable and nonprofit organizations which do not compete with HCC, provided in each case that such activities do not conflict with or materially interfere with Employee's obligations to HCC. Employee may make personal investments in nonpublicly traded corporations, partnerships or other entities, which are not engaged in: (i) a pharmacy or retail drugstore business (including but not limited to a business involved in the provision of prescription, over-the-counter and health and beauty products) that operates interactively via electronic media, including over the Internet or (ii) a business, other than a manufacturing business, that provides health information, products and services directly to the general public (including linkages between consumers and health providers, payors and ancillary entities) in various communications media, including but not limited to radio, television, Internet, interactive television, interactive cable and satellite (the foregoing description of business activities and markets shall be referred to in this Agreement as "Competitive Businesses"). Notwithstanding anything to the contrary
              ----------------------
contained in this Agreement, Employee may make personal investments in publicly traded corporations regardless of the business they are engaged in, provided that Employee does not at any time own in excess of 1% of the issued and outstanding stock of any such publicly traded corporation that is engaged in any Competitive Businesses.

          3.  Place of Employment.  During the term of employment, Employee
              -------------------
shall render his services principally at the principal executive offices of the Company, as mutually agreed. In addition, Employee shall do such traveling as shall be reasonably necessary in connection with his duties and responsibilities hereunder.

          4.  Compensation.
              ------------

          (a) Salary.  Employee's initial monthly base salary rate shall be
              ------
$12,500 per month (the "Monthly Base Salary") ($150,000 on an annualized basis),
                        -------------------
subject to review and increase from time to time thereafter in accordance with the Company's policies. Such salary shall be paid in accordance with the Company's normal payroll practices.

          (b) Business Expenses.  The Company shall reimburse Employee for all
              -----------------
reasonable business expenses incurred by Employee in the course of performing services for the Company under this Agreement in accordance with the Company's then existing policy relating to reimbursement of business expenses for the Company's employees.

          (c) Other Benefits.  Employee will be entitled to participate in or
              --------------
receive benefits commensurate with Employee's position and those of similarly situated employees of HCC in accordance with HCC's standard employee policies in effect from time to time. HCC may change, amend, modify or terminate any benefit plan from time to time.

          (d) Withholding, Etc.  The Company may make such deductions,
              ----------------
withholdings and other payments from all sums payable pursuant to this Agreement which are required by law or as Employee requests in writing for taxes and other charges.

          (e) Vacation.  Employee shall be entitled to no less than three weeks
              --------
of paid vacation or personal time off during each full calendar year of his employment hereunder (and a pro rata portion thereof for any period of such employment that is less than a full calendar year) or such greater amount of vacation, personal and other leave as HCC provides to similarly situated employees of HCC.

          5.  Confidentiality.  Simultaneously with the execution of this
              ---------------
Agreement, Employee is executing and delivering and hereby adopts and agrees to be bound by the form of Confidential Information and Invention Assignment Agreement attached hereto as Schedule 2 (the "Confidentiality Agreement").
                                              -------------------------

          6.  Termination.  Employee's employment with the Company will be on an
              -----------
"at will" basis, which means that either Employee or HCC may terminate Employee's employment at any time for any reason or no reason, without further obligation or liability, subject to the terms and conditions of this Agreement. Except in the case of Employee's fraud or theft or misappropriation of Company property, the Company's sole recourse against Employee for breaches under this Agreement shall be to exercise its right to terminate Employee's employment with the Company. In particular,

          (a) Employee's employment shall terminate upon the death of Employee.

          (b) The Company may terminate Employee's employment by written notice to Employee in the event Employee is unable, for a period of three or more consecutive months or 150 calendar days during any consecutive twelve-month period, due to illness, accident or other physical or mental incapacity, to perform his duties hereunder.

          (c) The Company may terminate Employee's employment for "Cause" (as
                                                                   -----
defined below) by written notice to Employee.

          (d) The Company may terminate Employee's employment for any other reason by written notice to Employee.

          (e) Employee may terminate Employee's employment for any reason at any time by written notice to the Company.

          (f) The Confidentiality Agreement, the Non-Competition Agreement executed by the Employee concurrently herewith and Sections 5, 6, 7, 8 and 9 of this Agreement shall survive the termination of this Agreement as a result of the termination of Employee's employment for any reason.

          7.  Definition of "Cause."  As used in this Agreement, the term
              --------------------
"Cause" shall mean:
 -----

          (a) Employee personally engaging in knowing and intentional illegal conduct which is seriously injurious to HCC or its affiliates;

          (b) Employee being convicted of a felony, or committing a material act of dishonesty or fraud against, or the material misappropriation of property belonging to, HCC or its affiliates;

          (c) Employee habitually neglecting his duties hereunder,

          (d) Employee knowingly and intentionally breaching any material term of this Agreement, the Confidentiality Agreement or the Noncompetition Agreement executed by the Employee concurrently herewith (the "Noncompetition Agreement");

          (e) Employee's commencement of employment with another employer while he is an employee of HCC; or

          (f) any material breach by Employee of any material provision of this Agreement or the Confidentiality Agreement or the Non-Competition Agreement executed by the Employee concurrently herewith which continues uncured for 30 days following notice thereof.

          8.  Severance Payment.  If HCC terminates Employee's employment
              -----------------
pursuant to Section 6(d) during the period beginning on the Effective Date and ending one year thereafter (the "Severance Period"), then HCC will pay Employee
                                 ----------------
on a monthly basis and at a monthly rate the Monthly Base Salary for twelve (12) months, subject to Employee's continued compliance with all the terms of the Confidentiality Information and the Non-Competition Agreement and the surviving terms of this Agreement, and provided, however, that if Employee begins
                             --------  -------
rendering services as an employee or consultant in excess of thirty (30) hours per week to any person or entity during the Severance Period and receives salary for such services, then the Company will cease making such severance payments at such time. Employee has no obligation to seek employment during the Severance Period.

          9.  Miscellaneous.
              -------------

          (a) Notices.  Any and all notices permitted or required to be given
              -------
under this Agreement must be in writing. Notices will be deemed given (i) when personally received or when sent by facsimile transmission (as evidenced by the sender's confirmation receipt), (ii) on the first business day after having been sent by commercial overnight courier with written verification of receipt, or
(iii) seventy-two (72) hours after having been sent by registered or certified mail from a location on the United States mainland, return receipt requested, postage prepaid, whichever occurs first, at the address set forth below or at any new address, notice of which will have been given in accordance with this
Section 9(a):

If to HCC:



          Attn:  Chief Executive Officer

If to Employee:

with a copy to:



          (b) Entire Agreement; Amendments. This Agreement, the Confidentiality
              ----------------------------
Agreement and the Noncompetition Agreement contain the entire agreement and supersede and replace all prior agreements between HCC or Company and Employee concerning the subject matter contained in this Agreement. This Agreement may not be changed or modified in whole or in part except by a writing signed by the party against whom enforcement of the change or modification is sought.

          (c) Successors and Assigns.  This Agreement will not be assignable by
              ----------------------
either Employee or HCC, except that the rights and obligations of HCC under this Agreement may be assigned to a corporation which becomes the successor or HCC to HCC or Company as the result of a merger or other change of control in the ownership of HCC or Company.

          (d) Governing Law.  This Agreement will be governed by and interpreted
              -------------
according to the substantive laws of the State of Delaware without regard to such state's conflicts law. Each party hereto agrees to submit to the jurisdiction of the state and Federal courts located within the State of Delaware and agrees that venue for any dispute hereunder shall lie exclusively in such courts.

          (e) No Waiver.  The failure of either party to insist on strict
              ---------
compliance with any of the terms of this Agreement in any instance or instances will not be deemed to be a waiver of any term of this Agreement or of that party's right to require strict compliance with the terms of this Agreement in any other instance.

          (f) Severability.  Employee and HCC recognize that the limitations
              ------------
contained herein are reasonably and properly required for the adequate protection of the interests of HCC. If for any reason a court of competent jurisdiction or binding arbitration proceeding finds any provision of this Agreement, or the application thereof, to be unenforceable, the remaining provisions of this Agreement will be interpreted so as best to reasonably effect the intent of the parties. The parties further agree that the court or arbitrator shall replace any such invalid or unenforceable provisions with valid and enforceable provisions designed to achieve, to the extent possible, the business purposes and intent of such unenforceable provisions.

          (g) Counterparts.  This Agreement may be executed in counterparts
              ------------
which when taken together will constitute one instrument. Any copy of this Agreement with the original signatures of all parties appended will constitute an original.

          (h) Attorneys' Fees. In the event any dispute arises hereunder the
              ---------------
court shall have the authority to award costs and attorneys' fees to the prevailing party.

     IN WITNESS WHEREOF, this Agreement is made and effective as of the Effective ate.



HCC CORPORATION                         EMPLOYEE


By:____________________________          ______________________________





VC CORPORATION



By: _____________________________

                                  SCHEDULE 1
                             PERMITTED ACTIVITIES

                                  SCHEDULE 2
                           CONFIDENTIALITY AGREEMENT

                                  SCHEDULE 3
                           NONCOMPETITION AGREEMENT

                                   EXHIBIT I

                           NONCOMPETITION AGREEMENT


     This NONCOMPETITION AGREEMENT (this "Agreement") is made as of the __ day
                                          ---------
of _____________, 2000 by and between HealthCentral.com, a Delaware corporation ("HCC") and ________________ ("Key Employee").
  ---                          ------------

                                  BACKGROUND
                                  ----------

     This Agreement is entered into in connection with and is ancillary to an Agreement and Plan of Reorganization and Merger (the "Plan"), dated as of March
                                                      ----
15, 2000 among HCC, HCC Acquisition Corp., a Delaware corporation and wholly owned subsidiary of HCC ("Acquisition Corp"), and Vitamins.com, Inc., a Delaware
                          ----------------
corporation (the "Company"), pursuant to which Acquisition Corp is to merge with
                  -------
and into Company (the "Merger") and Company will continue as the surviving
                       ------
corporation in the Merger, and the shares of Company capital stock outstanding immediately prior to the effective time of the Merger will be converted into shares of HCC Common Stock.

     Key Employee is a stockholder of Company and has been actively involved in the development and/or marketing of the Company's products and services. HCC intends to continue the business of Company after the Merger and integrate such business into HCC's ongoing business as a subsidiary of HCC. To preserve and protect the assets of Company and HCC, including HCC's goodwill, customers and trade secrets of which Key Employee has and will have knowledge in his or her role as an employee, and in consideration for HCC's entering into and performing under the Employment Agreement with Key Employee of even date herewith, Key Employee has agreed to enter into this Agreement.

     Key Employee and HCC believe the limitations as to time, geographical area and scope of activity contained in this Agreement hereof are reasonably necessary to, and no greater than that required to, protect the goodwill and business interests of HCC.

          1. For the period beginning on the date on which Key Employee no longer is an employee of or consultant to the HCC (the "Effective Date") and
                                                        --------------
ending on the one-year anniversary of the Effective Date, Key Employee will not, in the geographical areas referred to in Section 2 below, individually or as an employee, consultant, partner, officer, director or shareholder or in any other capacity whatsoever of or for any person, firm, partnership, or corporation other than HCC or its subsidiaries, work as an employee or consultant, or own, manage, operate, sell, control or participate in the ownership, management, operation, sales or control of, any business engaged in the following (the following being hereinafter referred to as the "Restricted Business"): (i) a
                                                -------------------
pharmacy or retail drugstore business (including but not limited to a business involved in the provision of prescription, over-the-counter and health and beauty products) that operates interactively via electronic media, including over the Internet, or (ii) a business that provides health information, products and services to the general public (including linkages between consumers and health providers, payors and ancillary entities) in various communications media, including but not limited to radio, television, internet, interactive television, interactive cable and satellite; provided, however, that the foregoing shall not prohibit Key Employee from providing services to (a) a business or a division of a business that is not engaged in the activities described in (i) and (ii) above (a "Permitted Business Unit") even though
                                    -----------------------
another division or affiliate of the business is engaged in such activities, provided that Key Employee's duties and responsibilities exclusively relate to the Permitted Business Unit or (b) a business engaged in the activities described in (i) and (ii) above, so long as Key Employee is not directly engaged in or responsible for activities that would constitute a Restricted Business, or
(c) a primarily "bricks and mortar" business which derives less than 15% of its revenue from the activities described in (i) and (ii) above ((a), (b) and (c) being collectively referred to as "Permitted Businesses"). Notwithstanding the
                                   --------------------
foregoing or anything to the contrary contained in this Agreement, (a) Key Employee may make personal investments in nonpublicly traded corporations, partnerships or other entities, which are not engaged in the Restricted Business, unless they are Permitted Businesses, and (b) Key Employee may make personal investments in publicly traded corporations regardless of the business they are engaged in, provided that Employee does not at any time own in excess of 1% of the issued and outstanding stock of any such publicly traded corporation that is engaged in the Restricted Business, unless they are Permitted Businesses. For purposes of illustrating the foregoing, Key Employee would not be precluded from employment with Amazon.com so long as Key Employee was not directly engaged in or responsible for any business of Amazon.com that is a Restricted Business. Key Employee also would not be precluded from employment with Target Stores so long as Target Stores does not derive more than 15% of its revenues from Restricted Businesses.

          2. The geographical areas in which the restrictions provided for in this Agreement apply include all cities, counties and states of the United States, and all other countries in which HCC or Company has engaged in sales or otherwise conducted business or selling or licensing efforts in any aspect of the Restricted Business at any time prior hereto or during the term of this Agreement. Key Employee acknowledges that the scope and period of restrictions and the geographical area to which the restrictions imposed in this Section 2 applies are fair and reasonable and are reasonably required for the protection of HCC and that this Agreement accurately describes the business to which the restrictions are intended to apply.

          3. Key Employee acknowledges that any breach of the covenants of this Agreement will result in immediate and irreparable injury to HCC and, accordingly, consents to the application of injunctive relief and such other equitable remedies for the benefit of HCC as may be appropriate in the event such a breach occurs or is threatened. The foregoing remedies will be in addition to all other legal remedies to which HCC may be entitled hereunder, including, without limitation, monetary damages.

          4.   Miscellaneous.
               -------------

               (a) Notices. Any and all notices permitted or required to be given under this Agreement must be in writing. Notices will be deemed given (i) when personally received or when sent by facsimile transmission (to the receiving party's facsimile number), (ii) on the first business day after having been sent by commercial overnight courier with written verification of receipt, or (iii) on the third business day after having been sent by registered or certified mail from a location on the United States mainland, return receipt requested, postage prepaid, whichever occurs first, at the address set forth below or at any new address, notice of which will have been given in accordance with this Section 4(a):

If to HCC:

   HealthCentral.com
   6001 Shellmound Street, Suite 800
   Emeryville, CA 94680
   Attn: C. Fred Toney

If to Key Employee:



with a copy to:



          (b)  Amendments.  This Agreement, along with the Confidential
               ----------
Information and Invention Assignment Agreement between HCC and Key Employee dated concurrently herewith (the "Confidentiality Agreement") and the Employment
                                  -------------------------
Agreement between HCC and Key Employee dated concurrently herewith (the "Employment Agreement"), contains the entire agreement and supersedes and
 --------------------
replaces all prior agreements between Key Employee and Company or HCC concerning the subject matter of this Agreement. This Agreement may not be changed or modified in whole or in part except by a writing signed by the party against whom enforcement of the change or modification is sought.

          (c)  Successors and Assigns.  This Agreement will not be assignable by
               ----------------------
either Key Employee or HCC, except that the rights and obligations of HCC under this Agreement may be assigned to a corporation which becomes the successor or HCC to HCC or Company as the result of a merger or other change of control in the ownership of HCC or Company.

          (d)  Governing Law.  This Agreement will be governed by and
               -------------
interpreted according to the substantive laws of the State of Delaware without regard to such state's conflicts law. Each party hereto agrees to submit to the jurisdiction of the state and Federal courts located within the State of Delaware and agrees that venue for any dispute hereunder shall lie exclusively in such courts.

          (e)  No Waiver.  The failure of either party to insist on strict
               ---------
compliance with any of the terms of this Agreement in any instance or instances will not be deemed to be a waiver of any term of this Agreement or of that party's right to require strict compliance with the terms of this Agreement in any other instance.

          (f)  Severability.  It is the intent of the parties that the
               ------------
provisions of this Agreement will be enforced to the fullest extent permissible under applicable law. Key Employee and HCC recognize that the limitations contained herein are reasonably and properly required for the adequate protection of the interests of HCC. If for any reason a court of competent jurisdiction or binding arbitration proceeding finds any provision of this Agreement, or the application thereof, to be invalid or unenforceable, this Agreement will be deemed amended to revise that provision or portion to the minimum extent necessary to render it enforceable. Such amendment will apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication was made, and the remaining provisions of this Agreement will be interpreted so as best to reasonably effect the intent of the parties. The parties further agree that the court or arbitrator shall replace any such invalid or unenforceable provisions with valid and enforceable provisions designed to achieve, to the extent possible, the business purposes and intent of such unenforceable provisions.

          (g)  Counterparts.  This Agreement may be executed in counterparts
               ------------
which when taken together will constitute one instrument. Any copy of this Agreement with the original signatures of all parties appended will constitute an original.

          (h)  Attorneys' Fees.  In the event any dispute arises under this
               ---------------
Agreement, the court shall have the authority to award costs and attorneys' fees to the prevailing party.


             [The remainder of this page is intentionally blank.]

     IN WITNESS WHEREOF, this Agreement is made and effective as of the date above written.


HEALTHCENTRAL.COM                            KEY EMPLOYEE


By:__________________________________        ________________________________

Its:_________________________________

                  SIGNATURE PAGE TO NONCOMPETITION AGREEMENT

                                   EXHIBIT J

                     OPINION OF _________________________

                               (COUNSEL TO VCI)

     1. VCI and each of its Subsidiaries are corporations duly incorporated, validly existing and in good standing under the laws of the states of their incorporation or formation (as the case may be), with requisite corporate or limited liability company (as the case may be) power and authority to own and lease its assets and properties and to conduct its business as it is presently being conducted.

     2. The authorized capitalization of VCI is as set forth in Section 3.2 to the Agreement. Based upon a review of VCI's corporate books and records made available to us and on statements and representations made to us by officers or directors of VCI, which to our knowledge are not inaccurate, to our knowledge:
(a) the issued and outstanding capital stock of VCI consists solely of that number of shares of capital stock which are specified in Section 3.2 of the Agreement; (b) all of such capital stock is duly and validly issued, fully paid and nonassessable; (c) there are no outstanding options, rights or subscriptions to acquire capital stock of VCI or securities which are convertible into, or exchangeable for, capital stock of VCI, other than as specified in Section 3.2 of the Agreement; (d) VCI has taken all action necessary under the option plans of VCI to comply with the provisions of Section 5.5 of the Agreement regarding the assumption of options by HCC and the conversion of such options into options to purchase HCC common stock; and (e) VCI does not own any interest in any corporate subsidiary, partnership or other business entity except as specified in Section 3.3 of the Agreement.

     3. VCI has all requisite corporate power and corporate authority to execute, deliver and perform its obligations under the Agreement and the Merger Agreement. The execution and delivery of the Agreement and the Merger Agreement by VCI and the performance by VCI of its obligations under the Agreement and the Merger Agreement have been duly authorized by all requisite corporate action on the part of VCI.

     4. The Agreement and the Merger Agreement have been duly executed and delivered by VCI and constitute valid and binding obligations of VCI, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by: (a) bankruptcy, insolvency, reorganization, moratorium, receivership and/or other laws relating to or affecting the rights of creditors generally (including, without limitation, fraudulent transfer laws);

(b) equitable principles of general applicability (including, without limitation, equitable subordination, good faith, commercial reasonableness and the possible unavailability of specific performance or injunctive relief), regardless of whether considered in a proceeding in equity or at law or whether codified by statute; or (c) the invalidity or unenforceability, under certain circumstances, under Delaware or federal law or court decisions, of provisions indemnifying a party against liability for its own wrongful or negligent acts or where such indemnification is contrary to public policy. Upon consummation of the Merger, the Merger Agreement will for purposes of the Delaware General Corporate Law be effective to convert the capital stock of VCI into the right to receive the common stock of HCC described therein subject to any appraisal rights of the stockholders of VCI under Section 262 of the Delaware General Corporate Law.

     5. The execution and delivery of the Agreement and the Merger Agreement by VCI, and the performance by VCI of its obligations hereunder in accordance with the terms thereof, do not: (a) contravene the Certificate of Incorporation or Bylaws of VCI; or (b) to our knowledge, result in a violation of any judgment, order or decree of any arbitrator to which VCI is named as a party; or
(c) to our knowledge, result in the creation of any mortgage, lien, pledge, charge, security interest, claim or other encumbrance upon the capital stock or any material asset of VCI.

     6. To our knowledge and except as set forth in the VCI Disclosure Schedule, there is no action, suit, claim, proceeding or investigation pending or overtly threatened against or involving VCI or any of its Subsidiaries before any court, governmental or regulatory authority, agency, commission, or board of arbitration.

     7. To our knowledge, no consent, approval, authorization, or order of any governmental agency or body or any court not obtained and in effect on the date hereof is required on behalf of VCI for the lawful consummation by them of the transactions contemplated by the Agreement and the Merger Agreement.

     8. This opinion will be delivered in the standard form used by counsel to VCI and will be subject to customary assumptions, qualifications and limitations.

                                   EXHIBIT K

                     OPINION OF _________________________

                               (COUNSEL TO HCC)

     1. HCC and each of its Subsidiaries are corporations duly incorporated, validly existing and in good standing under the laws of the states of their incorporation, with requisite corporate power and corporate authority to own and lease its assets and properties and to conduct its business as it is presently being conducted.

     2. The authorized capitalization of HCC is as set forth in Section 4.2 to the Agreement. The shares of HCC Common Stock to be issued to the former shareholders of VCI as a result of the Merger have been duly authorized and when issued, will be validly issued, fully paid and non-assessable. Based upon a review of HCC's corporate books and records made available to us and on statements and representations made to us by officers or directors of HCC, which to our knowledge are not inaccurate, to our knowledge: (a) the issued and outstanding capital stock of HCC consists solely of that number of shares of capital stock which are specified in Section 4.2 of the Agreement; (b) all of such capital stock is duly and validly issued, fully paid and nonassessable; (c) there are no outstanding options, rights or subscriptions to acquire capital stock of HCC or securities which are convertible into, or exchangeable for, capital stock of HCC, other than as specified in Section 4.2 of the Agreement;
(d) HCC has taken all action necessary under the option plan of HCC to comply with the provisions of Section 2.5 of the Agreement.

     3. Each of HCC and Acquisition Corp. has all requisite corporate power and corporate authority to execute, deliver and perform its obligations under the Agreement and the Merger Agreement. The execution and delivery of the Agreement and the Merger Agreement by HCC and by Acquisition Corp. and the performance by them of their respective obligations under the Agreement and the Merger Agreement have been duly authorized by all requisite corporate action on the part of HCC and Acquisition Corp.

     4. The Agreement and the Merger Agreement have been duly executed and delivered by HCC and Acquisition Corp. and constitute valid and binding obligations of HCC and Acquisition Corp., enforceable against them in accordance with their respective terms, except as such enforceability may be limited by:
(a) bankruptcy, insolvency, reorganization, moratorium, receivership and/or other laws relating to or affecting the rights of creditors generally (including, without limitation, fraudulent transfer laws); (b) equitable principles of general applicability (including, without limitation, equitable subordination, good faith, commercial reasonableness and the possible unavailability of specific performance or injunctive relief), regardless of whether considered in a proceeding in equity or at law or whether codified by statute; or (c) the invalidity or unenforceability, under certain circumstances, under Delaware or federal law or court decisions, of provisions indemnifying a party against liability for its own wrongful or negligent acts or where such indemnification is contrary to public policy.

     5. The execution and delivery of the Agreement and the Merger Agreement by HCC and Acquisition Corp., and the performance by HCC and Acquisition Corp. of their respective obligations thereunder in accordance with the terms thereof, do not: (a) contravene the Certificate of Incorporation or Bylaws of HCC or the Certificate of Incorporation or Bylaws of Acquisition Corp.; (b) to our knowledge, result in a violation of any judgment, order or decree of any arbitrator to which HCC or Acquisition Corp. is named as a party; or (c) to our knowledge, result in the creation of any mortgage, lien, pledge, charge, security interest, claim or other encumbrance upon the capital stock or any material asset of the Company.

     6. To our knowledge and except as set forth in the HCC Disclosure Schedule, there is no action, suit, claim, proceeding or investigation pending or overtly threatened against or involving HCC or Acquisition Corp. before any court, governmental or regulatory authority, agency, commission, or board of arbitration.

     7. To our knowledge, no consent, approval, authorization, or order of any governmental agency or body or any court not obtained and in effect on the date hereof is required on behalf of HCC or Acquisition Corp. for the lawful consummation by them of the transactions contemplated by the Agreement or the Merger Agreement.

     8. This opinion will be delivered in the standard form used by counsel to HCC and will be subject to customary assumptions, qualifications and limitations.